                                                Filed Pursuant to Rule 424b3
                                                Registration No. 333-75295


THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION OR AMENDMENT. WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. NO ONE MAY SELL THESE SECURITIES, OR ACCEPT OFFERS TO BUY, WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES, NOR MAY ANYONE SELL THESE SECURITIES IN ANY STATE IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL, PRIOR TO THE REGISTRATION AND QUALIFICATION OF THESE SECURITIES UNDER THE SECURITIES LAWS OF THAT STATE.

                 Subject to Completion Dated September 15, 1999

Prospectus Supplement
---------------------------------
(To Prospectus dated August 10, 1999)

                                  $275,000,000

                Advanta Revolving Home Equity Loan Trust 1999-B

             Advanta Revolving Home Equity Loan Asset Backed Notes,
                                 Series 1999-B

[Advanta Logo]                                                    [Advanta Logo]
Advanta Conduit Receivables, Inc.                     Advanta Mortgage Corp. USA
Sponsor                                                          Master Servicer

 WE SUGGEST THAT YOU READ
 THE SECTION ENTITLED
 "RISK FACTORS" STARTING
 ON PAGE S-7 OF THIS
 PROSPECTUS SUPPLEMENT AND
 PAGE 9 OF THE PROSPECTUS
 AND CONSIDER THESE
 FACTORS BEFORE MAKING A
 DECISION TO INVEST IN THE
 NOTES.

 The notes represent non-
 recourse obligations of
 the trust only and are
 not interests in or
 obligations of any other
 person or entity.

 Neither the notes nor the
 mortgage loans will be
 insured or guaranteed by
 any governmental agency
 or instrumentality.

 This prospectus
 supplement may be used to
 offer and sell the notes
 only if accompanied by
 the prospectus.
                            THE TRUST WILL ISSUE ONE CLASS OF NOTES WITH THE FOLLOWING CHARACTERISTICS:

                                           INITIAL          NOTE        FINAL SCHEDULED
                                        NOTE BALANCE    INTEREST RATE    PAYMENT DATE
                                       ---------------  -------------   ---------------
                                        $275,000,000                     January 2024

                           Interest and principal on the notes is scheduled to be paid monthly on the 25th day of the month, or the next business day. The first scheduled payment date is October 25, 1999.

                           The property of the trust consists of a pool of adjustable-rate home equity revolving credit line loans. The trust will also hold cash for the purchase of additional mortgage loans on or before January 17, 2000.

                           The notes will have the benefit of a certificate guaranty insurance policy from Ambac Assurance Corporation which will guarantee minimum payments due on the notes.

                                               [AMBAC LOGO]

                           Delivery of the notes is expected to be made in book-entry form through the facilities of DTC, Cedelbank and the Euroclear System on or about
                           September   , 1999.

                                                                PRICE TO      UNDERWRITING     PROCEEDS TO
                                                                 PUBLIC         DISCOUNT       THE SPONSOR
                                                              ------------    ------------    --------------
                                       Per note.............       %                   %                  %
                                       Total................  $                 $              $

                           The proceeds to the sponsor were calculated before deducting expenses, payable by the sponsor, which are
                           estimated to be approximately $         .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

MORGAN STANLEY DEAN WITTER

                                                  BANC OF AMERICA SECURITIES LLC
September   , 1999

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes; and (2) this prospectus supplement, which describes the specific terms of your notes and may be different from the information in the prospectus.

         This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

         IF THE TERMS OF YOUR NOTES AND ANY OTHER INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT ARE MORE SPECIFIC THAN THE GENERAL TERMS AND INFORMATION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE MORE SPECIFIC INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages where these captions are located.

                                TABLE OF CONTENTS


Summary.............................................................................................    S-3
Risk Factors........................................................................................    S-7
Formation of the Trust..............................................................................   S-11
   The Owner Trustee................................................................................   S-11
   The Indenture Trustee............................................................................   S-11
The Master Servicer.................................................................................   S-11
   The Sponsor and the Master Servicer..............................................................   S-11
   Recent Developments Related To Advanta Corp......................................................   S-12
   Pending Consumer Mortgage Lending Proposals......................................................   S-13
The HELOC Lending Program...........................................................................   s-13
Description of the Mortgage Loans...................................................................   S-16
Maturity And Prepayment Considerations..............................................................   S-22
   The Notes........................................................................................   S-23
   Effect of Overcollateralization Feature..........................................................   S-23
   Optional Redemption..............................................................................   S-24
   Decrement Table..................................................................................   S-25
Description of the Notes............................................................................   S-27
   Optional Transfers of Mortgage Loans to the Sponsor or the Related Originator....................   S-27
   Payments on Mortgage Loans; Deposits to Principal and Interest Account...........................   S-27
   Distributions on the Notes.......................................................................   S-27
   Overcollateralization Feature....................................................................   S-28
   Interest Distributions...........................................................................   S-28
   Calculation of the LIBOR Rate for the Notes......................................................   S-29
   Payment of Principal.............................................................................   S-30
   Rapid Amortization Events........................................................................   S-30
   Events of Default Under the Indenture............................................................   S-31
   Remedies on Event of Default under the Indenture.................................................   S-31
   Flow of Funds....................................................................................   S-31
The Insurer and the Policy..........................................................................   S-33
   The Policy.......................................................................................   S-34
   Drawings Under the Policy........................................................................   S-35
Provisions of the Agreements........................................................................   S-35
   Collection and Other Servicing Procedures on Mortgage Loans......................................   S-35
   Transfer of the Mortgage Loan Files..............................................................   S-35
   Hazard Insurance.................................................................................   S-36
   Realization Upon Defaulted Mortgage Loans........................................................   S-36
   Servicing Compensation and Payment of Expenses...................................................   S-36
   Reports..........................................................................................   S-37
   Evidence as to Compliance........................................................................   S-37
   Matters Regarding the Master Servicer............................................................   S-37
   Amendments.......................................................................................   S-38
   The Indenture Trustee............................................................................   S-38
Use of Proceeds.....................................................................................   S-39
Material Federal Income Tax Consequences............................................................   S-39
   Characterization of the Notes as Indebtedness....................................................   S-39
   Taxation of Interest Income of Noteholders.......................................................   S-40
   Possible Classification of the Trust as a Partnership or Association Taxable as a Corporation....   S-41
   Foreign Investors................................................................................   S-42
   Backup Withholding...............................................................................   S-43
   Tax-Exempt Entities..............................................................................   S-43
State Taxes.........................................................................................   S-43
ERISA Considerations................................................................................   S-44
Legal Investment Considerations.....................................................................   S-44
Underwriting........................................................................................   S-45
Legal Matters.......................................................................................   S-45
Experts.............................................................................................   S-46
Ratings.............................................................................................   S-46
Glossary............................................................................................   S-47

                                     SUMMARY

         - This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, carefully read this entire prospectus supplement and the accompanying prospectus.

         - This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these structural provisions calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.


ISSUING TRUST:            Advanta Revolving Home Equity Loan Trust 1999-B

NOTES:                    Advanta Revolving Home Equity Loan Asset Backed Notes,
                          Series 1999-B

NON-OFFERED
CERTIFICATES:             Trust Certificate

SPONSOR:                  Advanta Conduit Receivables, Inc.

MASTER SERVICER:          Advanta Mortgage Corp. USA

INDENTURE TRUSTEE:        Bankers Trust Company of California, N.A.

INSURER:                  Ambac Assurance Corporation


PAYMENT DATES:            The 25th day of each month, beginning in October 1999.
                          If the 25th day is not a business day, then the payment date will be the next business day.

CLOSING DATE:             On or about September ___, 1999.

CUT-OFF DATE:             The close of business on August 31, 1999.

ORIGINATORS:              Advanta National Bank and Advanta Finance Corp.

OWNER TRUSTEE:            Wilmington Trust Company

ASSETS OF THE TRUST

     The trust's assets include:

     - a pool of adjustable rate home equity revolving credit line loans, or mortgage loans, secured by either first or junior deeds of trust or mortgages on one- to four-family residential properties;

     - payments of principal and interest collected on the mortgage loans on and after the cut-off date;

     - property that secured a mortgage loan to the extent it has been acquired by foreclosure or deed in lieu of foreclosure;

     - cash on deposit in the pre-funding account and the capitalized interest account;

     - a certificate guaranty insurance policy issued by Ambac Assurance Corporation; and

     - rights under mortgage hazard insurance policies covering the mortgaged properties.

During the life of the trust, all new draws made by mortgagors under the applicable credit line agreement will become assets of the trust. Due to these advances and any principal payments on the mortgage loans, the pool balance may fluctuate and differ each day.

THE MORTGAGE LOANS

     The mortgage loans owned by the trust consist of adjustable rate revolving home equity credit line loans.

     We refer you to "Description of the Mortgage Loans" in this prospectus supplement for additional information.

Payment Terms of Mortgage Loans

     - Each borrower under a mortgage loan may borrow amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can be borrowed again during the draw period.

     - Interest -- Interest on each mortgage loan is payable monthly on the outstanding principal balance for each day in the billing cycle.

     -    Principal -- The mortgage loans generally have either:

     (i) a three-year draw period during which time amounts may be borrowed under the credit line agreement and no principal is required to be repaid. The draw period is followed by a 20-year repayment period during which the borrower must repay the outstanding principal of the loan; or

     (ii) a five-year draw period during which time amounts may be borrowed under the credit line agreement and no principal is required to be repaid. The draw period is followed by a 15-year repayment period during which the borrower must repay the outstanding principal of the loan.

     We refer you to "Description of the Mortgage Loans" in this prospectus supplement for additional information.

THE NOTES

     1.   General

     -    The notes will be secured by the assets of the trust.

     - Each month, the indenture trustee will calculate the amount you are owed.

     - If you hold a note on the day immediately preceding a payment date, you will be entitled to receive payments on that payment date.

     2. Interest Payments: Interest on the notes accrues during the period beginning on the prior payment date, or in the case of the first payment date, beginning on the closing date, and ending on the day prior to the payment date. The indenture trustee will calculate interest based on the actual number of days in the interest accrual period and a year assumed to consist of 360 days. On each payment date, you will be entitled to the following amount of interest:

     - interest that accrued at the note interest rate during the interest accrual period on the principal balance of your note; and

     - any interest that was due on a prior payment date and not paid plus interest on the amount of interest which was previously due and not paid.

     3. Principal Payments: From the first payment date through the September 2002 payment date, you will be entitled to the lesser of:

     (a) 95% of the principal collected during the prior remittance period minus any amounts applied to reduce over-collateralization; or

     (b) the amount of principal collected during the prior remittance period minus advances made to the borrowers under the credit line agreements during that remittance period and minus any amounts applied to reduce over-collateralization.

     Beginning on the payment date in October 2002, you will be entitled to receive the amount described in (a) above on each subsequent payment date. In addition, on each payment date you may receive extra payments to reduce the principal balance of your note to the extent excess funds are allocated to you.

     We refer you to "Description of the Notes" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

     1. The Certificate Guaranty Insurance Policy: Ambac Assurance Corporation will issue a certificate guaranty insurance policy which unconditionally guarantees the payment of:

     -   accrued and unpaid interest on the notes at the note interest rate; and

     -    any principal amounts owed to noteholders on the maturity date.

     We refer you to "The Insurer and the Policy" in this prospectus supplement for additional information.

     2. Overcollateralization: Initially, the principal balance of the mortgage loans will be greater than the principal balance of the notes. In addition, a portion of available funds in excess of that required to pay the amounts due on the notes will be used to make accelerated payments of principal on the notes, further increasing the credit support for the notes, until the targeted amount of overcollateralization has been reached.

     We refer you to "Description of the Notes -- Overcollateralization Feature" in this prospectus supplement for additional information.

PRE-FUNDING ACCOUNT

         On the closing date, approximately $104,500,000 will be deposited into the pre-funding account. With these funds, the trust will purchase subsequent mortgage loans until the earlier of:

          - the date on which the amount on deposit in the pre-funding account is less than or equal to $100,000;

          -    January 17, 2000; and

          - the occurrence of an event of default or a rapid amortization event under the indenture.

         After one of these events occurs, any amount remaining on deposit in the pre-funding account will be distributed to the noteholders as a prepayment of principal.

CAPITALIZED INTEREST ACCOUNT

         On the closing date, cash will be deposited into the capitalized interest account. This amount will be used to cover any interest shortfalls on the notes that may arise because money on deposit in the pre-funding account will not be expected to generate as much interest income as would an equivalent amount of mortgage loans.

OPTIONAL REDEMPTION

     The notes may be redeemed by the master servicer or any master servicer affiliate sub-servicer on any payment date after the principal balance of the notes is reduced to an amount less than or equal to 10% of the original principal balance of the notes. This clean-up call will result in the optional redemption of the notes at a price of par plus accrued interest.

     We refer you to "Maturity and Prepayment Considerations -- Optional Redemption" in this prospectus supplement for additional information.

FEDERAL TAX CONSIDERATIONS

     For federal income tax purposes:

     - tax counsel is of the opinion that the notes will be treated as debt instruments, and

     - that the trust will not be treated as an association separately taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

     You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.

     We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information.

ERISA CONSIDERATIONS

     Subject to the conditions and considerations discussed in this prospectus supplement, the notes may be purchased by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and various types of Keogh plans.

     We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

LEGAL INVESTMENT CONSIDERATIONS

     The Secondary Mortgage Market Enhancement Act of 1984, defines mortgage related securities to include only first mortgages, and not second mortgages. Because the pool of mortgage loans owned by the trust includes junior mortgage loans, the notes will not be mortgage related securities under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or mortgage related securities and will be unable to invest in the notes.

     We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Matters" in the prospectus for additional information.

NOTE RATING

     The trust will not issue the notes unless they receive the following ratings:

     -    "AAA" by S&P, and

     -    "Aaa" by Moody's.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

     We refer you to "Ratings" and "Risk Factors -- Note Rating Based Primarily on the Financial Strength of the Insurer" in this prospectus supplement for additional information.

                                  RISK FACTORS

         We suggest that you carefully consider the following risk factors, and the information under "Risk Factors" in the accompanying prospectus prior to any purchase of notes.

PREPAYMENTS AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT

         The yield to maturity on your notes will be directly related to the rate of principal payments on the mortgage loans. Please consider that home equity loans generally are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than purchase money first lien mortgage loans, which may affect the return you receive on your investment.

         We refer you to "Description of the Securities -- Yield Considerations" and "Description of the Securities -- Maturity and Prepayment Considerations" in the prospectus.

NOTE RATING BASED PRIMARILY ON THE FINANCIAL STRENGTH OF THE INSURER

         The rating on the notes depends primarily on an assessment by the rating agencies of the mortgage loans and upon the financial strength of the insurer. Any reduction of the rating assigned to the financial strength of the insurer may cause a corresponding reduction on the ratings assigned to the notes. A reduction in the rating assigned to the notes will reduce the market value of the notes and may affect your ability to sell them.

         We refer you to "Ratings" in this prospectus supplement.

LIEN PRIORITY COULD RESULT IN PAYMENT DELAY AND LOSS

         Most of the mortgage loans are secured by mortgages which are junior in priority. Mortgage loans that are secured by junior mortgages will receive proceeds from a sale of the mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the mortgage loan in the trust, the insurer fails to perform its obligations under the certificate guaranty insurance policy and the overcollateralization is insufficient to cover the loss, then there will be a delay in payments to you while a deficiency judgment against the borrower is sought and you may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

         We refer you to "Legal Aspects of Mortgage Loans" in the prospectus.

THE MASTER SERVICER'S ABILITY TO CHANGE THE TERMS OF THE MORTGAGE LOANS COULD REDUCE THE FUNDS AVAILABLE TO PAY THE NOTES OR DELAY PAYMENTS TO YOU

         Subject to limitations, the master servicer may agree to changes in the terms of a mortgage loan if these changes are consistent with accepted servicing practices. The master servicer may also change its servicing procedures. These changes could result in delays or reductions in payments on the mortgage loans, and correspondingly on the notes.

         We refer you to "Provisions of the Agreements -- Collection and Other Servicing Procedures on Mortgage Loans" in this prospectus supplement.

DELINQUENT MORTGAGE LOANS ARE MORE LIKELY TO DEFAULT

         The trust will include mortgage loans which are 30-59 days delinquent. These mortgage loans may be more likely to default than mortgage loans that are not currently delinquent.

MORTGAGE LOANS HAVE AN INTEREST ONLY FEATURE DURING THE DRAW PERIOD, WHICH MAY REDUCE YOUR PRINCIPAL PAYMENTS

         The terms of the mortgage loans require payments of interest but no payments of principal for initial periods that last for either three or five years. After this initial period, the borrowers are required to make level monthly payments of principal sufficient to amortize the loan in addition to payments of interest.

         During the draw period, noteholders may receive little or no payments of principal. If the borrower makes little or no payments of principal during the draw period, the payments of principal during the subsequent amortization period will be greater than if amortized over the full term of the loan. The increased payment obligation may result in delinquencies and defaults.

HIGH CLTV MORTGAGE LOANS MAY HAVE GREATER LOSSES

         Some of the mortgage loans have combined loan-to-value ratios greater than 100%, but not greater than 125%. Consequently, the mortgaged properties are unlikely to provide adequate security for these mortgage loans. In the event that any mortgaged property fails to provide adequate security for the mortgage loan, any losses incurred in connection with the mortgage loans may affect the timing of payments of principal to the noteholders, since there may be substantial delays in collecting on deficiency judgments, assuming they can be collected on at all.

LOANS IN EXCESS OF THE CREDIT LIMIT MAY RESULT IN INCREASED DEFAULTS AND DELINQUENCIES

         As part of their normal lending practices, the originators may in some instances permit borrowers to borrow up to 3% over the credit limit even though the mortgage loans were not originated on that basis. Any excess amount is added to the principal balance and will be amortized during the repayment period of the mortgage loan. This will cause the monthly payments during the repayment period to be higher, which may result in increased defaults and delinquencies. Since the mortgaged property now secures a larger debt, if the mortgage properties are liquidated it is more likely that you will experience a loss if the overcollateralization is insufficient and the insurer does not perform its obligations under the policy.

PREPAYMENTS OF PRINCIPAL MAY REDUCE INTEREST PAYMENTS

         If a mortgagor prepays a mortgage loan in full, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. None of the insurer, the sponsor or the master servicer is required to cover any shortfalls resulting from prepayments of principal.

THE NOTES HAVE A CAP ON THEIR NOTE INTEREST RATE, WHICH MAY LIMIT THE AMOUNT OF INTEREST YOU WILL RECEIVE

         The notes are subject to an available funds cap on their note interest rate, which is equal to the weighted average coupon rate on the mortgage loans minus the fees of the trust. This means that the interest that is payable to the investors in the notes may be limited to the interest the trust receives on the mortgage loans minus fees. If the weighted average interest rate of the mortgage loans was reduced significantly, under a relatively high prepayment scenario, or the interest rate index for the mortgage loans decreased without a corresponding decrease in the index for the notes, the note interest rate could be subject to the limitation imposed by the available funds cap. This cap may reduce the amount of interest you, as an investor in the notes, receives.

PRE-FUNDING FEATURE MAY RESULT IN A PARTIAL MANDATORY REDEMPTION OF THE NOTES AND CAUSE THE CHARACTERISTICS OF THE POOL OF MORTGAGE LOANS TO VARY

         - Mandatory redemption. In the event that the sponsor does not have enough subsequent mortgage loans to sell to the trust on or before the end of the pre-funding period, the notes will be subject to a partial mandatory redemption on the payment date immediately following the end of the pre-funding period. The sponsor does not expect that a material amount of principal redemption will occur due to insufficient amounts of subsequent mortgage loans.

         - Eligibility of subsequent mortgage loans. Each subsequent mortgage loan must satisfy the eligibility criteria at the time of its acquisition by the trust. However, subsequent mortgage loans may have been originated or purchased using credit criteria different from those which were applied to the mortgage loans initially conveyed on the closing date, and may be of a different credit quality. As a result, following the transfer of subsequent mortgage loans, the aggregate characteristics of the mortgage loans then held in trust may vary from those initially conveyed, but such variance is not expected to be material.

INTEREST SHORTFALLS ARISING FROM THE SOLDIERS' AND SAILOR'S CIVIL RELIEF ACT ARE NOT COVERED BY THE MASTER SERVICER, THE SPONSOR OR THE INSURER

         The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by certain borrowers on active duty in military service. In addition, this legislation imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status. Thus, in the event that the mortgage loan goes into default, there may be delays and losses experienced by noteholders due to the inability of the master servicer to realize upon the mortgaged property in a timely fashion. None of the master servicer, the sponsor, or the insurer are required to cover any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940.

INTEREST ON NOTES MAY BE REDUCED BECAUSE THE MORTGAGE LOANS ACCRUE INTEREST BASED ON A DIFFERENT INDEX

         The interest rate on the notes is based on the value of LIBOR and the coupon rate on the mortgage loans is based on the prime rate. Because LIBOR and the prime rate respond differently to economic factors, LIBOR could be higher than the prime rate, in which case interest payments to noteholders may be limited by the available funds cap.

NOTEHOLDERS COULD BE ADVERSELY AFFECTED IN THE ABSENCE OF YEAR 2000 COMPLIANCE

         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results on or after January 1, 2000. In connection with this issue Advanta Corp., the parent company of the originators and of the master servicer, has completed an evaluation of its systems, applications and vendor lists, and is implementing project plans to modify existing computer programs, convert to new programs or replace systems, to the extent necessary to address the upcoming change in the century. Advanta Corp. has identified significant business relationships, including, without limitation, vendors, customers, asset management counterparties and funding counterparties. Advanta Corp. has initiated communications with these third parties to determine the extent to which Advanta Corp. is vulnerable to these third parties' failure to remediate their own year 2000 issues. In the event that Advanta Corp.'s project plans are not timely or successfully completed, there can be no assurance that the upcoming change in the century will not have a material adverse effect on the operations of the originators or of the master servicer, including a shut-down of operations for a period of time, which may, in turn, have a material adverse effect on the notes. In addition, there can be no assurance that the systems used by outside service providers, including sub-servicers providing services to the master servicer, or other third parties upon which the originators' and the master servicer's systems rely, will be converted on a timely basis. Further, there can be no assurance that a failure to convert by another company, or a conversion that is incompatible with the originators' and the master servicer's systems, would not have a material adverse effect on their operations, which may, in turn, have a material adverse effect on the notes. In the event that the systems or programs of the indenture trustee or of Ambac Assurance Corporation are not year 2000 compliant, there can be no assurance that there would not be a material adverse effect on the operations of the indenture trustee or Ambac Assurance Corporation, respectively, which may, in turn, have a material adverse effect on the notes.

DTC AND THE YEAR 2000 ISSUE

         The management of DTC is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter year 2000 issues. DTC has informed its participants and members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers, their agents and its participating organizations, through which the owners of the notes will hold their notes, as well as third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers among others. DTC has informed the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to: (a) impress upon them the importance of these services being year 2000 compliant and (b) determine the extent of their efforts for year 2000 remediation of their services. In addition, DTC has stated that it is in the process of developing the contingency plans that it deems appropriate.

         If problems associated with the year 2000 issue were to occur with respect to DTC and the services described above, distributions to the owners of notes could be delayed or otherwise adversely affected.

         According to DTC, the foregoing information with respect to DTC has been provided to the financial community for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         You can find a glossary of defined terms used in this prospectus supplement beginning on page S-48 of this prospectus supplement.

                             FORMATION OF THE TRUST

         Advanta Revolving Home Equity Loan Trust 1999-B is a business trust formed under the laws of the State of Delaware under a trust agreement between Advanta Conduit Receivables, Inc., as sponsor, Advanta Holding Trust 1999-B and Wilmington Trust Company, as owner trustee. Prior to formation, the trust will have no assets or obligations or any operating history. The trust will not engage in any business other than acquiring, holding and managing the adjustable rate home equity revolving credit line loans transferred to the trust and the other assets of the trust and any proceeds therefrom, issuing the notes and trust certificates representing the ownership interest in the trust property, making payments on the notes and the trust certificates and engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

         The trust will not acquire any assets other than the trust property, and it is not anticipated that the trust will have any need for additional capital resources. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical, pro forma financial statements, or ratios of earnings to fixed charges with respect to the trust have been included in this prospectus supplement.

THE OWNER TRUSTEE

         Wilmington Trust Company, the owner trustee, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's duties in connection with the issuance and sale of the notes and the trust certificates are limited solely to the express obligations of the owner trustee set forth in the trust agreement, the indenture between the trust and the indenture trustee, and the sale and servicing agreement, among the trust, Advanta Holding Trust 1999-B, the sponsor, Advanta Mortgage Corp. USA., as master servicer, and the indenture trustee.

THE INDENTURE TRUSTEE

         Bankers Trust Company of California, N.A. is the indenture trustee under the indenture. Bankers Trust Company of California, N.A., is a national banking association and its principal corporate trust offices are located at 3 Park Plaza, 16th Floor, Irvine, California 92614. The indenture trustee's duties in connection with the notes are limited solely to its express obligations under the indenture and the sale and servicing agreement.

                               THE MASTER SERVICER

         Advanta Mortgage Corp. USA, as master servicer, will service the mortgage loans in accordance with the terms of the sale and servicing agreement. The master servicer may perform any of its obligations under the sale and servicing agreement through one or more sub-servicers, which may be affiliates of the master servicer. Notwithstanding any sub-servicing arrangement, the master servicer will remain liable for its servicing duties and obligations as if the master servicer alone were servicing the mortgage loans.

THE SPONSOR AND THE MASTER SERVICER

         The sponsor is an indirect subsidiary of Advanta Mortgage Corp. USA, the master servicer, and of Advanta Corp., a Delaware corporation. Advanta Corp. is a publicly-traded company with its principal executive offices located in Spring House, Pennsylvania. As of June 30, 1999, Advanta Corp. had assets in excess of $3.7 billion and consolidated managed assets in excess of $12.3 billion. See "The Sponsor" and "The Master Servicer" in the prospectus.

         As of June 30, 1999, the master servicer and its subsidiaries were servicing:

- approximately 136,000 mortgage loans in the combined closed-end and HELOC owned and managed servicing portfolios, representing an aggregate outstanding principal balance of approximately $8.3 billion, and

- approximately 144,000 mortgage loans which are serviced for third parties on a contract servicing basis representing an aggregate outstanding principal balance of approximately $9.4 billion.

         As of August 31, 1999, the sponsor or its affiliates have issued 40 series of closed-end mortgage asset-backed securities with an original principal balance of approximately $12.7 billion, some of which are no longer outstanding, and 5 series of revolving mortgage asset-backed securities with an original principal balance of approximately $585 million all of which are outstanding.

         The indenture trustee and the insurer may remove the master servicer, and the master servicer may resign, only in accordance with the terms of the sale and servicing agreement. No removal or resignation shall become effective until the indenture trustee or a successor master servicer acceptable to the insurer, or the indenture trustee, if an insurer default has occurred and is continuing, shall have assumed the master servicer's servicing responsibilities and obligations.

         The master servicer may not assign its obligations under the sale and servicing agreement unless it shall have first obtained the written consent of the indenture trustee and the insurer, which consent shall not be unreasonably withheld. Any assignee must meet the eligibility requirements for a successor master servicer set forth in the sale and servicing agreement. See "The Agreements -- Removal and Resignation of the Master Servicer" in the prospectus.

         Upon removal or resignation of the master servicer, the indenture trustee may solicit bids for a successor master servicer and, pending the appointment of a successor master servicer, the indenture trustee will be required to serve as master servicer. If the indenture trustee is unable to obtain a qualifying bid and is prevented by law from acting as master servicer, the indenture trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor is required to be acceptable to the insurer, unless the insurer has defaulted, in which case the indenture trustee's decision shall control.

         The notes will not represent an interest in or obligation of, nor are the mortgage loans guaranteed by, either the sponsor, the master servicer, the indenture trustee or any of their affiliates. In addition, the notes will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

RECENT DEVELOPMENTS RELATED TO ADVANTA CORP.

         On January 22, 1999, Fleet Financial Group, Inc. and some of its affiliates filed a complaint against Advanta Corp. and some of its subsidiaries in Delaware Chancery Court bringing a lawsuit relating to a transaction between Advanta Corp. and some of its affiliates and Fleet Financial Group, Inc. and some of its affiliates which closed on February 20, 1998. Pursuant to the transaction Advanta Corp. contributed substantially all of its consumer credit card business to a limited liability company controlled by Fleet Financial Group, Inc. The lawsuit centers around post-closing adjustments and other matters relating to the transaction. Fleet seeks damages of approximately $141 million.

         On February 16, 1999 Advanta Corp. filed an answer to the complaint denying the material allegations of the complaint. Advanta Corp. also filed counterclaims against Fleet Financial Group, Inc. and some of its affiliates seeking damages of approximately $101 million from Fleet. Although the outcome of this litigation cannot be determined, Advanta Corp. does not expect this litigation to have a material adverse effect on the financial position or future operating results of Advanta Corp. or Advanta Mortgage Corp. USA.

         This prospectus supplement contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ from those projected. Additional risks that may affect Advanta Corp.'s performance are detailed in Advanta Corp.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

         The ability of Advanta Corp.'s subsidiaries to honor their financial and other obligations is to some extent influenced by the financial condition of Advanta Corp. Such obligations, as they are related to the trust and the notes, primarily consist of the sponsor's obligation to repurchase mortgage loans which are inconsistent with representations and warranties in the sale and servicing agreement, as well as the obligations of the master servicer pursuant to the sale and servicing agreement. To the extent the sponsor's and the master servicer's ability to perform such obligations is adversely affected, the mortgage loans may experience an increased level of delinquencies and losses.

PENDING CONSUMER MORTGAGE LENDING PROPOSALS

         A number of consumer lending proposals have been proposed on the federal and state levels, which may impact the sponsor's, the originators' and the master servicer's origination and servicing procedures.

         Federal Proposals. On May 4, 1999, the Clinton Administration announced the Clinton-Gore Plan for Financial Privacy and Consumer Protection. Among other things, the Clinton-Gore Plan would extend the scope of HOEPA, the Home Ownership and Equity Protection Act. HOEPA loans, or Section 32 loans, are subject to special disclosure requirements under Section 129 of the federal Truth in Lending Act. In addition, state and federal credit protection laws may limit collection of principal and interest on the mortgage loans describing sanctions and damages that may be imposed for violations of various mortgage lending laws, these violations and sanctions may be imposed on the owner of a HOEPA loan, such as the trust.

         The Clinton-Gore Plan also urges Congress to adopt recommendations made by the Federal Reserve Board and the Department of Housing and Urban Development and to enhance disclosures made under the Real Estate Settlement Procedures Act. Congressional hearings have been scheduled.

         Although these proposals are not in legislative form, it is likely that a number of them will be offered as amendments to financial modernization and bankruptcy reform legislation. The form in which any of the foregoing will be adopted, if at all, cannot be predicted. Accordingly, the sponsor, the master servicer and the originators have no way to determine what, if any, impact they will have on their origination and servicing procedures in the future.

         State Proposals. Several states are considering legislation along the same lines as HOEPA. These proposals would prohibit the collection of some fees, the financing of points or fees, prepayment penalties, balloon notes, and lending with the intent to foreclose. Also being considered are statutory requirements that all HOEPA borrowers receive government approved counseling before taking out a loan. These proposals are strongly opposed by the mortgage lending industry and are likely to be substantially revised before passage.

                            THE HELOC LENDING PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY REVOLVING CREDIT LINE LOANS.

         The following is a description of the underwriting procedures customarily employed by the originators, Advanta National Bank and Advanta Finance Corp., in their HELOC, or home equity revolving credit line loan program, including the mortgage loans. The underwriting process is intended to assess the applicant's credit standing, repayment ability, the value and adequacy of the mortgaged property as collateral, and the characteristics of any current existing mortgages. These factors include the quality of the mortgaged property, the length of time the mortgagor has owned the property, amount of disposable income, type of employment, length of employment, credit history, current and pending debt obligations, payment habits and status of past and currently existing mortgages.

         Each applicant for a HELOC is required to complete an application which lists the applicant's liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity in the mortgaged property to justify making a HELOC, the originators will conduct a further credit investigation of the applicant. This investigation will include obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information about credit history with local merchants and lenders, installment debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

         Either a full appraisal, a drive-by appraisal or a statistical property evaluation is performed on all mortgaged properties underlying the HELOCs. Full appraisals are provided by an independent third-party, fee-based appraiser and completed on forms approved by Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. To become approved as an appraiser by the originators, an appraiser must submit a copy of their license and demonstrate proof of an errors and omissions policy. Any drive-by appraisal is an exterior examination of the premises by the appraiser to determine that the property is in good condition. A statistical property evaluation is completed by a third-party who performs an electronic comparison of the stated value of the mortgaged properties with comparable properties in the area. The sponsor believes that no more than 30% of the mortgage loans in the statistical calculation date pool are secured by mortgaged properties which were valued under the statistical property evaluation method. The appraisal is required to have been made not earlier than 120 days prior to the date of origination of the HELOC and is based on various factors, including the market value of comparable homes and the cost of replacing the home. In the event that an originator provided an applicant with a first lien mortgage loan, the appraisal for the first lien mortgage loan may be used as the basis of a junior lien HELOC on the same property. If the first lien mortgage loan was originated more than twelve months prior to the date of origination of the HELOC, the originators will perform a statistical property evaluation and increase or decrease the property value accordingly.

         After obtaining all applicable employment, credit and property information required by the applicable underwriting guidelines, the originators may use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the HELOC, any senior mortgage loan payments, including any escrows for property taxes and hazard insurance premiums, and any other monthly credit obligations. The debt-to-income ratio is the ratio of the borrower's total monthly payments, assumed to be based on the applicable fully indexed coupon rate plus a margin, to the borrower's gross monthly income. The underwriting guidelines state that the maximum monthly debt-to-income ratio is 50%, although variations in the monthly debt-to-income ratios limits are permitted based on compensating factors.

         The policy of each originator is to obtain an insured property report before the originator makes a HELOC for amounts less than or equal to $50,000. Advanta Finance Corp. generally requires a full title policy for each HELOC, and Advanta National Bank generally requires a full title policy for HELOCs in amounts greater than $50,000. In addition, each originator requires proof of hazard insurance at the time of origination. Flood insurance is required in jurisdictions designated as flood zones and may be provided through a blanket insurance policy maintained by the master servicer.

SERVICING OF THE HELOCS

         The master servicer has established standard policies for the servicing and collection of the HELOC mortgage loans. Servicing includes, but is not limited to, the collection and aggregation of payments relating to the HELOCs, the supervision of delinquent HELOCs, loss mitigation efforts, foreclosure proceedings, the disposition of mortgaged properties, if applicable, and the preparation of tax information in connection with the HELOCs.

         Billing statements are mailed monthly to the mortgagors. The statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan coupon rate are provided to the mortgagor with these statements. Payments are due on varying days of the month.

         The master servicer's policy on HELOCs is to initiate foreclosure on the underlying property after a loan has become 90 days delinquent and, in the judgment of the master servicer, satisfactory arrangements cannot be made with the mortgagor for repayment, if a notice of default on a senior lien is received by the master servicer, or if circumstances are discovered by the master servicer which would indicate that a potential for loss exists.

         Foreclosure proceedings may be terminated if the delinquency is cured. Mortgagors that have become insolvent may have their mortgage loans restructured in accordance with applicable law and with a view to maximizing recovery of these mortgage loans.

         Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

         After foreclosure, if the HELOC is secured by a first mortgage lien, the master servicer may liquidate the mortgaged property and charge-off the balance of the HELOC which was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the master servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action as deemed necessary to protect the interest in the mortgaged property. If in the judgment of the master servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of the action, the master servicer will charge off the entire HELOC. In these instances, the master servicer will not pursue any recovery against the mortgaged property, but may seek a money judgment against the mortgagor if allowed by law.

         Servicing policies, charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio and applicable laws and regulations. The master servicer may not change its policies if the change would adversely affect the interest of the noteholders or the insurer. Any change must be consistent with accepted servicing practices, the terms of the HELOCs and the terms of the sale and servicing agreement.

DELINQUENCIES AND LOSSES ON THE OWNED AND MANAGED HELOC SERVICING PORTFOLIO

         The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the master servicer for its servicing portfolio of HELOCs for the six months ending June 30, 1999, and for the prior three years ended December 31, 1998. The owned and managed HELOC portfolio includes, but is not limited to, HELOCs originated on or prior to June 30, 1999.

         Delinquencies, foreclosures and losses are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the master servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels which may be experienced over the lives of these mortgage loans. If the master servicer's portfolio of new loans does not continue to grow at the rate experienced in recent years, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

         The following servicing portfolio information includes mortgage loans with characteristics which are not necessarily representative of the mortgage loans. The servicing portfolio information includes mortgage loans underwritten under guidelines which have changed over time and may not necessarily be representative of the guidelines used to originate the mortgage loans.

                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
               MASTER SERVICER'S OWNED AND MANAGED HELOC PORTFOLIO

                              SIX MONTHS ENDING           YEAR ENDING             YEAR ENDING            YEAR ENDING
                                JUNE 30, 1999          DECEMBER 31, 1998       DECEMBER 31, 1997      DECEMBER 31, 1996
                           ---------------------      -------------------     ------------------      -----------------
                            NUMBER       DOLLAR       NUMBER       DOLLAR      NUMBER     DOLLAR      NUMBER      DOLLAR
                              OF         AMOUNT         OF         AMOUNT        OF       AMOUNT        OF        AMOUNT
                             LOANS       (000)         LOANS        (000)      LOANS      (000)       LOANS       (000)
                            ------     --------       ------     --------     -----    --------       -----     -------
Portfolio ............      20,015     $616,697       12,314     $360,186     6,434    $157,087       2,252     $59,675
Delinquency percentage
  30-59 days .........        1.80%        1.67%        1.89%        1.67%     2.66%       2.59%       1.29%       1.27%
  60-89 days .........        0.57%        0.49%        0.89%        0.90%     0.95%       0.75%       0.75%       0.99%
  90-119 days ........        0.27%        0.24%        0.39%        0.29%     0.61%       0.33%       0.32%       0.26%
  120-159 days .......        0.19%        0.16%        0.39%        0.46%     0.45%       0.31%       0.04%       0.12%
  160-180 days .......        0.13%        0.16%        0.15%        0.14%     0.23%       0.23%       0.04%       0.03%
  180 days or more ...        0.72%        0.75%        0.67%        0.62%     0.42%       0.56%       0.04%       0.03%
Total ................        3.68%        3.47%        4.38%        4.08%     5.32%       4.77%       2.48%       2.47%
Foreclosure rate .....        0.11%        0.14%        0.14%        0.31%       --          --          --          --

         The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure. Foreclosure rate is the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage the total dollar amount of the mortgage loans.

                  LOAN LOSS EXPERIENCE OF THE MASTER SERVICER'S
                        OWNED AND MANAGED HELOC PORTFOLIO

                                  SIX MONTHS ENDING      YEAR ENDING         YEAR ENDING         YEAR ENDING
                                    JUNE 30, 1999     DECEMBER 31, 1998   DECEMBER 31, 1997   DECEMBER 31, 1996
                                    -------------     -----------------   -----------------   -----------------
                                     (DOLLARS IN         (DOLLARS IN         (DOLLARS IN         (DOLLARS IN
                                      THOUSANDS)          THOUSANDS)          THOUSANDS)          THOUSANDS)
                                    -------------     -----------------   -----------------   -----------------
Average amount
  outstanding ...............           $460,367            $244,520            $109,407            $ 23,236
Net losses ..................           $    718            $    519            $    174            $     45
Net losses as a percentage of
average amount
outstanding .................               0.31%               0.21%               0.16%               0.19%


         Average amount outstanding during the period is the arithmetic average of the principal balances and accrued interest of the mortgage loans outstanding on the last business day of each month during the period. Net losses represent amounts which have been determined to be uncollectible relating to mortgage loans for each respective period minus recoveries from liquidation proceeds and deficiency judgments. The June 30, 1999 net loss percentage has been based on annualized net losses.

         The information above should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies, foreclosures or losses on the HELOC mortgage loans. No assurances can be given that the delinquency, foreclosure and loss experience presented in the tables above will be indicative of such experience on the HELOC mortgage loans. The statistics shown above represent the respective delinquency and foreclosure experiences only at the dates presented. The aggregate delinquency, foreclosure and loss experience on the mortgage loans will depend on the results obtained over the life of the trust. It should be noted that if residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the master servicer. In addition, adverse economic conditions may effect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loans. The likelihood that borrowers will become delinquent, the rate of foreclosures and the severity of any losses also may be affected by a number of factors related to each borrower's personal circumstances, including, but not limited to, unemployment or change in employment and marital separation.

         The changes in the delinquency and loss levels reported in the tables are the result of changes in the seasoning of owned and managed HELOC portfolio. It is expected that the rate of new originations will continue to offset the seasoning of previously originated mortgage loans. The normal increase in delinquency associated with seasoning will not become evident until the rate of new originations slows down. Further, most of the mortgage loans have not reached the end of their draw period. It is expected that the rate of delinquency and loss will increase when more of the mortgage loans in the owned and managed HELOC portfolio reach the end of their draw periods.

                        DESCRIPTION OF THE MORTGAGE LOANS

         The statistical information presented in this prospectus supplement is computed based on the pool of mortgage loans as of the statistical calculation date, which is the close of business on August 31, 1999. The aggregate principal balance of the pool, or pool balance, as of the statistical calculation date is $185,080,574.03. Prior to the closing date, some of the mortgage loans may prepay in full or may be determined not to meet the eligibility requirements and, as a result, may not be included in the pool of initial mortgage loans. Consequently, the characteristics of the mortgage loans as of the closing date may vary from the statistical information presented in this prospectus supplement, although this variance will not be greater than five percent.

         In addition, after the closing date and prior to January 17, 2000, the trust is expected to acquire subsequent mortgage loans with an aggregate principal balance of approximately $104,500,000. The subsequent mortgage loans will be selected using the same criteria used to select the initial mortgage loans and are required to meet specified criteria. In general, other than the specific statistical information presented in this prospectus supplement, the description of the mortgage loans will apply to both the initial mortgage loans and the subsequent mortgage loans. The exact characteristics of the entire pool of mortgage loans will vary from the specific statistical information presented in this prospectus supplement upon the acquisition of the subsequent mortgage loans, although the variance will not be greater than five percent.

         The mortgage loans were originated under credit line agreements and are secured by mortgages or deeds of trust, which are either first or junior mortgages or deeds of trust, on mortgaged properties. The mortgaged properties are the properties securing the mortgage loans and consist primarily of residential properties that are one- to four-family properties.

         Interest on each mortgage loan, excluding introductory coupon rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding Principal Balance of the mortgage loan.

         From time to time prior to the expiration of the draw period specified in the credit line agreement, additional amounts, up to the credit limit specified in the credit line agreement, may be borrowed, with the result that the Principal Balance of the mortgage loan will be increased. These additional borrowings are known as draws. New draws under the mortgage loans will automatically become property of the trust, but the trust will not be required to advance funds to the sponsor in connection with these draws. As a result, the aggregate Principal Balance of the mortgage loans may fluctuate from day to day as new draws by the mortgagors thereunder are added to the trust and principal payments received are applied in reduction of the aggregate Principal Balance.

         During the draw period, the mortgagor is obligated to pay the amount of interest which accrues on the mortgage loan during the billing cycle, and may, but is not obligated to, also pay all or a portion of the principal. The interest only payment obligation terminates at the end of the draw period specified in the credit line agreement, and then the mortgagor must begin paying at least a minimum monthly portion of the outstanding Principal Balance of the mortgage loan in addition to required interest payments.

         The mortgage loans bear interest at a coupon rate, which is the sum of
(1) the index rate, which is a variable rate based on the prime rate or a base rate specified in the credit line agreement and (2) a margin. The coupon rate on each mortgage loan may change monthly and may be subject to limitations or caps.

         As of the statistical calculation date, the mortgage loans have the following characteristics:

-        the monthly periodic caps range from 0.25% to 11.75%,

-        the weighted average periodic cap is 2.36%,

-        the annual coupon rate caps range from 0.25% to 11.75%, and

-        the weighted average annual coupon rate cap is 3.16%.

         The mortgage loans will be subject to a maximum per annum coupon rate and are subject to applicable usury limitations. See "Legal Aspects of Mortgage Loans -- Applicability of Usury Laws" in the prospectus.

         In the tables below, the credit limit utilization rate is determined by dividing the Principal Balance of a mortgage loan by the credit limit of the mortgage loan. The credit limit on a mortgage loan is the maximum dollar amount of draws permitted to be made by the mortgagor. The combined loan-to-value ratio, or CLTV, for a particular mortgage loan is the ratio of (A) the sum of (1) the credit limit of the mortgage loan and (2) any outstanding principal balances of mortgage loans senior to the mortgage loan, calculated at the date of origination of the mortgage loan, to (B) the lesser of (1) the appraised value of the mortgaged property at the time of origination or (2) in the case of a mortgaged property purchased within one year of the origination of the mortgage loan, the purchase price of the mortgaged property.

         The margin with respect to a mortgage loan is the fixed amount by which the coupon rate on the mortgage loan exceeds an index rate. The index rate is a variable rate based on the prime rate or a base rate specified in the credit line agreement, published in the Money Rates table of the applicable edition of The Wall Street Journal. The margin is significant in that it provides one indication of the amount of money the trust will have available to meet trust expenses, including paying interest on the notes.

         Owner Occupied properties include vacation and second homes.

         The following tables provide a description of the principal characteristics of the mortgage loans as of the statistical calculation date:

                             GEOGRAPHIC DISTRIBUTION

                                           NUMBER OF                                      PERCENTAGE OF POOL BY
STATE                                    MORTGAGE LOANS        PRINCIPAL BALANCE            PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------------------
Washington                                     241            $    6,892,481.12                     3.72%
Illinois                                       264                 7,142,890.91                     3.86
Virginia                                       257                 7,159,006.31                     3.87
Ohio                                           327                 8,407,933.93                     4.54
Florida                                        347                 9,291,405.01                     5.02
New Jersey                                     334                10,276,790.62                     5.55
Michigan                                       476                12,730,185.35                     6.88
New York                                       426                13,077,494.73                     7.07
Pennsylvania                                   502                14,054,496.86                     7.59
California                                     726                24,004,765.36                    12.97
Other                                        2,632                72,043,123.83                    38.93
-----------------------------------------------------------------------------------------------------------------
         TOTAL                               6,532            $  185,080,574.03                   100.00%
-----------------------------------------------------------------------------------------------------------------

     Geographic location is determined by the address of the mortgaged property securing the mortgage loan. The mortgaged properties are located in 31 states.


                                  PROPERTY TYPE

                                                          NUMBER OF                            PERCENT OF POOL BY
PROPERTY TYPE                                           MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
Single Family/PUD                                             6,016        $  170,663,283.60          92.21%
Rowhouse/Townhouse                                              113             2,746,601.56           1.48
Condo                                                           153             4,233,850.18           2.29
2 Units                                                         102             3,191,486.83           1.72
3 - 4 Units                                                      25               900,905.09           0.49
Manufactured                                                    122             3,309,097.69           1.79
Other                                                             1                35,349.08           0.02
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03         100.00%
--------------------------------------------------------------------------------------------------------------------

                                  LIEN PRIORITY

                                                          NUMBER OF                            PERCENT OF POOL BY
LIEN PRIORITY                                           MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
First Lien                                                      276        $   11,475,444.95           6.20%
Junior Lien                                                   6,256           173,605,129.08          93.80
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03         100.00%
--------------------------------------------------------------------------------------------------------------------

                                OCCUPANCY STATUS

                                                          NUMBER OF                            PERCENT OF POOL BY
OCCUPANCY STATUS                                        MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
Owner Occupied                                                6,519        $  184,543,031.78           99.71%
Non-Owner Occupied                                               13               537,542.25            0.29
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03          100.00%
--------------------------------------------------------------------------------------------------------------------

                               PRINCIPAL BALANCES

                                                          NUMBER OF                            PERCENT OF POOL BY
RANGE OF PRINCIPAL BALANCES                             MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
$        0.00  -  25,000.00                                   3,320        $   57,473,065.32           31.05%
    25,000.01  -  50,000.00                                   2,787            99,898,166.05           53.97
    50,000.01  -  75,000.00                                     362            21,576,352.59           11.66
    75,000.01  - 100,000.00                                      47             4,044,015.61            2.19
   100,000.01  - 125,000.00                                       7               750,808.87            0.41
   125,000.01  - 150,000.00                                       7               962,119.61            0.52
   150,000.01  -  200,000.00                                      2               376,045.98            0.20
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03          100.00%
--------------------------------------------------------------------------------------------------------------------

Minimum Principal Balance:          $        0.00
Maximum Principal Balance:          $  189,320.20
Average Principal Balance:          $   28,334.44

                                  CREDIT LIMITS

                                                          NUMBER OF                            PERCENT OF POOL BY
RANGE OF CREDIT LIMITS                                  MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
$        0.00  -  25,000.00                                   3,161        $   55,060,441.82           29.75%
    25,000.01  -  50,000.00                                   2,899           100,781,153.77           54.45
    50,000.01  -  75,000.00                                     402            22,686,682.90           12.26
    75,000.01  - 100,000.00                                      53             4,387,858.58            2.37
   100,000.01  - 125,000.00                                       7               750,808.87            0.41
   125,000.01  - 150,000.00                                       8             1,037,582.11            0.56
   150,000.01  - 200,000.00                                       2               376,045.98            0.20
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03          100.00%
--------------------------------------------------------------------------------------------------------------------

Minimum Credit Limit:                  $    7,155.00
Maximum Credit Limit:                  $  190,000.00
Average Credit Limit:                  $   29,565.55

                            CREDIT LIMIT UTILIZATION

                                                          NUMBER OF                           PERCENT OF POOL BY
RANGE OF CREDIT LIMIT UTILIZATION                       MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
   0.000   -  50.000%                                           174        $    1,208,521.67            0.65%
  50.001   -  80.000                                            255             5,745,449.05            3.10
  80.001   -  90.000                                            143             3,924,040.69            2.12
  90.001   - 100.000                                          5,928           173,458,482.70           93.73
 100.001   - 103.000                                             32               744,079.92            0.40
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03          100.00%
--------------------------------------------------------------------------------------------------------------------

Minimum Credit Limit Utilization:               0.000%
Maximum Credit Limit Utilization:             101.246%
Average Credit Limit Utilization:              96.046%


                           MORTGAGE LOAN COUPON RATES

RANGE OF                                                  NUMBER OF                            PERCENT OF POOL BY
MORTGAGE LOAN COUPON RATES                              MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
   7.001   -  8.000%                                             27        $    1,436,760.46            0.78%
   8.001   -  9.000                                             122             4,780,754.25            2.58
   9.001   - 10.000                                             395            12,741,416.60            6.88
  10.001   - 11.000                                             669            19,251,855.22           10.40
  11.001   - 12.000                                           1,110            33,924,816.86           18.33
  12.001   - 13.000                                           1,385            40,747,194.17           22.02
  13.001   - 14.000                                           1,628            43,090,561.26           23.28
  14.001   - 15.000                                           1,056            25,300,015.18           13.67
  15.001  or greater                                            140             3,807,200.03            2.06
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03          100.00%
--------------------------------------------------------------------------------------------------------------------

Minimum Mortgage Loan Coupon Rate:                 7.250%
Maximum Mortgage Loan Coupon Rate:                18.750%
Weighted Average Mortgage Loan Coupon
Rate:                                             12.516%

                       MAXIMUM MORTGAGE LOAN COUPON RATES

RANGE OF MAXIMUM                                          NUMBER OF                            PERCENT OF POOL BY
MORTGAGE LOAN COUPON RATES                              MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
  14.001   - 15.000%                                              1        $       13,200.00            0.01%
  15.001   - 16.000                                              64             2,451,189.63            1.32
  16.001   - 17.000                                             122             4,802,911.13            2.60
  17.001   - 18.000                                             525            16,003,681.70            8.65
  18.001   - 19.000                                             649            18,802,652.38           10.16
  19.001   - 20.000                                             980            29,818,424.40           16.11
  20.001   - 21.000                                           1,491            41,969,146.59           22.68
  21.001   - 22.000                                           2,458            66,255,422.75           35.79
  22.001   - 23.000                                             207             4,239,467.75            2.29
  23.001  or greater                                             35               724,477.70            0.39
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03         100.00%
--------------------------------------------------------------------------------------------------------------------

Minimum Mortgage Loan Coupon Rate:                  14.25%
Maximum Mortgage Loan Coupon Rate:                  24.00%
Weighted Average Maximum Mortgage Loan
Coupon Rate:                                        20.30%

                      DISTRIBUTION OF INTEREST RATE MARGINS
                                   ABOVE INDEX

                                                          NUMBER OF                            PERCENT OF POOL BY
RANGE OF MARGINS                                        MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
   0.000   - 1.000%                                             139        $    5,924,915.55            3.20%
   1.001   - 1.500                                              153             4,922,757.98            2.66
   1.501   - 2.000                                              238             7,768,330.32            4.20
   2.001   - 2.500                                              255             8,209,716.30            4.44
   2.501   - 3.000                                              408            10,856,187.15            5.87
   3.001   - 3.500                                              339            10,535,648.97            5.69
   3.501   - 4.000                                              759            23,040,909.48           12.45
   4.001   - 4.500                                              567            16,285,947.49            8.80
   4.501   - 5.000                                              827            24,815,781.39           13.40
   5.001   - 5.500                                              678            16,896,871.59            9.13
   5.501   - 6.000                                              941            25,951,867.37           14.01
   6.001   - 6.500                                              818            19,222,149.04           10.39
   6.501   - 7.000                                              252             6,324,115.48            3.42
   7.001  or greater                                            158             4,325,375.92            2.34
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03          100.00%
--------------------------------------------------------------------------------------------------------------------

Minimum Margin:                               0.000%
Maximum Margin:                              10.750%
Weighted Average Margin:                      4.544%

                          COMBINED LOAN-TO-VALUE RATIOS

RANGE OF COMBINED                                         NUMBER OF                            PERCENT OF POOL BY
LOAN-TO-VALUE RATIOS                                    MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
    0.00   -  50.00%                                            136         $    3,985,109.19           2.15%
   50.01   -  80.00                                             667             21,380,249.96          11.55
   80.01   -  90.00                                             954             28,299,204.05          15.29
   90.01   - 100.00                                           3,082             72,953,059.69          39.42
  100.01   - 125.00                                           1,693             58,462,951.14          31.59
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532         $  185,080,574.03         100.00%
--------------------------------------------------------------------------------------------------------------------

Minimum CLTV:                                  6.90%
Maximum CLTV:                                125.00%
Weighted Average CLTV:                        98.29%

                     MONTHS REMAINING TO SCHEDULED MATURITY

RANGE OF MONTHS REMAINING                                 NUMBER OF                            PERCENT OF POOL BY
TO SCHEDULED MATURITY                                   MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
Less than 228                                                     1        $       35,349.08            0.02%
229   -  234                                                     25               853,866.01            0.46
235   -  240                                                    322             8,804,731.76            4.76
253   -  258                                                      2                 5,425.21            0.00
259   -  264                                                     27               272,073.31            0.15
265   -  270                                                     87             1,885,390.75            1.02
271   -  276                                                  6,068           173,223,737.91           93.59
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03          100.00%
--------------------------------------------------------------------------------------------------------------------

Minimum Remaining Term:                     226 months
Maximum Remaining Term:                     276 months
Weighted Average Remaining Term:            272 months

                            DISTRIBUTION OF SEASONING

MONTHS ELAPSED                                            NUMBER OF                            PERCENT OF POOL BY
SINCE ORIGINATION                                       MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
  0  -   6                                                    6,403        $  182,387,251.26           98.54%
  7  -   12                                                     113             2,600,826.57            1.41
 13  -   18                                                      14                87,070.99            0.05
 19 or greater                                                    2                 5,425.21            0.00
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03          100.00%
--------------------------------------------------------------------------------------------------------------------

Minimum Seasoning:                        0 months
Maximum Seasoning:                       20 months
Weighted Average Seasoning:               2 months


                               DELINQUENCY STATUS

                                                          NUMBER OF                            PERCENT OF POOL BY
NUMBER OF DAYS DELINQUENT                               MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
--------------------------------------------------------------------------------------------------------------------
Current                                                       6,309        $  179,278,062.24           96.87%
  1  -   29                                                     185             4,691,589.44            2.53
 30  -   59                                                      38             1,110,922.35            0.60
--------------------------------------------------------------------------------------------------------------------
         TOTAL                                                6,532        $  185,080,574.03          100.00%
--------------------------------------------------------------------------------------------------------------------


CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         During the pre-funding period, the trust may acquire, with the consent of Ambac Assurance Corporation, approximately $104,500,000 aggregate principal balance of mortgage loans. Accordingly, the characteristics of the mortgage loans will vary following the acquisition by the trust of these additional mortgage loans.

         Each individual subsequent mortgage loan must:

-        have a margin of at least 1.00%;

-        have a combined loan-to-value ratio not higher than 125.00%;

-        have a maturity date not later than January 2023; and

-        have a principal balance not greater than $200,000.00.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The weighted average life of the notes may be affected by: (i) the rate and timing of payments of principal on the mortgage loans; (ii) prepayments and amounts received by virtue of refinancings, liquidations of mortgage loans due to defaults, casualties, condemnations and repurchases; (iii) the rate at which mortgagors make draws; (iv) the amount and timing of delinquencies and defaults by mortgagors; and (v) the application of Accelerated Principal Payments on the notes.

         The effective yield of the notes may be affected by a higher or lower than anticipated rate of principal payments, including prepayments, on the mortgage loans. The rate of principal payments on the mortgage loans will be affected by: (i) the length of the draw period; (ii) the amortization schedules of the mortgage loans; (iii) the rate and timing of prepayments by the mortgagors; (iv) the enforcement, or lack of enforcement, of due-on-sale clauses;

(v) liquidation of defaulted mortgage loans and (vi) optional or required repurchases of mortgage loans. The timing of changes in the rate of principal payments and the timing of losses could significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to the rate or the timing of prepayments on the notes.

         The mortgage loans generally may be prepaid in full or in part at any time. Some of the mortgage loans may be subject to termination fees, which in most instances do not exceed $500. Any termination fees paid by the mortgagor will be retained by the master servicer as servicing compensation.

         The actual rate of prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool.

         No one can accurately determine in advance the rate of principal payments on the mortgage loans, or the yield to maturity of the notes. We suggest that you make your investment decision based on your own determination as to anticipated mortgage loan prepayment rates and the effect of those prepayment rates on the yield of the notes. In addition, investors should carefully consider the factors discussed under "Risk Factors -- Prepayments Affect Timing and Rate of Return on Your Investment" in this prospectus supplement.

THE NOTES

         On each payment date, the noteholders will be entitled to receive the Scheduled Principal Distribution Amount for that payment date. See "Description of the Notes -- Payment of Principal" in this prospectus supplement.

         The notes will be likely, over time, to represent a declining percentage of the pool. This is because payments of principal are based on a fixed allocation percentage of 95%, which is larger than the actual percentage of the pool represented by the notes. This results, in most cases, in larger distributions of principal to the holders than they would receive if they received the actual percentage of the amortizing balance of the pool represented by their notes. This is especially true during the rapid amortization period. In addition, the holders may receive a payment of Excess Cashflow as an Accelerated Principal Payment on any payment date if the Specified Overcollateralization Amount exceeds the Overcollateralization Amount.

         If mortgagors make more draws than principal payments during any month, the Pool Balance may grow and Principal Collections which are paid through to the noteholders will also grow. Even if the Pool Balance backing the notes increases, we cannot issue more notes, so the noteholders of the notes will receive principal at a faster rate. Although, if the Pool Balance grows, the sponsor or the originators may remove mortgage loans from the pool at any time during the life of the trust, so long as the dollar amount of the Overcollateralization Amount exceeds the then Specified Overcollateralization Amount. These removals may affect the rate at which principal is distributed to the noteholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Notes -- Optional Transfers of Mortgage Loans to the Sponsor or the Related Originator" in this prospectus supplement.

EFFECT OF OVERCOLLATERALIZATION FEATURE

         All or a portion of the Excess Cashflow may be applied as an Accelerated Principal Payment in reduction of the outstanding Note Balance to the extent the Specified Overcollateralization Amount exceeds the Overcollateralization Amount. Until the Specified Overcollateralization Amount is reached, Accelerated Principal Payments attributable to the overcollateralization feature are derived, in part, from interest collections on the mortgage loans and will be applied to reduce the outstanding Note Balance. Therefore, the aggregate payments in reduction of the outstanding Note Balance on a payment date will usually be greater than the aggregate amount of Principal Collections, including prepayments, paid during the Remittance Period. As a result, to the extent the Excess Cashflow is not applied to offset losses on mortgage loans, Excess Cashflow available for payment in reduction of the outstanding Note Balance will increase in proportion to the outstanding Note Balance over time. The amount of Accelerated Principal Payments will influence the weighted average life of the notes.

         If a note is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the noteholders. If the actual rate of Accelerated Principal Payments on the notes applied in reduction of the outstanding Note Balance is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the outstanding Note Balance is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of Excess Cashflow which is available to fund Accelerated Principal Payments on any payment date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the mortgage loans during the Remittance Period and the amount will be influenced by changes in LIBOR.

         The Specified Overcollateralization Amount may decrease or increase over time subject to floors, caps and triggers. Any increase in the Specified Overcollateralization Amount may result in an accelerated amortization of the notes until the Specified Overcollateralization Amount is reached.

THE PRE-FUNDING ACCOUNT

         The sponsor will cause the pre-funding account to be established in the name of the indenture trustee on the closing date and the indenture trustee will deposit approximately $104,500,000 in the pre-funding account from the net proceeds of the sale of the notes. With these funds, the trust will purchase subsequent mortgage loans upon instruction of the sponsor until the earlier of:

- the date on which the amount on deposit in the pre-funding account is less than $100,000;

-        January 17, 2000; and

- the occurrence of an event of default or a rapid amortization event under the indenture.

         After one of these events occurs, the pre-funding period will end and any amounts on deposit in the pre-funding account will be distributed on the notes as a prepayment of principal.

         The pre-funding account will be an asset of the trust, but the amounts on deposit in the account will not be available to cover losses on or in respect of the mortgage loans. The amounts on deposit in the pre-funding account will be invested as provided in the indenture. Any net investment income on the amount on deposit in the pre-funding account will be deposited into the note account.

CAPITALIZED INTEREST ACCOUNT

         On the closing date, the indenture trustee will make a cash deposit to the capitalized interest account from the proceeds of the sale of the notes. On each payment date during the pre-funding period, the indenture trustee will transfer the Capitalized Interest Requirement from the capitalized interest account to the note account.

OPTIONAL REDEMPTION

         The notes will be subject to optional redemption by the master servicer or a master servicer affiliate on any payment date after the Note Balance is reduced to an amount less than or equal to 10% of the Original Note Balance. The first payment date on which an optional redemption may be exercised is referred to as the Clean-Up Call Date. This optional redemption will only occur if the trust property is sold on behalf of the trust for a price at least equal to the sum of the (i) outstanding Note Balance and accrued and unpaid interest at the
Note Interest Rate through the day preceding the final payment date, and (ii) all amounts due and owing to the insurer.

DECREMENT TABLE

         The following table is based on (i) a constant draw rate, which for purposes of the assumptions is the amount of Additional Balances on the mortgage loans drawn each month expressed as an annual percentage of the total principal of the pool of mortgage loans outstanding at the beginning of each month and
(ii) the CPR, or conditional prepayment rate, which is a prepayment assumption, representing an assumed rate of prepayment relative to the then-outstanding principal balance on a pool of new loans. For example, 0% CPR indicates no prepayments, 5% indicates prepayments at an annual rate of 5%, and so on.

         For the purposes of the table below, we have assumed:

- the pool of mortgage loans consists of three representative groups of loans, with the mortgage loans in each group having the following aggregate characteristics as of the cut-off date:

                                                                       ORIGINAL       REMAINING
                                                            NET      AMORTIZATION      TERM TO        DRAW
                       PRE-FUNDING                        COUPON         TERM         MATURITY       PERIOD        GROSS
   LOAN       TYPE       PERIOD      PRINCIPAL BALANCE     RATE        (MONTHS)       (MONTHS)      (MONTHS)      MARGIN
   ----       ----       ------      -----------------     ----        --------       --------      --------      ------
     1         ARM          0         $185,080,574.03    11.7659%         274            272           37         4.5443%
     2         ARM          2         $ 52,196,555.09    11.7659%         274            274           37         4.5443%
     3         ARM          4         $ 52,196,555.09    11.7659%         274            274           37         4.5443%


- that distributions of principal and interest on the notes will be made on the 25th day of each calendar month regardless of the day the payment date actually occurs,

- no extension past the scheduled maturity date of a mortgage loan is made,

-        no delinquencies occur,

- scheduled monthly payments on the mortgage loans are comprised of interest-only payments,

- the only principal payments on the mortgage loans are those represented by prepayments calculated under each of the prepayment assumptions as set forth in the tables below before giving effect to draws,

-        monthly draws occur before giving effect to prepayments,

- the scheduled due date of the mortgage loans is the twenty-fifth day of each month, each month consists of 30 days, the closing date is September 28, 1999,

-        for each payment date the Note Interest Rate is 5.76%, and

-        the prime rate remains constant at 8.25%.

         The foregoing assumptions do not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of the mortgage loans. There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the following table. Any discrepancy may have an effect upon the weighted average life of the notes set forth in the table. In addition, since the actual mortgage loans will have characteristics that differ from those assumed in preparing the table set forth below, the notes may mature earlier or later than indicated by the table. Variations in the prepayment experience and the principal balance of the mortgage loans that prepay may increase or decrease the percentages of Original Note Balance, and weighted average lives, shown in the following table. These variations may occur even if the average prepayment experience of all these mortgage loans equals any of the specified CPR percentages.

                                                                 PERCENTAGE OF ORIGINAL NOTE BALANCE
                                                                        AMORTIZATION SCHEDULE
                                                                 CONDITIONAL PREPAYMENT RATE (%CPR)
                                                  ---------------------------------------------------------------
  PAYMENT DATE                                     10%       20%       25%      30%       35%       40%       45%
  ------------                                     ---       ---       ---      ---       ---       ---       ---
  Initial Percentage........................       100       100       100      100       100       100       100
      9/25/00...............................        88        78       74        69        64        58        53
      9/25/01...............................        82        63       55        46        39        31        25
      9/25/02...............................        77        51       40        31        22        15        9
      9/25/03...............................        69        41       32        24        18        13        0
      9/25/04...............................        61        33       24        17        12        0         0
      9/25/05...............................        53        26       18        12        0         0         0
      9/25/06...............................        47        21       13        0         0         0         0
      9/25/07...............................        41        17       10        0         0         0         0
      9/25/08...............................        38        13        0        0         0         0         0
      9/25/09...............................        35        11        0        0         0         0         0
      9/25/10...............................        31        0         0        0         0         0         0
      9/25/11...............................        28        0         0        0         0         0         0
      9/25/12...............................        25        0         0        0         0         0         0
      9/25/13...............................        23        0         0        0         0         0         0
      9/25/14...............................        20        0         0        0         0         0         0
      9/25/15...............................        18        0         0        0         0         0         0
      9/25/16...............................        17        0         0        0         0         0         0
      9/25/17...............................        15        0         0        0         0         0         0
      9/25/18...............................        13        0         0        0         0         0         0
      9/25/19...............................        12        0         0        0         0         0         0
      9/25/20...............................        11        0         0        0         0         0         0
      9/25/21...............................        0         0         0        0         0         0         0
      9/25/22...............................        0         0         0        0         0         0         0
      9/25/23...............................        0         0         0        0         0         0         0
  Weighted Average Life (in years)..........       8.6       4.1       3.1      2.5       2.1       1.7       1.3
  Weighted Average Life (in years)..........       8.7       4.4       3.4      2.8       2.3       1.9       1.6

         All percentages in the above table are rounded to the nearest 1%. The calculation of weighted average life to redemption assumes that optional redemption, when the Note Balance equals 10% of the Original Note Balance, is exercised on the first possible payment date and a constant draw rate of 5%. The calculation of the weighted average life to maturity assumes that the notes pay to maturity and a constant draw rate of 5%.

                            DESCRIPTION OF THE NOTES

         The notes will be issued in minimum denominations of $1,000 and multiples of $1 in excess of the minimum denominations. Physical notes, if issued, will be transferable and exchangeable at the corporate trust office of the registrar, which is the indenture trustee, until the indenture trustee appoints a successor acceptable to the insurer. No service charge will be made for any registration of exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE SPONSOR OR THE RELATED ORIGINATOR

         Upon notice to the insurer and subject to the conditions of the sale and servicing agreement, on any payment date, the sponsor or either originator may, but shall not be obligated to, except upon a breach of a representation or warranty, remove from the trust a portion of the mortgage loans without notice to the noteholders. The sponsor or the originator is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of conditions specified in the sale and servicing agreement, including: (i) the Overcollateralization Amount as of the payment date, after giving effect to the removal, equals or exceeds the Specified Overcollateralization Amount; (ii) the sponsor or the originator shall represent and warrant that random selection procedures were used in selecting the mortgage loans and no other selection procedures which are adverse to the interests of the noteholders or the insurer were used by the sponsor or the originator in selecting the mortgage loans; and (iii) no Rapid Amortization Event has occurred or will occur as a result of the removal.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO PRINCIPAL AND INTEREST ACCOUNT

         All collections on the mortgage loans will be allocated in accordance with the terms of the credit line agreements between amounts collected as payment of fees, interest and principal. As to any payment date, Interest Collections will be equal to the amounts collected and allocated as interest during the Remittance Period, including the portion of Net Liquidation Proceeds allocable to interest. For mortgage loans that are 180 or more days delinquent, total Net Liquidation Proceeds will be treated as Interest Collections.

         As to any payment date, Principal Collections will be equal to the amounts collected as payment of principal during the Remittance Period, including the portion of Net Liquidation Proceeds allocated to principal under the terms of the credit line agreements. Any recoveries made with respect to mortgage loans that are 180 or more days delinquent will be treated as Interest Collections, with the result that those amounts will be available to restore or maintain the required overcollateralization.

         Net Liquidation Proceeds for a mortgage loan are equal to the Liquidation Proceeds, reduced by out-of-pocket expenses and advances. Net Liquidation Proceeds do not include any amounts in excess of the sum of the Principal Balance of the mortgage loan and any accrued and unpaid interest to the end of the Remittance Period during which the mortgage loan became a Liquidated Mortgage Loan.

         The master servicer will deposit Interest Collections and Principal Collections in an account in the name of the trust known as the principal and interest account.

         The indenture trustee will deposit amounts received from the master servicer on the determination dates, any amount required to be transferred from the Capitalized Interest Account, investment earnings on the amount on deposit in the pre-funding account, any amounts remaining on deposit in the pre-funding account following the end of the pre-funding period, and any amounts drawn under the policy into an account in the name of the trust known as the note account.

DISTRIBUTIONS ON THE NOTES

         Beginning with the first payment date, which will occur on October 25, 1999, distributions on the notes will be made by the indenture trustee on each payment date to the persons in whose names the notes are registered at the close of business on the record date. The record date will be the Business Day immediately preceding the payment date. Payment dates occur on the twenty-fifth day of each month or, if the day is not a Business Day, then the following Business Day. Distributions will be made by check, wire transfer, or otherwise upon the request of an owner owning notes having denominations aggregating at least $1,000,000 and notice received by the indenture trustee at least five Business Days prior to the record date. The final distribution in respect of the notes will be made only upon presentation and surrender of the notes at the office or the agency of the indenture trustee specified in the notice to holders of the final distribution.

OVERCOLLATERALIZATION FEATURE

         The Overcollateralization Amount is equal to the amount by which the Pool Balance exceeds the Note Balance. The insurer will require that the Overcollateralization Amount be maintained at the Specified
Overcollateralization Amount.

         The Overcollateralization Amount for the notes as of the closing date will be less than the initial Specified Overcollateralization Amount, thus requiring an increase in the Overcollateralization Amount on future payment dates until the Overcollateralization Amount equals the Specified
Overcollateralization Amount.

         Excess Cashflow will equal the sum of (i) the excess of Interest Collections on the mortgage loans over the sum of interest payable for the notes and fees, plus (ii) Principal Collections not required to be applied to principal amortization for the notes or to Reimbursement Amounts. Excess Cashflow will be applied as a payment of principal on the notes on each payment date to maintain the Overcollateralization Amount, or to increase it to the Specified Overcollateralization Amount. The amount of the Excess Cashflow applied as a payment of principal on a payment date is an Accelerated Principal Payment. The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount, or to increase it to the Specified Overcollateralization Amount, is not an obligation of the sponsor, the originators, Advanta Holding Trust 1999-B, the master servicer, the insurer, the indenture trustee, the owner trustee or any other person.

         The insurer may permit the Specified Overcollateralization Amount to decrease or step down over time, subject to floors and triggers. The dollar amount of any decrease in the Specified Overcollateralization Amount is an Overcollateralization Reduction Amount which may result in the removal of cash or mortgage loans from the lien of the trust on payment dates occurring after the step-downs take effect. The dollar amount of any Overcollateralization Reduction Amount will be released to the certificateholders from the monthly cashflow, which will reduce the Overcollateralization Amount.

INTEREST DISTRIBUTIONS

         Interest on the notes will be payable monthly on each payment date, commencing on October 25, 1999. On each payment date, noteholders are entitled to the Interest Distribution Amount, the Interest Shortfall Amount, and to the extent funds are available, the Net Funds Cap Carry-Forward Amount.

         For any payment date, the Interest Distribution Amount is the interest then due on the notes, calculated using the Note Interest Rate.

         The Note Interest Rate for an Interest Accrual Period is equal to the lesser of:

- the Formula Rate, which is the per annum rate equal to (x) for any payment date which occurs on or prior to the Clean-Up Call Date, the sum of LIBOR and ____% and (y) for any payment date thereafter, the sum of LIBOR and ____%, and

- the Net Funds Cap Rate, which is the per annum rate equal to (x) (A) the interest due on the mortgage loans during the prior Remittance Period, minus the sum of the amount of Prepayment Interest Shortfalls, the Relief Act Shortfalls, the servicing fee, the indenture trustee fee, the owner trustee fee and the insurer premium, divided by (B) the Pool Balance as of the opening of the prior Remittance Period, less (y) 0.50%.

         For any payment date, the Interest Shortfall Amount is equal to the sum of (1) the amount by which the Interest Distribution Amount on the date exceeded the actual amount distributed as an interest payment on the date and (2) any unreimbursed Interest Shortfall Amounts from prior payment dates together with interest thereon at the Note Interest Rate.

         CARRY-FORWARD FEATURE.

         On any payment date when the Net Funds Cap Rate is less than the Formula Rate, the excess of the amount of interest due, calculated at the Formula Rate, over the interest due calculated at the Net Funds Cap Rate, together with interest at the then-applicable Formula Rate, will be carried-forward and paid, to the extent of available funds, on future payment dates. None of the insurer, the sponsor, or the master servicer guarantees the payment of, nor do the ratings assigned to the notes address the likelihood of payment of, any Net Funds Cap Carry-Forward Amount.

         INTEREST ACCRUAL PERIOD.

         Interest on the notes for any payment date will accrue from the preceding payment date, or in the case of the first payment date, from the closing date, through the day preceding the payment date, this is known as the Interest Accrual Period. Interest on the notes will be based on the actual number of days in the Interest Accrual Period and a 360-day year.

CALCULATION OF THE LIBOR RATE FOR THE NOTES

         On each Interest Determination Date, which is the second business day preceding each payment date or, in the case of the first payment date, on the second business day preceding the closing date, the indenture trustee will determine the London interbank offered rate for one-month U.S. dollar deposits, or LIBOR, for the next Interest Accrual Period. LIBOR will be established on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as they appear on the Telerate Screen 3750, as of 11:00 a.m., London time. As used in this section, business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks, selected by the indenture trustee after consultation with the master servicer, which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated by the indenture trustee after consultation with the master servicer and (3) which are not controlling, controlled by, or under common control with, the sponsor.

         On each Interest Determination Date, the indenture trustee will determine LIBOR for the Interest Accrual Period as follows:

         first, on the basis of offered rates for one month United States dollar deposits, as this rate appears on Telerate page 3750, as of 11:00 am London time;

         second, if the rate does not appear on Telerate Page 3750 as of 11:00 am London time, LIBOR will be the arithmetic mean of the offered quotations of two or more Reference Banks, rounded to the nearest whole multiple of 1/16%;

         third, if on the Interest Determination Date fewer than two Reference Banks provide offered quotations, LIBOR for the Interest Accrual Period will be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

         The Reserve Interest Rate is the rate per annum that the indenture trustee determines to be either the arithmetic mean, rounded to the nearest whole multiple of 1/16%, of the one-month U.S. dollar lending rates which New York City banks selected by the indenture trustee are quoting on the Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the indenture trustee cannot determine the arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the indenture trustee are quoting on the Interest Determination Date to leading European banks.

         The establishment of LIBOR on each Interest Determination Date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period will, in the absence of manifest error, be final and binding. Each rate of interest may be obtained by telephoning the indenture trustee at 1-800-735-7777.

PAYMENT OF PRINCIPAL

         SCHEDULED PRINCIPAL. On each payment date, the noteholders will be entitled to receive the Scheduled Principal Distribution Amount for the payment date.

         The term of the notes has been divided into two periods, the managed amortization period and the rapid amortization period. The managed amortization period is the period commencing on the initial payment date, and ending on the earlier to occur of (x) the September 2002 payment date and (y) the payment date which immediately precedes the occurrence of a Rapid Amortization Event. The rapid amortization period is the period which follows the end of the managed amortization period. The amount of principal the noteholders will be entitled to receive varies depending on whether the payment date occurs during the managed amortization period or rapid amortization period.

         The Scheduled Principal Distribution Amount equals:

                  (A) on any payment date during the managed amortization period, the excess of (x) the lesser of (1) the maximum principal payment and (2) the Net Principal Collections over (y) the Overcollateralization Reduction Amount, if any, or

                  (B) on any payment date during the rapid amortization period, the excess of (x) the maximum principal payment over (y) the Overcollateralization Reduction Amount, if any, for the payment date.

         For any payment date, the maximum principal payment will equal 95%, the fixed allocation percentage, of the Principal Collections. For any payment date, the Net Principal Collections is the excess of (x) Principal Collections over
(y) the aggregate principal amount of all Additional Balances arising during the Remittance Period; although in no event will Net Principal Collections be less than zero. The aggregate principal distributions to the noteholders will not exceed the Original Note Balance.

         In addition, on the Final Scheduled Payment Date, which is the January 2024 payment date, the noteholders will be entitled to receive a payment of principal in an amount equal to the outstanding Note Balance. The final scheduled payment date is the twelfth payment date following the latest maturity date of a mortgage loan which amortizes according to its terms.

RAPID AMORTIZATION EVENTS

         A Rapid Amortization Event refers to any of the following events:

     (a) failure on the part of sponsor or the master servicer (1) to make a payment or deposit required under the sale and servicing agreement within five Business Days after the date the payment or deposit is required to be made or (2) to observe or perform in any material respect any other covenants or agreements of the sponsor set forth in the sale and servicing agreement, which failure continues unremedied for a period of 60 days after written notice;

     (b) any representation or warranty made by the sponsor in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after receipt of written notice and as a result of which the interests of the noteholders or the insurer are materially and adversely affected; a Rapid Amortization Event will not occur if the representation and warranty relates to a mortgage loan and the sponsor has purchased or made a substitution for the mortgage loan during the period, or within an additional 60 days with the consent of the indenture trustee and the insurer, in accordance with the provisions of the sale and servicing agreement;

     (c) the occurrence of events of bankruptcy, insolvency or receivership relating to the originators or the sponsor;

     (d) the trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940;

     (e) the occurrence of an event permitting the removal of the master servicer. See "Provisions of the Agreements -- Matters Regarding the Master Servicer" in this prospectus supplement;

     (f) a draw under the certificate guaranty insurance policy; and

     (g) a default in the payment of any interest on the notes when the same becomes due and payable, and the default continues for a period of five Business Days.

EVENTS OF DEFAULT UNDER THE INDENTURE

         The following constitute Events of Default under the indenture:

                  (i) a default in the payment of any interest when the same becomes due and payable and continuance of the default for a period of five days or a default in the payment in full of the Note Balance on the final scheduled payment date;

                  (ii) failure on the part of the trust to perform in any material respect any covenant or agreement under the indenture, other than a covenant covered in the above bullet, or the breach of a representation or warranty of the trust, which continues for a period of thirty days after notice is given; and

                  (iii) events of bankruptcy, insolvency, receivership or liquidation of the trust.

         At the direction of noteholders evidencing at least 51% of the Note Balance, the indenture trustee shall, at the direction of the insurer, or with the consent of the insurer, so long as a default by the insurer shall not have occurred and be continuing, declare an Event of Default upon the occurrence of any of the above events.

REMEDIES ON EVENT OF DEFAULT UNDER THE INDENTURE

         If an Event of Default under the indenture has occurred and is continuing, the indenture trustee (i) may, with the consent of the insurer, so long as a default by the insurer shall not have occurred and be continuing, or
(ii) shall, (x) at the direction of the insurer, so long as a default by the insurer shall not have occurred and be continuing, or (y) upon the direction of noteholders representing not less than 51% of the aggregate Note Balance, with the written consent of the insurer so long as a default by the insurer shall not have occurred and be continuing, declare the principal amount of the notes due and payable immediately. This declaration may be rescinded by the insurer or noteholders representing at least 51% of the aggregate Note Balance, with the written consent of the insurer so long as a default by the insurer shall not have occurred and be continuing.

         If the principal of the notes has been declared due and payable as described in the preceding paragraph, the indenture trustee, at the direction of the insurer, so long as a default by the insurer shall not have occurred and be continuing, may institute proceedings to collect all amounts payable on the notes, sell the assets of the trust or refrain from selling the assets of the trust.

FLOW OF FUNDS

         The indenture trustee shall deposit into the note account, without duplication, upon receipt: (i) any Insured Payments, (ii) the proceeds of any final liquidation of the assets of the trust, (iii) the Principal Collections and the Interest Collections, (iv) any Capitalized Interest Requirement, (v) investment earnings on amounts on deposit in the pre-funding account, (vi) amounts on deposit in the pre-funding account following the end of the pre-funding period, and (vii) any other amounts remitted by the master servicer or any sub-servicer.

         On each payment date, to the extent of Available Funds and to the extent these amounts are due on that payment date, the indenture trustee shall make the following allocations, disbursements and transfers in the following order of priority. Each allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                  (i) to the indenture trustee, the indenture trustee fee and to the owner trustee, the owner trustee fee;

                  (ii) to the insurer the premium due;

                  (iii) to the noteholders, the Interest Distribution Amount for the payment date;

                  (iv) to the noteholders, the Interest Shortfall Amount, if any;

                  (v) to the noteholders as a distribution of principal, the Scheduled Principal Distribution Amount;

                  (vi) to the noteholders as a distribution of principal, any amount remaining on deposit in the pre-funding account following the end of the pre-funding period;

                  (vii) to the noteholders, as a distribution of principal, an amount equal to the Overcollateralization Deficit for the payment date;

                  (viii) to the insurer, the Reimbursement Amount, if any;

                  (ix) to the noteholders, the Accelerated Principal Payment, if any;

                  (x) to the noteholders, the amount of any Net Funds Cap Carry-Forward Amount;

                  (xi) to the master servicer, reimbursement for Servicing Advances to the extent not previously reimbursed and reimbursement for Servicing Advances which have become non-recoverable;

                  (xii) to the indenture trustee and the owner trustee expenses due; and

                  (xiii) to the certificateholders, any amount remaining on deposit in the note account.

         Servicing Advances are any out-of-pocket costs and expenses, incurred by the master servicer in the performance of its servicing obligations, including, but not limited to,

                 (i) expenditures in connection with a foreclosed Mortgage Loan prior to the liquidation of the mortgage loan, including expenditures for real estate property taxes, hazard insurance premiums and property restoration or preservation,

                 (ii) the cost of any enforcement or judicial proceedings, including (a) foreclosures, and (b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability or collectability of the mortgage loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions,

                 (iii) the cost of the conservation, management, liquidation, sale or other disposition of any Mortgaged Property acquired in satisfaction of the mortgage loan, including reasonable fees paid to any independent contractor in connection therewith, and

                 (iv) advances to keep senior liens current unless the master servicer has determined that the advance would not be recoverable.

         In the event of a delinquency or default on a mortgage loan, neither the master servicer nor any sub-servicer will have any obligation to advance scheduled monthly payments of principal and interest, nor will the master servicer or any sub-servicer have an obligation to make up any Prepayment Interest Shortfall.

                           THE INSURER AND THE POLICY

THE INSURER

         The following information has been supplied by Ambac Assurance Corporation for inclusion in this prospectus supplement. No representation is made by the sponsor, the originators, the master servicer, the underwriters or any of their affiliates as to the accuracy or completeness of this information.

         Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac Assurance Corporation primarily insures newly issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc., a 100% publicly-held company. Moody's, Standard & Poor's and Fitch IBCA, Inc., have each assigned a triple-A financial strength rating to Ambac Assurance Corporation.

         The consolidated financial statements of the insurer and its subsidiaries as of December 31, 1998 and December 31, 1997, and for each of the years in the three-year period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. - which was filed with the Securities and Exchange Commission on March 30, 1999; Securities and Exchange Commission File No. 1-10777 - and the unaudited consolidated financial statements of the insurer and subsidiaries as of June 30, 1999 and for the periods ending June 30, 1999 and June 30, 1998, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 1999 - which was filed with the Securities and Exchange Commission on August 13, 1999 - are incorporated by reference into this prospectus supplement and are deemed to constitute a part of this prospectus supplement. Any statement contained in a document incorporated by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained by reference in this prospectus supplement also modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes are deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing the financial statements.

         The following table sets forth the capitalization of the insurer as of December 31, 1996, December 31, 1997, December 31, 1998 and June 30, 1999, respectively, in conformity with generally accepted accounting principles.

                                                             AMBAC ASSURANCE CORPORATION
                                                          CONSOLIDATED CAPITALIZATION TABLE
                                                                (DOLLARS IN MILLIONS)

                                                DECEMBER 31,  DECEMBER 31,     DECEMBER     JUNE 30,
                                                    1996          1997         31, 1998       1999
                                                ------------  -------------  ------------  -----------
                                                                                            (UNAUDITED)
    Unearned premiums.......................    $        995  $       1,184  $      1,303  $     1,349
    Other liabilities.......................             259            562           548          413
    Total liabilities.......................    $      1,254  $       1,746  $      1,851  $     1,762
    Stockholders' equity:(1)
      Common stock..........................    $         82  $          82  $         82  $        82
      Additional paid-in capital............             515            521           541          644
      Accumulated other comprehensive income              66            118           138           39
      Retained earnings.....................             992          1,180         1,405        1,530
    Total stockholders' equity..............           1,655          1,901         2,166        2,295
    Total liabilities and stockholders' equity  $      2,909  $       3,647  $      4,017  $     4,057

-------------

         (1) Components of stockholder's equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the insurer effective January 1, 1998. As this new standard only requires additional information on the financial statements, it does not affect the insurer's financial position or results of operations.


         For additional financial information concerning the insurer, see the audited and unaudited financial statements of the insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the insurer incorporated by reference in this prospectus supplement and copies of the insurer's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the insurer. The address of the insurer's administrative offices is One State Street Plaza, New York, New York 10004 and its telephone number is (212) 668-0340.

         The insurer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the insurer and presented under the heading "The Insurer and the Policy" in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

THE POLICY

         The insurer will issue its certificate guaranty insurance policy for the notes. This policy unconditionally guarantees the payment of Insured Payments on the notes. The insurer will make each required Insured Payment to the indenture trustee on the later of (1) the Business Day immediately preceding the payment date the Insured Payment is distributable to the holders under the indenture; and (2) the Business Day next following the day the insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the indenture trustee, specifying that an Insured Payment is due in accordance with the terms of the policy.

         The insurer's obligation under the policy will be discharged to the extent that funds are received by the indenture trustee for distribution to the Holders, whether or not those funds are properly distributed by the indenture trustee.

         For purposes of the policy, Holder as to a particular note, does not and may not include the trust, the master servicer, the sponsor or the originators.

         The insurer only insures the timely receipt of interest on the notes, calculated at the Note Interest Rate, the receipt of the Overcollateralization Deficit, if any, payable on each payment date on the notes and the principal balance of the notes on the Final Scheduled Maturity Date. The policy will not cover the Net Funds Cap Carry-Forward Amount, Prepayment Interest Shortfalls or Relief Act Shortfalls, nor does the policy guarantee to the Holders of the notes any particular rate of principal payment. The policy expires and terminates without any action on the part of the insurer or any other person on the date that is one year and one day following the date the notes have been paid in full.

         In the absence of payments under the policy, Holders will directly bear the credit risks associated with their notes.

         The policy is non-cancelable.

         The policy is issued under and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

         IN THE EVENT THAT THE INSURER WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION, ESTABLISHED UNDER THE LAWS OF THE STATE OF CALIFORNIA.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

DRAWINGS UNDER THE POLICY

         On each determination date the indenture trustee shall determine, for the next payment date, the Available Funds to be on deposit in the note account on that payment date, excluding the amounts of the indenture trustee fee, the owner trustee fee, and the premium payable to the insurer. In relation to each payment date, the Determination Date is the third Business Day next preceding that payment date or any earlier day that shall be agreed to by the insurer and the indenture trustee.

         If there is a Deficiency Amount for a payment date, the indenture trustee shall complete a telephone or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the policy, the original of which is subsequently delivered by registered or certified mail, and submit the notice to the insurer no later than 12:00 noon New York City time on the second Business Day preceding the payment date as a claim for an Insured Payment in an amount equal to the Deficiency Amount.

                          PROVISIONS OF THE AGREEMENTS

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow the collection procedures that it follows for its HELOC servicing portfolio. Consistent with this standard, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans. Subject to the sale and servicing agreement, the master servicer may increase credit limits and solicit mortgagors for a reduction in the coupon rate of a mortgage loan and arrange payment schedules with mortgagors who are delinquent.

TRANSFER OF THE MORTGAGE LOAN FILES

         In connection with the sale of the mortgage loans on the closing date and subsequent transfer dates or on the date specified in the sale and servicing agreement, the sponsor will be required to deliver or cause to be delivered to the indenture trustee a mortgage loan file consisting of, among other things,
(i) original or certified copies of credit line agreements, endorsed by the originator to the order of the indenture trustee; (ii) originals of all intervening assignments, showing a complete chain of title, including warehousing assignments, with evidence of recording; (iii) originals of all assumption and modification agreements if any; and (iv) either: (a) the original mortgage, with evidence of recording, (b) a true and accurate copy of the mortgage where the original has been transmitted for recording, until the original is returned by the public recording office or (c) a copy of the mortgage certified by the public recording office in those instances where the original recorded mortgage has been lost.

         The indenture trustee will agree, for the benefit of the noteholders, to review each file within 90 days after the closing date to ascertain that all required documents, or certified copies of documents, have been executed and received.

         The sale and servicing agreement requires that there be prepared and recorded, within 75 business days of the closing date, or, if original recording information is unavailable, within the later period permitted by the sale and servicing agreement, assignments of the mortgages from the originators to the indenture trustee, in the appropriate jurisdictions in which recordation is necessary to perfect the lien against creditors of or purchasers from the originators. These requirements may be waived by the insurer.

HAZARD INSURANCE

         The master servicer is required to maintain a level of hazard insurance on the mortgaged properties relating to the mortgage loans. The terms of the credit line agreements generally require borrowers to maintain hazard insurance.

         For any mortgaged property relating to a mortgage loan acquired upon foreclosure of a mortgage loan, or by deed in lieu of foreclosure, the master servicer is required to maintain hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of the mortgaged property or (b) the credit limit of the mortgage loan. The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket insurance policy insuring against losses on the mortgaged properties. If the blanket policy contains a deductible clause, the master servicer will be obligated to deposit in the principal and interest account the sums which would have been deposited in the account if there was no deductibles clause. The master servicer will satisfy these requirements by maintaining a blanket insurance policy. All amounts collected by the master servicer, net of any reimbursements to the master servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the principal and interest account.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The policy of the master servicer is to initiate foreclosure on a mortgaged property (i) after a loan has become delinquent and, in the judgment of the master servicer, satisfactory arrangements cannot be made with the mortgagor; (ii) if a notice of default on a senior lien is received by the master servicer; (iii) if circumstances are discovered by the master servicer which would indicate that a potential for loss exists, or (iv) foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

         The master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a senior mortgage loan or restoration of any property unless, in its sole judgment, the foreclosure, correction or restoration will increase Net Liquidation Proceeds. The master servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to noteholders or the certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         For each Remittance Period the master servicer will receive a portion of the interest collections as a monthly servicing fee. The servicing fee is equal to 0.75% per annum on the aggregate Principal Balances of the mortgage loans as of the first day of the Remittance Period, or as of the cut-off date for the first Remittance Period. All termination fees, prepayment penalties and fees, assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

         The master servicer will pay the ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for its expenses incurred in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties; the right of reimbursement shall be prior to the rights of the noteholders to receive any Net Liquidation Proceeds.

REPORTS

         Monthly reports concerning the trust and the notes will be made available to the noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 2000 calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time during the preceding calendar year.

EVIDENCE AS TO COMPLIANCE

         The master servicer is required to deliver to the indenture trustee, on or before April 15 of each year, beginning on April 15, 2001, an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

         On or before April 15 of each year, beginning April 15, 2001, the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to the master servicer or the originators, to the indenture trustee, the insurer and the rating agencies to the effect that the firm has examined a sample of the documents and the records relating to servicing of the mortgage loans under the sale and servicing agreement and that, on the basis of the examination, the firm believes that the servicing was conducted in compliance with the sale and servicing agreement except for (a) the exceptions that the firm believes to be immaterial and (b) any other exceptions contained in the report.

MATTERS REGARDING THE MASTER SERVICER

         The master servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless the duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it as evidenced by an opinion of counsel delivered to the indenture trustee and the insurer. No resignation will become effective until the indenture trustee or appointed successor master servicer has assumed the master servicer's obligations and duties under the sale and servicing agreement.

         The indenture trustee, the noteholders, each with the consent of the insurer so long as a default by the insurer shall not have occurred and be continuing, or the insurer, so long as a default by the insurer shall not have occurred and be continuing, has the right to remove the master servicer upon the occurrence of any of (a) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations; (b) the failure of the master servicer to perform any one or more of its material obligations under the sale and servicing agreement as to which the master servicer shall continue in default with respect thereto for a specified period, generally of sixty days, after notice by the indenture trustee or the insurer, if required by the sale and servicing agreement; or (c) the failure of the master servicer to cure any breach of any of its representations and warranties set forth in the sale and servicing agreement which materially and adversely affects the interests of the noteholders or the insurer, for a specified period, generally of sixty days for (a) and (b) and thirty days for
(c), after the master servicer's discovery or receipt of notice.

         The insurer may also remove the master servicer upon the occurrence of any of the following events unless remedied prior to the time frames stipulated:
(i) the failure by the master servicer to make any required Servicing

Advance which failure continues for thirty days or more after written notice from the insurer if the failure has a material and adverse effect on Net Liquidation Proceeds in the sole determination of the insurer; or (ii) the failure of the master servicer to perform one or more of its material obligations under the sale and servicing agreement, which failure continues for sixty days or more after written notice from the insurer; or (iii) certain other events described in the insurance agreement; or (iv) failure on the part of the master servicer to make a payment or deposit required under the sale and servicing agreement within five Business Days after the date the payment or deposit is required to be made.

AMENDMENTS

         The indenture and the sale and servicing agreement may each be amended by the parties to these agreements, with the prior approval of the insurer, but without the giving of notice or the receipt of the consent of the noteholders, for the purposes of curing any ambiguity or correcting or supplementing any provision which may be inconsistent with any other provision of these agreements, or complying with the requirements of the code and the regulations proposed or promulgated thereunder. These amendments may not reduce the then-current rating on the notes or materially and adversely affect the interests of any noteholder, without its written consent.

         The indenture and the sale and servicing agreement may also be amended by the parties to these agreements, with the prior written approval of the insurer and the majority noteholders, for the purpose of adding any provisions, changing in any matter or eliminating any of the provisions or modifying in any manner the rights of the noteholders. No amendment shall change the amount of, or delay the timing of, payments which are required to be distributed to any noteholders without the consent of the noteholders, or change the percentage of the noteholders which is required to consent to any amendments, without the consent of all of the noteholders affected.

THE INDENTURE TRUSTEE

         Bankers Trust Company of California, N.A., a national banking association with its principal corporate trust office in Irvine, California, will act as the indenture trustee under the indenture.

         The indenture trustee may own notes and have normal banking relationships with the sponsor, the master servicer, the originators and the insurer and/or their affiliates.

         The indenture trustee may resign at any time, in which event the sponsor will be obligated to appoint a successor indenture trustee, as approved by the insurer. The sponsor, with the prior written consent of the insurer so long as a default by the insurer shall not have occurred and be continuing, or the insurer may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of these circumstances, the sponsor will be obligated to appoint a successor indenture trustee, as approved by the insurer. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee acceptable to the insurer. If the sponsor fails to fulfill its obligations to appoint a successor indenture trustee, the insurer will have the right to do so.

         No noteholder will have any right under the indenture to institute any proceeding under the indenture unless the insurer has given its prior written consent, so long as a default by the insurer shall not have occurred and be continuing, the noteholder previously has given to the indenture trustee written notice of default and unless noteholders evidencing at least 51% of the Note Balance have made written requests upon the indenture trustee to institute the proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute any proceeding. The indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders, unless the noteholders have offered to the indenture trustee reasonable security or indemnity against the cost, expenses and liabilities which it may incur.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the notes will be used by the sponsor to acquire the mortgage loans from the originators or to repay temporary financing facilities. One or more of the underwriters, or their respective affiliates, may have provided temporary financing facilities to the sponsor or one or more of its affiliates and may receive a portion of the proceeds as a repayment of the temporary financing facilities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the notes, is based on the provisions of the Internal Revenue Code of 1986, the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date of this prospectus supplement, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to noteholders in light of their personal investment circumstances or to noteholders subject to special treatment under the U.S. federal income tax laws, for example, banks and life insurance companies. Accordingly, investors are encouraged to consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the notes.

         References in this section to sections of the Code are references to the Internal Revenue Code of 1986.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

         Based on the application of existing law to the facts as set forth in the indenture and other relevant documents and assuming compliance with the terms of the indenture as in effect on the date of issuance of the notes, Dewey Ballantine LLP, special tax counsel to the sponsor is of the opinion that the notes will be treated as debt instruments for federal income tax purposes as of that date. Accordingly, upon issuance, the notes will be treated as debt securities as described in the prospectus. In addition, special tax counsel is of the opinion that the trust will not be treated as an association taxable as a corporation, or a publicly traded partnership, or a taxable mortgage pool. See "Material Federal Income Tax Consequences" in the prospectus.

         The trust and the noteholders express in the indenture their intent that, for applicable tax purposes, the notes will be indebtedness secured by the mortgage loans. The originator, the sponsor and the noteholders, by accepting the notes, and each beneficial owner by its acquisition of a beneficial interest in a note, have agreed to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. Investors should be aware that no transaction closely comparable to this transaction has been the subject of any treasury regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation. Because different criteria are used to determine the non-tax accounting characterization of the transaction, the originator intends to treat this transaction as a sale of an interest in the Principal Balances of the mortgage loans for financial accounting and certain regulatory purposes.

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership. Tax counsel has analyzed and relied on these factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the originator and has not been transferred to the noteholders.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF NOTEHOLDERS

         INTEREST INCOME ON THE NOTES. As a general rule, interest paid or accrued on the notes will be treated as ordinary income to the noteholders thereof. A noteholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the notes in ordinary income as this interest accrues, while a noteholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include this interest in ordinary income when payments are received, or made available for receipt, by the noteholder. The following discussion is based in part on the rules governing original issue discount which are set forth in Sections 1271-1275 and the Treasury regulations issued thereunder. A noteholder should be aware, however, that these regulations do not adequately address a number of issues relevant to prepayable securities, such as the notes.

         It is anticipated, and this discussion assumes, that the notes will not be issued with original issue discount within the meaning of Section 1273, and that the trust will not take any original issue discount deduction with respect thereto. If the notes were issued at more than a de minimis discount, however, these notes would be treated as issued with original issue discount for federal income tax purposes. The amount of original issue discount on a note will be considered to be zero if it is less than a de minimis amount determined under the code.

         In general, original issue discount, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. The issue price of a note is the first price at which a substantial amount of notes is sold to the public, excluding bond houses, brokers, underwriters or wholesalers. The issue price of a note also includes the amount paid by an initial noteholder for accrued interest that relates to a period prior to the issue date of the note. The stated redemption price at maturity of a note includes the original principal amount of the note, but generally will not include distributions of interest if the distributions constitute qualified stated interest.

         Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the note. Interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Because the notes will not be entitled to penalty payments of interest on interest deficiencies other than interest at the coupon rate on the amount of the deficiencies and do not provide for default or acceleration rights in the event of interest shortfalls, the interest payments on the notes may not be treated by the IRS as qualified stated interest, and in this event, the interest payments would be taxed as original issue discount. Noteholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a note. While the tax treatment of interest on the notes is not entirely clear, the trust intends to treat the stated interest on the notes as qualified stated interest for original issue discount purposes.

         A noteholder of a note treated as issued with original issue discount is required to include in gross income for each taxable year, for all days it holds the note, the sum of the daily portions of the original issue discount. The amount of original issue discount includible in income by a noteholder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. The amount of original issue discount includible in income of a noteholder for an accrual period, the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the note and the adjusted issue price of the note at the beginning of the accrual period, reduced by any payments of qualified stated interest during this accrual period. The adjusted issue price at the beginning of an accrual period is the sum of its issue price plus prior accruals of original issue discount, reduced by the total payments made on the note in all prior periods, other than qualified stated interest payments.

         The amount of original issue discount to be included in income by holders is computed by taking into account the anticipated rate of prepayments and the constant draw rate assumed in pricing the debt instrument. The amount of original issue discount that will accrue during an accrual period for the notes is any excess of the sum of (a) the present value of all payments remaining to be made on the notes as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the notes, over the adjusted issue price of the notes at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the note, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original anticipated rate of prepayments and constant draw rate. The effect of this method is to increase the portions of original issue discount required to be included in income by a noteholder to take into account prepayments at a rate that exceeds the anticipated rate of prepayments, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a noteholder to take into account prepayments at a rate that is slower than the anticipated rate of prepayments. Although original issue discount will be reported to noteholders based on the anticipated rate of prepayments, no representation is made to noteholders that mortgage loans will be prepaid at that rate or at any other rate.

         A subsequent noteholder of a note will also be required to include original issue discount in gross income, but a holder who purchases this note for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a note's issue price, to offset the original issue discount by comparable economic accruals of portions of the excess.

         VARIABLE RATE NOTES. Because the notes bear interest at a rate that varies directly, according to a fixed formula, with an objective index, the amount of original issue discount on a note will accrue in the manner described under " -- Interest Income on the Notes" by assuming generally that this index will remain fixed throughout the term of the notes, with appropriate adjustments made for the actual variable rate.

         MARKET DISCOUNT. Noteholders should be aware that the resale of a note may be affected by the market discount rules of the code. These rules generally provide that, subject to a de minimis exception, if a noteholder acquires a note at a market discount, which means, at a price below its adjusted issue price as defined in the Code, and thereafter recognizes gain upon a disposition of the note, the lesser of the gain or the portion of the market discount that accrued while the note was held by the noteholder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may instead elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method.

         PREMIUM. A noteholder who purchases a note for more than its stated redemption price at maturity will be subject to the premium amortization rules of the code. Under those rules, the noteholder may elect to amortize the premium on a constant yield method. Amortizable premium reduces interest income on the note. If the holder does not make this election, the premium paid for the note generally will be included in the tax basis of the note in determining the gain or loss on its disposition.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. A noteholder of a note may elect to accrue all interest, discount, including de minimis market or original issue discount, in income, as adjusted by any amortizable premium, as interest, based on a constant yield method. If this election were to be made for a note with market discount, the noteholder of the note would be deemed to have made an election to include in income currently market discount for all other debt instruments having market discount that the noteholder acquires during the year of the election or thereafter. Similarly, a noteholder of a note that makes this election for a note that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the noteholder owns or acquires. The election to accrue interest and discount on a constant yield method for a note is irrevocable.

         Each noteholder should consult his own tax advisor regarding the impact of the original issue discount, market discount, and premium amortization rules.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

         Although, as described above, it is the opinion of tax counsel that the notes are properly characterized as debt for federal income tax purposes, the opinion of tax counsel is not binding on the courts or the IRS and no assurance can be given that this characterization will prevail. It is possible that the IRS could assert that the transaction contemplated by this prospectus supplement constitutes a sale of the mortgage loans, or an interest in the mortgage loans, to the noteholders and that the proper classification of the legal relationship between the sponsor, the originator and the noteholders resulting from this transaction is that of a partnership, including a publicly traded partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation.

         If it were determined that this transaction created an entity classified as a publicly traded partnership taxable as a corporation, the trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for distribution to the noteholders. Cash distributions to the noteholders generally would be treated as dividends for tax purposes to the extent of the corporation's earnings and profits. If the transaction were treated as creating a partnership, but not a publicly traded partnership taxable as a corporation, between the noteholders and the holders of the certificates, the partnership itself would not be subject to U.S. federal income tax; rather, each noteholder of a certificate and each holder would be taxed individually on its respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the noteholders and the holder of the certificates could differ if the notes were held to constitute partnership interests rather than indebtedness.

         The sponsor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as these requirements would apply if the notes were not treated as indebtedness.

FOREIGN INVESTORS

         The IRS recently issued Withholding Regulations which make certain modifications to withholding, backup withholding and information reporting rules. The Withholding Regulations attempt to unify certification requirements and modify certain reliance standards. The Withholding Regulations will generally be effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the Withholding Regulations.

         In general, subject to various exceptions, interest, including original issue discount, if any, paid on a note to a person other than: (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity, treated as a corporation or a partnership for federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulations,
(iii) an estate whose income is subject to United States federal income tax regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, including specified types of trusts in existence on August 20, 1996 that may elect to be treated as United States persons to the extent permitted in Treasury regulations, is not subject to U.S. federal income and withholding tax, but only if the interest is portfolio interest.

         Interest paid, or accrued, to a noteholder who is a non-U.S. Person will be considered portfolio interest, and generally will not be subject to United States federal income tax and withholding tax, unless (1) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, (2) the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax for the note with an appropriate statement, on Form W-8BEN, Form W-8 or other similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that non-U.S. person's name and addresses. Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. Form W-8 is valid only until December 31, 2000. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN, Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the note. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated under an applicable tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement, e.g., a Form W-8BEN, signed under penalties of perjury, to that effect. In addition, the Withholding Regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty.

         If the notes were deemed to be partnership interests, interest payments on the notes could be treated as guaranteed payments within the meaning of the partnership provisions of the code. These guaranteed payments could be subject to a 30% withholding tax, or lower treaty rate, if the trust were engaged in a U.S. trade or business because guaranteed payments do not appear to satisfy the requirements to be treated as portfolio interest under the code. If the notes were deemed to be partnership interests and the interest payments were not guaranteed payments, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of effectively connected income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, the foreign partner also would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

         If the trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable tax treaty.

         If, contrary to the opinion of tax counsel, the notes are recharacterized as equity interests in a partnership, or in an association or publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the notes and the policy as having been paid to the noteholder.

BACKUP WITHHOLDING

         Noteholders may be subject to backup withholding at the rate of 31% on interest paid on the notes if the noteholders, upon issuance, failed to supply the indenture trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, failed to report interest, dividends, or other reportable payments as defined in the code, properly, or failed to provide the indenture trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid, and original issue discount accrued, if any, on the notes, and the amount of interest withheld for U.S. federal income taxes, if any, for each calendar year, except as to exempt noteholders. Exempt noteholders are noteholders that are corporations, tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only noteholder of record is Cede, as nominee for DTC, holders and the IRS will receive tax and other information including the amount of interest paid on the notes owned from direct and indirect participants of the DTC system rather than from the indenture trustee. The indenture trustee, however, will respond to requests for necessary information to enable direct and indirect participants of the DTC system and other persons to complete their reports. Each non-exempt beneficial owner of a note will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt beneficial owner of a note fail to provide the required certification, the direct and indirect participants of the DTC system, or the indenture trustee, will be required to withhold 31% of the interest and payment of original issue discount, and principal, otherwise payable to the beneficial owner, and remit the withheld amount to the IRS as a credit against the beneficial owner's federal income tax liability.

         The Withholding Regulations change some of the rules relating to backup withholding, but are not effective until December 31, 2000. See "Material Federal Income Tax Consequences -- Foreign Investors" in the prospectus.

TAX-EXEMPT ENTITIES

         A tax-exempt noteholder may be subject to less favorable tax treatment because an interest in a partnership may generate unrelated business taxable income subjecting the noteholder to the unrelated business taxable income provisions of the code.

                                   STATE TAXES

         The sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state. Investors considering an investment in the notes may wish to consult their own tax advisors regarding the tax consequences.

         INVESTORS MAY WISH TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, and/or Section 4975 of the Code prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and some types of Keogh Plans, that are subject to ERISA or to Section 4975 from engaging in transactions with persons that are parties in interest under ERISA or disqualified persons under the Code with respect to the benefit plans. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

         References in this section to sections of the Code are references to the Internal Revenue Code of 1986.

         Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an equity interest in the trust and none of the exceptions contained in this regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the sponsor believes that the notes should be treated as indebtedness without substantial equity features for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred significant losses. However, even if the notes are treated as indebtedness without substantial equity features under the Code, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or a disqualified person for the benefit plan. In this case, exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption 90-l, regarding investments by insurance company pooled separate accounts; Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts; Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; Prohibited Transaction Class Exemption 96-23, regarding transactions affected by in-house asset managers and Prohibited Transaction Class Exemption 84-14, regarding transactions effected by qualified professional asset managers. Each investor using the assets of a benefit plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another Department of Labor exemption.

         Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements; however, these plans may be subject to comparable federal, state or local law restrictions.

         A benefit plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the availability of exemptive relief from the prohibited transaction rules and their potential consequences.

                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the notes will be rated in the highest rating category of the rating agencies, the notes will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the notes, which because they evidence interests in a pool that includes junior mortgage loans are not mortgage related securities under SMMEA. See "Legal Matters" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement among the sponsor, Banc of America Securities LLC and Morgan Stanley Dean Witter, the underwriters and the sponsor have agreed to cause the trust to sell to the underwriters, and the underwriters have agreed to purchase, the following principal amounts of notes set forth opposite their names below.

                                             PRINCIPAL AMOUNT
      UNDERWRITERS                               OF NOTES
      ------------                               --------
Morgan Stanley Dean Witter..............       $
Banc of America Securities LLC..........       $
         Total..........................       $

         In the underwriting agreement, each of the underwriters has agreed, subject to the terms and conditions in the underwriting agreement, to purchase all of its respective allocation of the notes if any of the notes are purchased.

         The underwriters have advised the sponsor that they propose initially to offer the notes to the public at the price set forth on the cover page hereof, and to specified dealers at a price less a concession not in excess of ____%. The underwriters may allow and these dealers may reallow a concession not in excess of ____%. After the initial public offering, the public offering price and the concessions and reallowances may be changed.

         Until the distribution of the notes is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

         If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are set forth on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

         Neither the sponsor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither the sponsor nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

         The sponsor has agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

         The sponsor has been advised by the underwriters that the underwriters presently intend to make a market in the notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and this market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of any trading markets for the notes.

                                  LEGAL MATTERS

         Legal matters in connection with the issuance of the notes will be passed upon for the sponsor by Dewey Ballantine LLP, New York, New York. Brown & Wood LLP, New York, New York, will act as counsel for the underwriters.

                                     Experts

       The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                                     Ratings

       It is a condition to issuance that the notes be rated "AAA" by S&P and "Aaa" by Moody's.

       The ratings assigned to the notes will depend primarily upon the financial strength of the insurer. Any reduction in a rating assigned to the financial strength of the insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes.

       A securities rating addresses the likelihood of the receipt by noteholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield nor the likelihood of the payment of the Net Funds Cap Carry-Forward Amount.

       A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                    GLOSSARY

         "ACCELERATED PRINCIPAL PAYMENT" means the amount of the Excess Cashflow applied as a payment of principal.

         "ADDITIONAL BALANCES" means the amounts of draws that are assigned to the trust.

         "AVAILABLE FUNDS" means, for any payment date, any Insured Payments, the Principal Collections and the Interest Collections, any Capitalized Interest Requirement, any investment earnings on the amounts on deposit in the pre-funding account, any amounts transferred from the pre-funding account following the end of the pre-funding period and other amounts remitted by the master servicer or any sub-servicer.

         "BUSINESS DAY" means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in the State of New York or in the city in which the principal corporate trust office of the indenture trustee is located, are authorized or obligated by law or executive order to be closed.

         "CAPITALIZED INTEREST REQUIREMENT" will be an amount equal to the product of (x) the sum of the Note Interest Rate and the rate at which the insurer premium is calculated and (y) the amount on deposit in the pre-funding account as of the preceding payment date (or as of the closing date, in the case of the first payment date), less investment earnings on the amounts on deposit in the pre-funding account.

         "CLEAN-UP CALL DATE" is the first payment date on which the clean-up call could be exercised.

         "DEFICIENCY AMOUNT" means, as of any payment date, the excess, if any, of Required Payments over the amount of Available Funds minus the owner trustee's fee, the indenture trustee's fee and the premium payable to the insurer.

         "DUE FOR PAYMENT" shall mean the Business Day immediately preceding the payment date on which Insured Amounts are due.

         "EXCESS CASHFLOW" means the sum of (x) the excess of Interest Collections over the sum of interest payable on the notes plus fees, and (y) Principal Collections not required to be applied to principal amortization of the notes or to Reimbursement Amounts.

         "FORMULA RATE" means, (x) for any payment date which occurs on or prior to the Clean-Up Call Date, the per annum rate equal to the sum of LIBOR plus ____% and (y) for any payment date thereafter, the sum of LIBOR plus ____%.

         "HELOCS" means home equity revolving credit line loans.

         "INSURED AMOUNTS" shall mean, with respect to any payment date, the Deficiency Amount for such payment date.

         "INSURED PAYMENTS" means, for any payment date, the amount actually paid by the insurer to the indenture trustee equal to (1) the Insured Amount for that payment date plus (2) Preference Amounts for any given Business Day.

         "INTEREST ACCRUAL PERIOD" means the period from the preceding payment date, or in the case of the first payment date, from the closing date, through the day preceding the payment date.

         "INTEREST COLLECTIONS" means, for any payment date the sum of (i) the amounts collected on the mortgage loans in respect of interest during the Remittance Period, including the portion of Net Liquidation Proceeds allocable to interest and (ii) for mortgage loans that are 180 or more days delinquent the amount of total Net Liquidation Proceeds.

         "INTEREST DISTRIBUTION AMOUNT" means, for any payment date, the interest then due on the notes, calculated at the Note Interest Rate and based on the actual number of days in the Interest Accrual Period and a year of 360 days.

         "INTEREST SHORTFALL AMOUNT" means, for any payment date, the sum of (1) the amount by which the Interest Distribution Amount exceeded the actual amount distributed in respect of interest and (2) any unreimbursed Interest Shortfall Amounts from prior payment dates together with interest at the Note Interest Rate.

         "LIBOR" means the London interbank offered rate for one-month Eurodollar deposits appearing on the Telerate screen page 3750, as of the second LIBOR Business Day prior to the first day of the Interest Accrual Period, or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Accrual Period.

         "LIQUIDATED MORTGAGE LOAN" means a defaulted mortgage loan which (1) the master servicer has determined that it has recovered all amounts it expects to recover or (2) which is 180 days or more delinquent, whichever is the first to occur.

         "LIQUIDATION PROCEEDS" means the proceeds, excluding any amounts drawn on the policy, received in connection with the liquidation of any Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

         "MAXIMUM PRINCIPAL AMOUNT" means, for any payment date, 95% of Principal Collections.

         "NET FUNDS CAP CARRY-FORWARD AMOUNT" means, on any payment date, the excess of the amount of interest due based on the Formula Rate, over the interest due based on the Net Funds Cap Rate, together with interest at the then-applicable Formula Rate.

         "NET FUNDS CAP RATE" means the per annum rate, equal to (x) (A) the product of (i) twelve and (ii) the interest due on the mortgage loans during the prior Remittance Period, minus the amount of Prepayment Interest Shortfalls and Relief Act Shortfalls for the Remittance Period, net of the servicing fee, the indenture trustee fee, the owner trustee fee and the premium payable to the insurer under the policy, divided by (B) the Pool Balance as of the opening of the Remittance Period, less (y) 0.50%.

         "NET LIQUIDATION PROCEEDS" means, an amount equal to the Liquidation Proceeds, reduced by out-of-pocket expenses and advances, but not including the portion, if any, of the amount that exceeds the sum of (1) the Principal Balance of the mortgage loan and (2) any accrued and unpaid interest to the end of the Remittance Period during which the mortgage loan became a Liquidated Mortgage Loan.

         "NET PRINCIPAL COLLECTIONS" means, for any payment date, the excess of
(x) Principal Collections over (y) the aggregate principal amount of all Additional Balances arising during the Remittance Period. In no event will Net Principal Collections be less than zero for any payment date.

         "NOTE BALANCE" means, as of any date, an amount equal to the Original Note Balance minus the aggregate of amounts previously distributed as principal to the noteholders.

         "NOTE INTEREST RATE" means, for an Interest Accrual Period, the lesser of the Formula Rate and the Net Funds Cap Rate.

         "ORIGINAL NOTE BALANCE" means $275,000,000.

         "OVERCOLLATERALIZATION AMOUNT" means, the amount, if any, by which the Pool Balance exceeds the Note Balance.

         "OVERCOLLATERALIZATION DEFICIT" means, for any payment date, the amount by which the Note Balance, after giving effect to all other amounts distributable and allocable as principal on the notes on the payment date, exceeds the aggregate of the Principal Balances of all of the mortgage loans as of such payment date.

         "OVERCOLLATERALIZATION REDUCTION AMOUNT" means the dollar amount of any decrease in the Specified Overcollateralization Amount.

         "POOL BALANCE" means, on any day, the aggregate of the Principal Balances of all mortgage loans as of that day.

         "PREFERENCE AMOUNT" means any payment on a note which has become Due for Payment and which is made to a Holder by or on behalf of the indenture trustee which has been deemed a preferential transfer and theretofore recovered from its Holder under the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         "PREPAYMENT INTEREST SHORTFALLS" means shortfalls in interest collections that result from the timing of prepayments.

         "PRINCIPAL BALANCE" of any mortgage loan, other than a Liquidated Mortgage Loan, on any date is equal to its original principal balance as of the cut-off date plus any Additional Balances minus all collections credited as principal payments in accordance with the credit line agreement. The Principal Balance of a Liquidated Mortgage Loan is zero.

         "PRINCIPAL COLLECTIONS" means, as to any payment date, the amounts collected in respect of principal during the Remittance Period, including the portion of Net Liquidation Proceeds, other than for mortgage loans that are 180 or more days delinquent, allocated to principal under the terms of the credit line agreements.

         "RAPID AMORTIZATION EVENT" means the events described under "Description of the Notes -- Rapid Amortization Events" in this prospectus supplement.

         "REIMBURSEMENT AMOUNTS" means all amounts due and owing to the insurer and unreimbursed draws on the policy, together with interest.

         "RELIEF ACT SHORTFALLS" are interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940.

         "REMITTANCE PERIOD" means, for any payment date, the calendar month preceding the month of the payment date.

         "REQUIRED PAYMENTS" means, as of any payment date, the sum of (a) the Interest Distribution Amount, excluding any Prepayment Interest Shortfalls and any Relief Act Shortfalls, plus any Interest Shortfall Amount, (b) for any payment date, any shortfalls in Available Funds to pay the Overcollateralization Deficit and (c) on the final scheduled payment date, any shortfall of Available Funds to pay the outstanding principal amount of the notes.

         "SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" means:

         (A) on any payment date during the managed amortization period, the excess, but in no event less than zero, of (x) the lesser of (1) the Maximum Principal Payment and (2) the Net Principal Collections over (y) the Overcollateralization Reduction Amount, if any, for the payment date or

         (B) on any payment date during the rapid amortization period, the excess of (x) the Maximum Principal Payment over (y) the Overcollateralization Reduction Amount, if any, for the payment date.

         "SERVICING ADVANCES" means any out-of-pocket costs and expenses, incurred by the master servicer in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed mortgage loan prior to the liquidation of the mortgage loan, including expenditures for real estate property taxes, hazard insurance premiums and property restoration or preservation; (ii) the cost of any enforcement or judicial proceedings, including (a) foreclosures, and (b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability or collectability of the mortgage loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions, (iii) the cost of the conservation, management, liquidation, sale or other disposition of any mortgaged property acquired in satisfaction of the mortgage loan, including reasonable fees paid to any independent contractor in connection therewith, and
(iv) advances to keep senior liens current unless the master servicer has determined that the advance would not be recoverable.

         "SPECIFIED OVERCOLLATERALIZATION AMOUNT" means a level of overcollateralization specified by the insurer.

PROSPECTUS
--------------------------------------------------------------------------------

         [ADVANTA LOGO]                    [ADVANTA LOGO]
ADVANTA CONDUIT RECEIVABLES, INC.    ADVANTA MORTGAGE CORP. USA
             Sponsor                       Master Servicer

                     Mortgage Loan Asset-Backed Securities,
                               Issuable in Series

--------------------------------------------------------------------------------

Advanta Conduit Receivables, Inc. may sell, from time to time, a series of mortgage loan asset-backed securities backed solely by the assets of the issuing trust. The assets of each trust consist primarily of a pool of mortgage loans.

                                                  THE SECURITIES --
                                                  - will be issued from time to time in series
  WE SUGGEST THAT YOU READ THE SECTION ENTITLED
  "RISK FACTORS" ON PAGE 9 OF THIS PROSPECTUS     - will be issued by trusts established by Advanta
  AND CONSIDER THESE FACTORS BEFORE MAKING A        Conduit Receivables, Inc.
  DECISION TO INVEST IN THESE SECURITIES.
                                                  - will be backed by one or more pools of mortgage
  These securities are mortgage loan asset-         loans held by the issuing trust
  backed securities which represent interests in
  or obligations of the trust issuing that        - will be rated in one of the four highest rating
  series of securities and are not interests in     categories by at least one nationally recognized
  or obligations of any other person or entity.     statistical rating organization

  Neither these securities nor the mortgage       - may have the benefit of one or more forms of
  loans will be insured or guaranteed by any        credit enhancement, such as insurance policies,
  governmental agency or instrumentality.           overcollateralization, subordination or reserve
                                                    funds.

  Retain this prospectus for future reference.    THE ASSETS --
  This prospectus may not be used to consummate   The assets of each trust will primarily consist of
  sales of securities unless accompanied by the   a pool of mortgage loans, funds on deposit in one
  prospectus supplement relating to the offering  or more accounts and forms of credit support
  of these securities.                            described in this prospectus and in the prospectus
                                                  supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS AUGUST 10, 1999

    IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement, which describes the specific terms of your series of securities.

         This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                                TABLE OF CONTENTS

                                                 PAGE
                                                 ----
SUMMARY OF PROSPECTUS...............................4

RISK FACTORS........................................9

THE TRUSTS.........................................15

THE MORTGAGE LOANS.................................15
      Interest Payments on the Mortgage
         Loans.....................................18
      Prepayment Fees; Due on Sale Clauses;
         Assumable Mortgage Loans..................18
      Statistical Information Concerning
         the Mortgage Loans........................18

MORTGAGE LOAN PROGRAM AND UNDERWRITING GUIDELINES..19
      Description of Underwriting Guidelines.......20
      Representations and Warranties
         Concerning the Mortgage Loans.............23
      The Master Servicer May Act
         Through Sub-Servicers.....................23

DESCRIPTION OF THE SECURITIES......................24
      General Payment Terms of
         Securities................................25
      Payment Date Distributions...................26
      Determination of Principal and
         Interest on the Securities................26
      Yield Considerations.........................27
      Maturity And Prepayment Considerations.......28
      Form of Securities...........................29
      Assignment of Mortgage Loans.................31
      Pre-Funding Feature; Mandatory
         Prepayment................................31
      Payments on Mortgage Loans;
         Deposits to Accounts......................32
      Withdrawals from the Principal and
         Interest Account..........................33
      Delinquency Advances and
         Servicing Advances........................34
      Reports to Securityholders...................36

DESCRIPTION OF CREDIT ENHANCEMENT..................36
      Financial Guaranty Insurance
         Policies..................................36
      Cross Support Among Classes..................37
      Overcollateralization........................37
      Subordination of Classes.....................38
      Letter of Credit.............................38
      Reserve Accounts.............................38
      Derivative Contracts.........................38
      Reduction or Substitution of Credit
         Enhancement...............................38

SERVICING PROCEDURES...............................39
      Collection and Other Servicing
         Procedures................................39

                                                 PAGE
                                                 ----
      Realization Upon Defaulted
         Mortgage Loans............................41
      Hazard Insurance Policies....................42

THE SPONSOR........................................43

THE MASTER SERVICER................................43

AVAILABLE INFORMATION; INCORPORATION
     OF INFORMATION BY REFERENCE...................43

THE AGREEMENTS.....................................45
      Servicing and Other Compensation
         and Payment of Expenses...................45
      Evidence as to Compliance....................45

      Removal and Resignation of the
         Master Servicer...........................46
      Amendments to the Agreements.................47
      Retirement of Securities; Redemption.........47
      The Trustee..................................48

LEGAL ASPECTS OF MORTGAGE LOANS....................49
      Enforcement of the Mortgage Note.............49
      Deeds of Trust or Mortgages..................50
      Cooperative Loans............................51
      Foreclosure of Mortgage Loans................51
      Foreclosure on Cooperative Loans.............52
      Rights of Redemption.........................53
      Environmental Legislation....................53
      Enforceability of Mortgage Loans
         Provisions................................53
      California Deeds of Trust....................54
      Applicability of Usury Laws..................55
      Soldiers' and Sailors' Civil Relief
         Act of 1940...............................55

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........56
      Grantor Trust Securities.....................57
      REMIC Securities.............................58
      Special Tax Attributes.......................59
      Debt Securities..............................66
      Partnership Interests........................67
      FASIT Securities.............................70
      Discount and Premium.........................72
      Backup Withholding...........................76
      Foreign Investors............................76

STATE TAX CONSIDERATIONS...........................78

ERISA CONSIDERATIONS...............................78
      Certificates.................................79
      Notes........................................81
      Consultation With Counsel....................82

REPORTS............................................82

INVESTMENT MATTERS.................................82

USE OF PROCEEDS....................................82

METHODS OF DISTRIBUTION............................83

LEGAL MATTERS......................................83

FINANCIAL INFORMATION..............................83

ADDITIONAL INFORMATION.............................83

ANNEX I.............................................1

                              SUMMARY OF PROSPECTUS

- This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

- This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

SECURITIES

     Mortgage loan asset-backed certificates and mortgage loan asset-backed notes issuable from time to time in series, in fully registered form or book entry only form, in authorized denominations, as described in the prospectus supplement.

THE SPONSOR

         Advanta Conduit Receivables, Inc. is a Nevada corporation whose principal offices are located at 10790 Rancho Bernardo Road, San Diego, California 92127 and its telephone number is (858) 676-3099.

THE MASTER SERVICER

     Advanta Mortgage Corp. USA or its successors and assigns.

THE SUB-SERVICERS

     The master servicer may appoint sub-servicers, who may be affiliates, to perform its servicing duties.

ISSUER OF SECURITIES

     The issuer of each series of securities will be a trust established by the sponsor or one of its affiliates. The securities will either be notes or certificates. Notes will represent indebtedness of the trust. Certificates will represent beneficial ownership interests in the trust.

THE MORTGAGE LOANS

     Each trust will hold one or more pools of mortgage loans, which may include:

- conventional, non-government insured mortgage loans secured by one-to-four family residential properties;

- mortgage loans secured by condominiums or security interests in shares in cooperative housing corporations;

-        mortgage loans on manufactured homes;

-        mortgage loans secured by junior liens on mortgaged properties;

-        non-conforming mortgage loans;

- mortgage loans with loan-to-value ratios in excess of 100% of the appraised value of the related mortgaged property but not in excess of 125%; and

-        revolving home equity lines of credit.

         The mortgage loans may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

     The sponsor will direct each trust to acquire the mortgage loans from affiliated originators, unaffiliated originators or warehouse trusts.

- Mortgage loans originated by affiliated originators will have been originated in accordance with the sponsor's underwriting guidelines.

- Mortgage loans originated by unaffiliated originators and purchased by the sponsor or its affiliates will have been originated either in accordance with the sponsor's guidelines or in accordance with guidelines approved by the sponsor.

- Mortgage loans may have been purchased by the sponsor in bulk acquisitions and those loans will have been originated in accordance with the original originator's guidelines.

     The majority of the mortgage loans will be non-conforming mortgage loans in that they have credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines.

THE SECURITIES

     The securities of a series may be issued in one or more classes, as specified in the prospectus supplement. One or more classes of securities of each series:

- may be entitled to receive distributions allocable only to principal, only to interest or to any combination of principal and interest;

- may only be entitled to receive distributions of prepayments of principal throughout the lives of the securities or during specified periods;

- may be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, and payments of principal and interest to one or more other classes of the same series throughout the life of the securities or during specified periods;

- may be entitled to receive distributions only after a specified period of time has passed, a specified amount of principal has been paid down, or a specified percentage of credit enhancement has built up: this could take the form of a lockout feature, in which a class receives no principal distributions for an initial period, then receives all principal distributions for a period: subordinated classes could be entitled to receive payments of principal only after a specified overcollaterization target had been met;

- may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the issuing trust;

- may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time;

- may accrue, and not pay, interest until other classes of the series have been paid in full; the accrued interest will be added to the principal or notional amount of the securities and will be payable only after the other classes have been paid; and

- may be entitled to distributions allocable to interest only after the occurrence of specified events; the accrued interest will be added to the principal or notional amount of the securities until the specified events occur.

The timing and amounts of distributions may vary among classes, over time, or otherwise as specified in the prospectus supplement.

     Interest only and principal only securities are subject to investment risks that are a function of the prepayment speed of the underlying pool of mortgage loans, optional or mandatory prepayment features of the securities, and the price paid for the securities. Some investors in these securities could lose their investment. The ratings assigned to these securities frequently will not address these risks, so a substantial loss may not be inconsistent with a high rating. These interest only and principal only securities are appropriate investments only for sophisticated investors who are able to independently assess the risks of their investment.

DISTRIBUTIONS ON THE SECURITIES

     Owners of securities will be entitled to receive payments in the manner described in the prospectus supplement. The prospectus supplement will specify:

- whether distributions will be made monthly, quarterly, semi-annually or at other intervals;

- the amount allocable to payments of principal and the amount allocable to payments of interest on any distribution date; and

-    the priorities which govern the distributions of principal and interest.

PRE-FUNDING FEATURE

     A trust may enter into agreements with the sponsor, in which the sponsor will request or direct the trust to acquire mortgage loans after the securities are issued. The transfer of mortgage loans after the date the securities are issued is known as the pre-funding feature. Any subsequent mortgage loans will be required to conform to the requirements described in the prospectus supplement. If the pre-funding feature is used, the trustee or indenture trustee will be required to deposit all or a portion of the proceeds of the sale of the securities of the series in a segregated account. The subsequent mortgage loans will be transferred to the trust in exchange for money released from the segregated account. These transfers must occur within a specified period, not to exceed one year. If a trust elects federal income treatment as a REMIC or as a grantor trust, the pre-funding period will be limited to three months. If all of the monies originally deposited in the account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a class or classes of securities.

OPTIONAL REDEMPTION

     The master servicer or any of its affiliated sub-servicers or, if applicable, the credit enhancement provider may, at their respective options, cause the early redemption of a series of securities through the purchase of the mortgage loans in the trust. The optional redemption may only occur on a date following the date when the aggregate outstanding principal balance of either the securities or the mortgage loans is reduced below a specified percentage of their respective original balances.

MANDATORY REDEMPTION

     The trustee or the indenture trustee, as applicable, the master servicer or any of its affiliated sub-servicers or other persons specified in the prospectus supplement may be required to cause the early redemption of a series of securities by soliciting competitive bids for the purchase of the assets of the trust or otherwise.

     If a pre-funding feature is used for any series of securities, at the end of the pre-funding period any unused amounts will be applied as a mandatory redemption of a class or classes of securities.

ADVANCES

     The servicer of the mortgage loans may be obligated to advance delinquent installments of interest, or principal and interest, less applicable servicing fees, on the mortgage loans. The obligation to make advances may be limited to amounts due to the owners of securities of the series, amounts deemed to be recoverable from late payments or liquidation proceeds, specified periods or to any combination of these considerations. The extent of the obligation to make advances will be specified in the prospectus supplement. The advance will be recoverable as specified in the prospectus supplement.

     In addition, the servicer may be obligated, in some months to pay interest shortfalls which arise due to prepayments on the mortgage loans in the month in which the prepayment occurs. The payment must come from the servicer's own funds without any right of reimbursement but are limited to the servicing fee the master servicer collected that month.

CREDIT ENHANCEMENT

     Credit enhancement refers to a mechanism that is intended to protect the owners of securities against losses due to defaults on the mortgage loans. A series of securities, or some of the classes within the series, may have the benefit of one or more types of credit enhancement including but not limited to, the following:

- the use of excess interest to cover losses and to distribute as principal to create overcollateralization;

- the subordination of distributions on the lower classes of securities to the required distributions in more senior classes of securities;

- the allocation of losses on the mortgage loans to the lower classes of securities; and

- the use of cross support, reserve funds, financial guarantee insurance policies, guarantees, letters of credit and similar instruments and arrangements.

     The protection against losses afforded by any credit enhancement will be limited in the manner described in the prospectus supplement.

BOOK ENTRY REGISTRATION

     One or more classes of a series of securities may be issued in book entry form in the name of a clearing agency registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of book entry securities may be made only through entries on the books of the clearing agency. All references to the holders or owners of securities mean the beneficial owners, unless the context specifically requires otherwise.

FEDERAL INCOME
TAX CONSEQUENCES

     The securities of each series will, for federal income tax purposes, constitute one of the following:

- interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code,

- regular interests or residual interests in a trust treated as a real estate mortgage investment conduit or REMIC under Sections 860A through 860G of the Internal Revenue Code,

-        debt issued by a trust,

-        interests in a trust which is treated as a partnership, or

- regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or FASIT under Sections 860H through 860L of the Internal Revenue Code.

         We suggest that you review Material Federal Income Tax Consequences beginning on page 56 in this prospectus and in the prospectus supplement. In addition, you may wish to consult your own tax advisor concerning your investment.

ERISA CONSIDERATIONS

     A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or Section 4975 of the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review ERISA Considerations beginning on page 79 in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT MATTERS

     The prospectus supplement will state whether or not the securities will constitute mortgage related securities under the Secondary Mortgage Market Enhancement Act of 1984.

RATING

     Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency.

RISK FACTORS

     Investment in the securities will be subject to one or more risk factors, including declines in the value of mortgaged properties, prepayment of mortgage loans, higher risks of defaults on particular types of mortgage loans, limitations on security for the mortgage loans, limitations on credit enhancement and various other factors. We suggest that you read Risk Factors beginning on page 9 in this prospectus and in the prospectus supplement for a discussion of these and other risk factors that you may wish to consider before investing in the securities.

                                  RISK FACTORS

         You may wish to consider the following risk factors prior to any purchase of any class of securities. You may also wish to consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES, AND MAY HAVE TO HOLD YOUR SECURITIES TO MATURITY EVEN THOUGH YOU MAY WANT TO SELL IT.

A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

PREPAYMENTS ON THE MORTGAGE LOANS COULD CAUSE YOU TO BE PAID EARLIER THAN YOU EXPECT, WHICH MAY ADVERSELY AFFECT YOUR YIELD TO MATURITY.

- The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the mortgage loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid.

- The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the mortgage loans. If the mortgage loans prepay very quickly the yield on an interest only security could be dramatically reduced.

- The mortgage loans may be prepaid in full or in part at any time, although prepayment may require the borrower to pay a prepayment penalty or premium. These penalties will generally not be property of the trust, and will not be available for distributions to you.

- We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.

- Prepayments may result from mandatory redemptions relating to unused monies held in pre-funding accounts, voluntary early payments by borrowers, payments in connection with refinancings of the first mortgages, sales of mortgaged properties subject to due-on-sale provisions and liquidations due to default, as well as the receipt of proceeds from mortgage insurance policies, credit life and disability insurance policies. In addition, repurchases or purchases of mortgage loans from the trust or the payment of substitution adjustments will have the same effect on the securities as a prepayment of the loans.

- One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the mortgage loans or the securities is less than a specified amount or percentage.

Any of the foregoing principal prepayments may adversely affect the yield to maturity of the prepaid securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these prepaid amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

CREDIT ENHANCEMENT, IF PROVIDED, WILL BE LIMITED IN BOTH AMOUNT AND SCOPE OF COVERAGE, AND MAY NOT BE SUFFICIENT TO COVER ALL LOSSES OR RISKS ON YOUR INVESTMENT.

Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the mortgage loans and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

PROPERTY VALUES MAY DECLINE, LEADING TO HIGHER LOSSES ON THE MORTGAGE LOANS.

An investment in securities which are backed by residential real estate loans may be affected by a decline in real estate values and changes in the borrowers' financial condition. If property values decline, the rates of delinquencies and foreclosures could rise, increasing the likelihood of loss. If these losses are not covered by any credit enhancement, you will bear the risk of these losses and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted loans.

MORTGAGE LOANS WITH BALLOON PAYMENT FEATURES MAY HAVE GREATER DEFAULT RISK.

Some of the mortgage loans may be balloon loans that provide for the payment of a large remaining principal balance in a single payment at maturity. The mortgagor on this type of loan may not be able to pay the large payment, and may also be unable to refinance the mortgage loan at maturity. As a result, the default risk associated with balloon loans may be greater than that associated with fully amortizing loans because of the large payment at maturity.

MORTGAGE LOANS WITH HIGH LOAN-TO-VALUE RATIOS MAY NOT HAVE ADEQUATE SECURITY IN THE EVENT OF A DEFAULT, WHICH MAY RESULT IN MORE SEVERE LOSSES.

Even though all of the mortgage loans will be secured by residential real estate, in some cases the value of the real estate may be close to, or even less than, the amount of the mortgage loan. As a result, the mortgaged properties may not provide adequate security for these high loan-to-value loans. The underwriting analysis for high loan-to-value loans relies more heavily on the mortgagor's creditworthiness than on the protection afforded by the security interest in the mortgaged property.

Additionally, there is also the risk that if mortgagor sells the property, he or she may be unable to pay the mortgage loan in full from the proceeds of the sale and may default. The costs incurred by the servicer in the collection and liquidation of high loan-to-value loans may be higher than for other loans, because the servicer may be required to pursue collection solely against the mortgagor and not the property. Consequently, the losses on defaulted high loan-to-value loans may be more severe as there is no assurance that proceeds from the sale will be sufficient to repay the mortgage loan.

MORTGAGE LOANS SECURED BY JUNIOR LIENS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES.

Some of the mortgage loans will be secured by second, or even more junior, liens which are subordinate to the rights of the more senior mortgagees. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims of all senior mortgagees have been satisfied in full. In addition, a mortgagee secured by a junior lien may not foreclose on the mortgaged property unless it either pays off the senior mortgage or undertakes to make payments on the senior mortgage. The trust will not have any source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. This lack of funds could prevent the trust from foreclosing on a junior lien mortgage in a timely manner which may lead to increased loss.

FORECLOSURE OF MORTGAGED PROPERTIES INVOLVE DELAYS AND EXPENSE AND COULD CAUSE LOSSES ON THE MORTGAGE LOANS.

Even if the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered and substantial costs could be incurred in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. The master servicer will have limited discretion to permit delinquent loans to remain delinquent for an extended period of time prior to instituting foreclosure proceedings, which will delay the receipt of net proceeds to the trust. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The master servicer will in most cases be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the master servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, all which will reduce the amount of the net proceeds to the trust and the amount available to make distributions to you.

GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY RESULT IN HIGHER LOSSES, IF PARTICULAR REGIONS EXPERIENCE DOWNTURNS.

Some geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency. The mortgage loans series of securities may be concentrated in these weaker regions, and these concentrations may present risks in addition to those present for similar asset-backed securities without these concentrations. Information about geographic concentration of mortgaged properties will be specified in the accompanying prospectus supplement.

ENVIRONMENTAL CONDITION OF THE MORTGAGED PROPERTY MAY GIVE RISE TO LIABILITY FOR THE TRUST, WHICH COULD REDUCE THE AMOUNTS AVAILABLE TO PAY YOU ON YOUR SECURITIES.

Real property pledged as security to the trust may be subject to environmental risks which could cause losses on your securities. Under the laws of some states, contamination of a mortgaged property may give rise to a lien on the mortgaged property to assure the costs of clean up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against the property. In addition, under the laws of some states and under federal law, a lender may be liable for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender such as a trust also will increase its risk of environmental liability upon the foreclosure of the mortgaged property, since the trust may then become the legal owner of the property.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY NOT BE PERFECTED AND THE TRUST MAY NOT REALIZE UPON THE FULL AMOUNT DUE UNDER THE MORTGAGE LOAN.

Some of the mortgage loans may be secured by manufactured homes and, in some cases, the real estate on which the manufactured home is located. Some federal and state laws, which do not apply to other types of mortgage loans, limit the master servicer's ability to foreclose on manufactured homes or may limit the amount realized to less than the amount due under the mortgage loan. These limitations could cause losses on your securities.

STATE AND FEDERAL CREDIT PROTECTION LAWS MAY LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON THE MORTGAGE LOANS.

Residential mortgage lending is highly regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as the owner of the mortgage loan, to claims for damages and to administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

THE SOLDIERS' AND SAILORS' CIVIL RELIEF ACT MAY LIMIT THE MASTER SERVICER'S ABILITY TO COLLECT ON THE MORTGAGE LOANS.

The terms of the Soldiers' and Sailors' Civil Relief Act of 1940, or similar state mortgage legislation, benefit mortgagors who enter military service, including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty. These mortgagors may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The implementation of the Soldiers' and Sailors' Civil Relief Act could have an adverse effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these mortgage loans.

In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on loans during the mortgagor's period of active duty status. Thus, in the event that these mortgage loans go into default, there may be delays and losses occasioned by the inability to foreclose on the mortgaged property in a timely fashion.

THE RATINGS ASSIGNED TO YOUR SECURITIES BY THE RATING AGENCIES MAY BE LOWERED OR WITHDRAWN AT ANYTIME, WHICH MAY AFFECT YOUR ABILITY TO SELL YOUR SECURITIES.

The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the trust and any credit enhancement for a series of securities. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt at anytime, which may affect your ability to sell your securities.

THE SPONSOR'S UNDERWRITING STANDARDS ARE LESS STRINGENT THAN THOSE USED BY FEDERAL AGENCIES, WHICH MAY INCREASE RISK OF DEFAULT.

The sponsor's and its affiliates' underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt-to-income ratio, as well as the value of the mortgaged property. The sponsor's and its affiliates' mortgage loan program provides for the origination of mortgage loans with credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines. These mortgage loans may be more likely to become delinquent or go into default than mortgage loans which are eligible under Fannie Mae or Freddie Mac guidelines, and may experience higher rates of delinquency and default.

A TRUST WITH A PRE-FUNDING FEATURE MAY NOT BE ABLE TO ACQUIRE ENOUGH ADDITIONAL MORTGAGE LOANS, LEADING TO AN UNEXPECTED PREPAYMENT.

In the event that the sponsor does not have enough subsequent mortgage loans to deliver to a trust on or before the end of the pre-funding period, the securityholders will receive a prepayment of principal. Any principal prepayment may adversely affect the yield to maturity of your securities if you purchased them at a premium. Prevailing interest rates are subject to

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
fluctuation, so you may not be able to reinvest a prepayment at yields at or above the yields on your securities.

A TRUST MAY INCLUDE MORTGAGE LOANS PURCHASED IN BULK FROM ANOTHER ORIGINATOR, THESE MORTGAGE LOANS MAY NOT PERFORM AS WELL AS THE MORTGAGE LOANS ORIGINATED BY THE SPONSOR OR ITS AFFILIATES.

A trust may include mortgage loans acquired in a bulk purchase. These mortgage loans may be of a different credit quality than the sponsor's and its affiliates' own mortgage loans, and may only be reviewed by the sponsor on a sample basis. These mortgage loans may experience higher rates of delinquencies and defaults.

ADJUSTABLE RATE MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT WHEN THE LOAN PAYMENTS INCREASE.

Adjustable rate mortgage loans may be underwritten on the basis of an low initial interest rate and an assessment that mortgagors will have the ability to make higher payments as a result of a higher interest rate after relatively short periods of time. In some instances, mortgagors' income may not be sufficient to enable them to continue to make their loan payments as the amount of the payments increase, therefore the likelihood of default will increase.

PAY-FOR-PERFORMANCE MORTGAGE LOANS MAY REDUCE AMOUNT OF COLLECTIONS ON THE MORTGAGE LOANS WHICH MAY ADVERSELY AFFECT INVESTMENT.

Some of the mortgage loans may constitute pay-for-performance mortgage loans which are originated with a stated coupon rate which may decrease if the mortgagor maintains a steady history of timely payments over a specified period of time. A decrease in coupon rate, although indicative of good payment performance, may result in decreased cash proceeds received by the trust and as a result, less cash will be available for distribution to securityholders.

INTEREST ONLY FEATURE OF REVOLVING HOME EQUITY LINES OF CREDIT MAY ADVERSELY AFFECT INVESTMENT.

The home equity lines of credit have an interest only feature during the initial three or five year draw period, and borrowers are only required to pay the greater of $50.00 or the finance charge that accrued on the outstanding balance of the home equity line of credit during the billing period. No principal payments are required during the draw period. As a result, amounts collected by the trust attributable to principal payments may be minimal during the draw period and little or no principal will be paid to holders of securities issued by the trust during the draw period.

The master servicer or the originator may each extend the draw period of a revolving home equity line of credit in accordance with the terms of the loan agreement. The decision to extend the draw period may include a review of specific credit criteria. The ability to postpone the amortization of principal by extending the draw period may have the additional effect of increasing the combined loan-to-value ratio of the mortgage loan which in turn may increase the likelihood of default.

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
                                   THE TRUSTS

         From time to time, Advanta Conduit Receivables, Inc., in its capacity as the sponsor of the trusts, will cause a separate trust to issue one or more series of mortgage loan asset-backed certificates or mortgage loan asset-backed notes. The primary assets of each trust will consist of a segregated pool of one- to four-family residential mortgage loans, acquired by that trust from one or more originators, the sponsor, its affiliates or from trusts created by the sponsor or its affiliates to finance the origination of mortgage loans. The certificates issued by a trust will represent beneficial ownership interests in the mortgage loans held by that trust, and the notes will represent debt secured by the mortgage loans.

         Each trust will be established by to a trust agreement between the sponsor and the designated trustee.

         Securities that represent debt of a trust will be issued under an indenture and securities that represent beneficial ownership interests in a trust will be issued under a trust agreement.

         The mortgage loans held by each trust will be master serviced by Advanta Mortgage Corp. USA.

         Each security will be backed only by the assets of the trust that issued the security, and not the assets of any other trust except that in limited situations, collections on mortgage loans in one trust in excess of amounts needed to pay the securities may be used to make payments on securities issued by other trusts, or may be reallocated as directed by the sponsor.

         In the case of any individual trust, the contractual arrangements relating to the establishment of the trust, the servicing of the mortgage loans and the issuance of the securities may be contained in a single agreement, or in several agreements which combine aspects of the trust agreement, the servicing agreement and the indenture. For purposes of this prospectus, the term agreements means all of the agreements relating to the establishment of the trust, the servicing of the mortgage loans held by the trust and the issuance of the securities by the trust.

                               THE MORTGAGE LOANS

TYPES OF MORTGAGE LOANS WHICH WILL BE HELD BY THE TRUSTS.

         Each pool will consist primarily of mortgage loans, minus any portion of the accrued interest payments due that may have been retained by any originator or broker, or any other interest retained by the sponsor or any affiliate of the sponsor, including interest accrued and principal collected prior to the cut-off date. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or other similar security instruments creating a lien on one- to four-family residential properties. The mortgaged properties will consist primarily of attached or detached single-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments, cooperative apartment loans secured by security interests in shares issued by cooperatives, small mixed use properties, and manufactured houses. The mortgaged properties may be owner

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
occupied properties, which includes second and vacation homes, and non-owner occupied properties. A mortgage loan may also be secured by the pledge of a limited amount of non real estate collateral, such as fixtures or personal property that includes, but is not limited to, furniture and appliances.

         The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any other territories of the United States. The mortgage loans will be what are commonly referred to as conventional loans, meaning loans that are not insured or guaranteed by any governmental agency. Mortgage loans with loan-to-value ratios or principal balances greater than a specified amount may be covered wholly or partially by primary mortgage insurance policies.

         Each mortgage loan will be selected by the sponsor for inclusion in a trust from among mortgage loans originated by one or more institutions affiliated with the sponsor, or purchased by the sponsor from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the FDIC and other mortgage loan originators or purchasers not affiliated with the sponsor. The characteristics of the mortgage loans in a trust will be described in the prospectus supplement.

         All of the mortgage loans will have payments that are due monthly or bi-weekly, and will consist of one or more of the following types:

- Fixed-rate, fully-amortizing mortgage loans which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified providing for level monthly payments of principal and interest and terms at origination or modification of generally not more than 30 years;

- Adjustable rate mortgage loans having original or modified terms to maturity of generally not more than 30 years with a coupon rate that adjusts periodically, at the intervals described in the mortgage note over the term of the mortgage loan. The adjustable coupon rate is equal to the sum of a fixed margin and a specified index such as, by way of example:

-    U.S. treasury securities of a specified constant maturity,

- weekly auction average investment yield of U.S. treasury bills of specified maturities,

-    prime,

- the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, or

-    London Interbank Offered Rate.

The prospectus supplement will describe the relevant index, and aggregate information regarding the highest, lowest and weighted average margins with respect to the adjustable rate loans in the trust. An adjustable rate loan may include a provision that allows the mortgagor to convert the adjustable coupon rate to a fixed rate at some point during the term.

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
- Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments during the first year calculated on the basis of an assumed coupon rate that will be lower than the coupon rate for to the mortgage loan in subsequent years. Deferred interest, if any, will be added to the principal balance of the mortgage loans;

- Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments in subsequent years that are calculated on the basis of an assumed coupon rate that will be lower than the coupon rate for the loan in the first year or first two years. These mortgage loans require that the mortgagor qualify under certain positive criteria, including, but not limited to, a good payment history;

- Balloon mortgage loans, which are mortgage loans having original or modified terms to maturity of generally 5 to 15 years, which may have level monthly payments of principal and interest based generally on a 10- to 30-year amortization schedule. The amount of the monthly payment may remain constant until the maturity date, upon which date the full outstanding principal balance on the balloon loan will be due and payable;

- Modified mortgage loans, which are fixed or adjustable rate mortgage loans providing for terms at the time of modification of generally not more than 30 years. Modified mortgage loans may have been consolidated or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans;

- Hybrid mortgage loans which are originated having original or modified terms to maturity of not more than 30 years with monthly payments during the first two, three, four, or five years, as applicable, calculated at a fixed coupon rate, which fixed coupon rate then converts to an adjustable rate for the remainder of the term of the loan. Hybrid loans are included in adjustable rate mortgage loan pools in most instances;

- Revolving home equity loans. Interest on each revolving home equity loan may be computed and payable monthly on the average daily outstanding principal balance of the loan. From time to time prior to the expiration of the draw period, additional principal amounts on the revolving home equity loan may be borrowed up to a maximum amount set forth in the credit line agreement. Under a revolving home equity loan, during the draw period, the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, but may also elect to pay all or a portion of the principal. Following the conclusion of the draw period, the borrower must begin to make regular scheduled payments of principal and interest commence;

- Mortgage loans, which contain a feature permitting the coupon rate to be adjusted one or more times, but not below a specified floor, depending on the mortgagor's history of payments over a specified period or periods of time; or

- Convertible mortgage loans, which can be either adjustable rate loans, which allow the mortgagors to convert the adjustable rates to a fixed rate at some point during the life of the

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
     mortgage loans or fixed rate mortgage loans, which allow the mortgagors to convert the fixed rates to an adjustable rate.

INTEREST PAYMENTS ON THE MORTGAGE LOANS

         Interest will be calculated on each mortgage loan by one of three methods:

         Date of Payment or Simple Interest. This method provides that interest is charged to the mortgagor at the applicable coupon rate on the outstanding principal balance of the mortgage note and calculated based on the number of days elapsed between receipt of the mortgagor's last payment through receipt of the mortgagor's most current payment. The interest is deducted from the mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of the mortgage note.

         Actuarial Loans. This method provides that interest is charged to the mortgagor, and payments are due from the mortgagor, as of a scheduled day of each month which is fixed at the time of origination.

         Rule of 78's Loans. This method provides for the payment by the mortgagor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated coupon rate for the term of the mortgage loan. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the rule of 78's.

PREPAYMENT FEES; DUE ON SALE CLAUSES; ASSUMABLE MORTGAGE LOANS

         Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan, may decline over time or may be prohibited for a period of time. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or transfer of the mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS

         The prospectus supplement for each series of securities will contain statistical information on the characteristics of the mortgage loans held by the trust. This statistical information may be based on a sample of the mortgage loans, and will be presented as of a statistical calculation date, which may also be the cut-off date. The statistical information may include, among other things, to the extent applicable to the particular trust:

-        the aggregate outstanding principal balance;

-        the average outstanding principal balance;

-        the range of loan-to-value ratios and combined loan-to-value ratios;

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
-        the range of the coupon rates; and

-        the geographical distribution of the mortgage loans.

         If the statistical information presented in a prospectus supplement is calculated as of a date earlier than the cut-off date for the trust, the actual statistical characteristics as of the cut-off date will not deviate by more than 5% from the information that is presented.

         Preliminary or more general information about the mortgage loans may be included in the prospectus supplement, and specific or final information about the mortgage loans may be contained in the agreements, which will be filed with the Securities and Exchange Commission and will be made available to holders of the series within fifteen days after the initial issuance of the securities.

         The loan-to-value ratio of a mortgage loan is equal to the ratio, expressed as a percentage, of the original principal balance of the mortgage loan to the appraised value of the mortgaged property at the time of origination of the mortgage loan. The combined loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage of the sum of the original principal balance of the mortgage loan plus, if applicable, the then current principal balance of all mortgage loans secured by liens on the mortgaged property having priorities senior to that of the lien which secures the mortgage loan to the appraised value of the mortgaged property at the time of origination of the mortgage loan. In general, for purchase money mortgage loans, the loan-to-value and the combined loan-to-value ratios are calculated using the lower of the purchased price or appraised values of the mortgaged properties at the time of origination.

                MORTGAGE LOAN PROGRAM AND UNDERWRITING GUIDELINES

         As a general matter, the sponsor's mortgage loan program will consist of the origination and purchase of mortgage loans to mortgagors with non-conforming credit. A borrower with non-conforming credit is a borrower who does not meet the standard underwriting guidelines of Fannie Mae or Freddie Mac. However, each trust may contain mortgage loans which do conform to Fannie Mae or Freddie Mac standard underwriting guidelines.

         The mortgagors generally will have obtained the mortgage loans for one or more of four reasons:

-        to purchase the mortgaged property,

-        to refinance an existing mortgage loan on more favorable terms,

-        to consolidate debt, or

- to obtain cash proceeds by borrowing against the mortgagor's equity in the mortgaged property.

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
         It is the sponsor's practice to solicit existing mortgagors for the possible refinancing of their existing mortgages if the mortgagors indicate that they are looking for more favorable terms.

DESCRIPTION OF UNDERWRITING GUIDELINES

         The following is a description of the underwriting guidelines customarily employed by the sponsor and its affiliates in originating or acquiring mortgage loans. The sponsor's and its affiliates' underwriting guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the sponsor's underwriting guidelines may not satisfy Fannie Mae and Freddie Mac underwriting guidelines for any number of reasons, including, without limitation, unsatisfactory payment histories or debt-to-income ratios, or a record of derogatory credit items such as outstanding judgments or prior bankruptcies.

         The underwriting guidelines to be used in originating or acquiring the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loans.

         Originators' underwriting procedures customarily utilize one of two types of underwriting guidelines: the sponsor guidelines, which are guidelines of the sponsor and its affiliated originators and approved guidelines, which are guidelines of approved unaffiliated originators.

         Mortgage loans that are originated by the sponsor and its affiliated originators are underwritten using the sponsor's guidelines. Mortgage loans that are purchased by the sponsor and its affiliated originators are underwritten utilizing either the sponsor's guidelines or the approved guidelines.

         SPONSOR'S GUIDELINES

         The sponsor's guidelines consider the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan but also takes into consideration the mortgagor's credit standing and repayment ability. There are three major steps in the sponsor's underwriting process: (1) identify the eligibility and appropriate credit grade of the mortgagor, (2) evaluate the eligibility and lendable equity of the mortgaged property, and (3) ensure the loan terms meet those acceptable for that credit grade. On a case by case basis the sponsor may determine that, based on compensating factors, a prospective mortgagor may not strictly qualify under a particular underwriting credit grade risk category but warrants an underwriting exception. Compensating factors may include, without limitation, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and amount of time borrower has lived in the same residence. It is anticipated that a number of the mortgage loans underwritten in accordance with the sponsor's guidelines will have been originated based on underwriting exceptions. The sponsor's guidelines are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as the expected market for the securities.

         In addition to mortgage loans originated by the sponsor and its affiliated originators, the sponsor and its affiliated originators may purchase mortgage loans from unaffiliated originators

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
which were underwritten in accordance with the sponsor's guidelines. The sponsor generally will review or cause to be reviewed only a limited portion of the mortgage loans purchased from unaffiliated originators for conformity with the sponsor's guidelines.

         The sponsor's guidelines permit the origination and purchase of mortgage loans with multi-tiered credit characteristics tailored to individual credit profiles. In general, the sponsor's guidelines require an analysis of the equity in the mortgaged property, the payment history of the borrower, the borrower's ability to repay debt, the property type, and the characteristics of the underlying first mortgage, if any. A lower maximum combined loan-to-value ratio is required for lower gradations of credit quality and higher property values.

         The mortgage loans generally are secured by either owner occupied properties, including second and vacation homes, or non-owner occupied properties which, in either case are single-family residences, which may be detached, part of a two- to four-family dwelling, a condominium unit, coop or a unit in a planned unit development. The sponsor's guidelines generally require that the combined loan-to-value ratio of a mortgage loan not exceed 100%, after taking into account the amount of any primary mortgage insurance applicable to the mortgage loan.

         One of the sponsor's programs specifically relates to mortgage loans with combined loan-to-value ratios in excess of 100%, but with a maximum of 125%. This program is known as the high LTV program. Under this high LTV program, relatively more emphasis in the underwriting analysis is placed on the borrower's payment history and ability to repay debt, rather than on the property value of the mortgaged property. High LTV loans are generally targeted as debt consolidation loans for borrowers with generally strong credit ratings. Lending decisions for these loans are based on an analysis of the prospective mortgagor's documented cash flow and credit history supplemented by a property value evaluation deemed appropriate by the sponsor.

         For high LTV loans which are senior liens, the sponsor requires hazard insurance. For high LTV loans which are in a junior lien position, the sponsor requires verification of the existence of hazard insurance at the time of origination, but does not generally track hazard insurance after origination.

         The value of each property proposed as security for a mortgage loan is determined by either a full appraisal, a limited appraisal conducted on a drive-by basis, or a statistical valuation. Two full appraisals are generally required for properties valued over $500,000.

         The sponsor's guidelines provide for the origination of loans under three general loan programs:

-    a full verification program for salaried or self-employed borrowers,

- a lite documentation program for borrowers who may have income which cannot be verified by traditional methods and

-    a non-income verification program for salaried and self-employed borrowers.

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
However, the sponsor's guidelines allow for some borrowers with existing loans to refinance loans with either limited, or no, verification of income. The sponsor may also purchase pools of mortgage loans which may include some mortgage loans originated under a non-income verification program for non salaried or self-employed borrowers.

         A credit report by an independent, nationally recognized credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. All taxes and assessments not included in the payment are required to be verified as current. For junior loan mortgages, verification of the outstanding balance, the payment status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment is required.

         In connection with purchase-money loans, the sponsor's guidelines generally require an acceptable source of funds for downpayment, verification of the source of the downpayment and adequate cash reserves for owner occupied second homes and non-owner occupied homes. Adequate equity in the mortgaged property is used as a countervailing consideration to the first three requirements.

         Loan applicants are protected by laws which offer them a time frame after loan documents are signed during which the applicant has the right to cancel the mortgage loan. This time frame is known as the rescission period. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law.

         The sponsor's guidelines generally require title insurance coverage issued by an approved ALTA or CLTA title insurance company on each mortgage loan it purchases. Any of the sponsor, the originator, or their assignees must be named as the insured party. Where title insurance is not required the sponsor's guidelines require a property report and title search to evidence that the title or lien position is as indicated on the mortgage loan application.

         The applicant is required to secure property insurance in an amount sufficient to cover the mortgage loan and any senior mortgage. If the sum of any outstanding senior mortgage and the mortgage loan exceeds the cost of rebuilding the mortgaged property, which generally does not include land value, insurance equal to replacement value may be accepted. The respective originator or its designee is required to ensure that its name and address is properly added to the mortgagee clause of the insurance policy. In the event the sponsor or the originator's name is added to a loss payee clause and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding the provision is required.

         APPROVED GUIDELINES

         The sponsor and its affiliated originators may purchase mortgage loans or pools of mortgage loans, in whole or in part, from originators that are not affiliated with the sponsor, unaffiliated originators. The underwriting guidelines employed by unaffiliated originators may deviate from the sponsor's guidelines but are approved by the sponsor prior to their purchasing the mortgage loans or pools of mortgage loans and are documented as part of the loan sale purchase agreement. The sponsor or its affiliated originators will reunderwrite a representative


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
sample of the mortgage loans to ensure that the mortgage loans, on a sample basis, are in conformity with the approved guidelines. There can be no assurance that every mortgage loan was originated in conformity with the approved guidelines, or that the quality or performance of mortgage loans underwritten under to the approved guidelines will be equivalent under all circumstances.

         BULK PURCHASES

         Mortgage loans purchased in bulk may be originated by a variety of originators under several different underwriting guidelines. The purchase of bulk mortgage loans may not conform to either the requirements of the sponsor's guidelines or the approved guidelines. The sponsor will reunderwrite the mortgage loans acquired in a bulk purchase on a sample basis. This reunderwriting may be performed by the sponsor or its affiliated originators or a third party acting at the direction of the sponsor.

REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGE LOANS

         The sponsor will make a number of representations and warranties to the trust regarding the mortgage loans. The assignment of the mortgage loans to the trustee will be without recourse, except in the event of a breach of one of these representations or warranties. The material representations and warranties state that the schedule of mortgage loans is correct, all material loan documentation has been provided, not more than a specified amount of loans are delinquent, and that the mortgage loans were originated in accordance with applicable laws.

         If a breach of any representation or warranty occurs in respect of a mortgage loan, that materially and adversely affects the interests of the securityholders in the mortgage loan, the sponsor or the originator may be obligated to purchase, or cause to be purchased, unqualified mortgage loan from the trust.

         To a limited extent the sponsor, or the originator, may substitute a qualifying replacement mortgage loan for an unqualified mortgage loan, rather than repurchase it.

         The master servicer will be required to enforce the purchase or substitution obligations for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment if it were the owner of the mortgage loan. This purchase or substitution obligation will not, however, become an obligation of the master servicer in the event the sponsor or the originator fails to honor the obligation. The foregoing will constitute the sole remedy available to securityholders or the trustee for a breach of representation.

THE MASTER SERVICER MAY ACT THROUGH SUB-SERVICERS

         An originator of a mortgage loan that is affiliated with the sponsor may act as the sub-servicer for its mortgage loans. A third party acting as a sub-servicer for the mortgage loans will be required to meet additional standards concerning its mortgage loan servicing portfolio, including a minimum tangible net worth under generally accepted accounting principles and other qualifications.

         A sub-servicer may be obligated to make advances to the trust for


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
- delinquent installments of principal or interest or principal and interest, net of any sub-servicing or other compensation, on mortgage loans,

- taxes and insurance premiums not paid by the mortgagor on a timely basis,

- interest shortfalls resulting from prepayments of the outstanding principal balance of a mortgage loan to zero.

         The sub-servicer will be entitled to reimbursement for servicing-related expenditures that it makes to the same extent that the master servicer would be reimbursed.

         No assurance can be given that the sub-servicers will be able to, or will, carry out their advancing or payment obligations, however the master servicer will remain obligated as if they were servicing the mortgage loans.

         As compensation for its servicing duties, the sub-servicer may be entitled to receive a fee. The sub-servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties. See "The Agreements -- Servicing and Other Compensation and Payment of Expenses" and "Description of the Securities -- Delinquency Advances and Servicing Advances" for more information.

         A sub-servicer may transfer its servicing obligations to another entity but only with the prior written approval of the master servicer.

                          DESCRIPTION OF THE SECURITIES

         The securities will be issued in series. The following summaries describe the material provisions of the securities.

         The securities may be offered in the form of certificates representing beneficial ownership interests in the mortgage loans held by the trust or in the form of notes representing debt secured by the mortgage loans held by the trust.

         Each series or class of securities may have a different rate of interest, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

         A series may include one or more classes of interest only or principal only securities. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of securities, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the security on each payment date.


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
         A series of securities may include one or more classes of securities that are senior to one or more classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on the mortgage loans.

         Each trust may also issue classes of subordinated equity securities which will represent the right to receive the proceeds of the trust property after all required payments have been made to the holders of all of the senior and subordinate notes or certificates issued by the trust, and following any required deposits to any reserve account that may be established for the benefit of the holders of the notes or certificates. These subordinated classes may constitute what are commonly referred to as the residual interest, seller's interest or the general partnership interest, depending upon the treatment of the trust for federal income tax purposes. These subordinated classes generally will not have principal and interest components. Any losses suffered by the trust will first be absorbed by the residual class of securities, or as described in the prospectus supplement.

         The prospectus supplement relating to a series of securities will describe the following specific terms of that series:

- the aggregate principal amount, interest rate, and authorized denominations of each class of securities;

-        a statistical profile of the mortgage loans backing that series;

-        the terms of any credit enhancement for that series;

- a description of other material assets in the trust, including any reserve fund;

-        the final scheduled distribution date of each class of securities;

- the method used to calculate the rate at which interest on each class of securities will accrue, the time period during which interest on each class of securities will accrue, the order of priority of the application of interest to the respective classes and the manner of distribution of interest among each class of securities;

- the method to be used to calculate the amount of principal required to be applied to each class of securities of each series on each payment date, the timing of the application of principal and the order of priority of the application of principal to the respective classes of securities;

- additional information about the plan of distribution of the securities; and

-        the federal income tax characterization of the securities.

GENERAL PAYMENT TERMS OF SECURITIES

         Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly or semi-annually, as described in the prospectus supplement.


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
         The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the remittance period, prior to each payment date. Interest accrued and principal collected on the mortgage loans during a remittance period will be required to be remitted by the master servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

         The agreements may provide that all or a portion of the principal collected on the mortgage loans may be applied by the trustee to the acquisition of subsequent mortgage loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any interest only or revolving period may terminate prior to the end of the specified period and result in an earlier than expected amortization of the securities.

         None of the securities or the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the sponsor, the master servicer, any sub-servicer, the trustee, any originator or any of their respective affiliates.

PAYMENT DATE DISTRIBUTIONS

         On each payment date, distributions of principal and accrued interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES

         The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the accrual period over 360 or on the basis of the actual number of days in the accrual period over 365 or as described in the prospectus supplement.

         On each payment date for a series of securities, the trustee or the paying agent will distribute to each securityholder of record an amount equal to the percentage interest represented


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
by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

         For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

         Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, and the credit enhancement provider, in most instances, will be required to fund the deficiency.

YIELD CONSIDERATIONS

         The yield to maturity of a security will depend on the price paid, its interest rate and the rate of payment of principal on the security or on its notional amount, if the security is not entitled to payments of principal, as well as other factors.

         A class of securities may be entitled to payments of interest at a fixed, variable maximum interest rate, commonly referred to as an available funds cap, which is calculated based on the weighted average of the mortgage loan coupon rates minus any interest strips retained by the originator and all trust fees, if so specified in the prospectus supplement, or at another maximum interest rate as may be described in the prospectus supplement.

         The yield on the securities also will be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations. The yield to maturity on some types of securities, including interest only and principal only securities, and securities in a series including more than one class, may be relatively more sensitive to the rate of prepayment on the mortgage loans than other classes of securities. See "Mortgage Loan Program and Underwriting Guidelines --Representations and Warranties Concerning the Mortgage Loans" above and "Description of the Securities -- Assignment of Mortgage Loans" below.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

         For some of the adjustable rate loans, the coupon rate at origination may be a teaser rate which is below the rate that would result if the index and margin were applied at origination. The repayment of any mortgage loan with a teaser rate may be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the coupon rate.

MATURITY AND PREPAYMENT CONSIDERATIONS

         The original terms to maturity of the mortgage loans in a given trust will vary depending upon the type of mortgage loans included in the trust. The prospectus supplement for a series of securities will contain information concerning the types and maturities of the mortgage loans in the trust. The mortgage loans may be prepaid in full or in part at any time although the mortgagor may be required to pay a prepayment penalty or premium. These prepayment penalties will generally not be property of the trust. The prepayment experience of the mortgage loans in a trust will affect the maturity, average life and yield of the securities.

         Payment of the full outstanding principal balance of a balloon loan will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan coupon rates, the mortgagor's equity in the mortgaged property, tax laws and prevailing general economic conditions. Neither the sponsor, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell any mortgaged property because of a maturing balloon payment.

         A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, affect prepayment experience. The mortgage loans that contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon transfer of the underlying mortgaged property. The master servicer will enforce any due-on-sale clause to the extent it has knowledge of the transfer if it is entitled to do so under applicable law. The master servicer will not take any action to enforce a due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The extent to which adjustable rate loans are assumed by purchasers of the mortgaged properties rather than prepaid by the mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the series of securities. For a description of provisions of the agreements and certain legal developments that may affect the prepayment experience on the mortgage loans. See "Serving Procedures --Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans -- Enforceability of Mortgage Loan Provisions".

         There can be no assurance as to the rate of prepayment of the mortgage loans. The sponsor is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the sponsor for prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

         Although the coupon rates on adjustable rate loans will be subject to periodic adjustments, these adjustments will not increase or decrease the coupon rates by more than a fixed percentage amount on each adjustment date, not increase the coupon rates over a fixed percentage amount and be based on an index which may not rise and fall consistently with mortgage market interest rate rates plus the margin. As a result, the coupon rates on the


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
adjustable rate loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then current coupon rates on adjustable rate loans that the rate of prepayment of adjustable rate loans may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         All or a portion of the collected principal may be retained by the trustee, and held in temporary investments, including mortgage loans, for a specified period prior to being distributed payments of principal to securityholders. The result of the retention and temporary investment by the trustee of principal would be to slow the amortization rate of the securities relative to the amortization rate of the mortgage loans, or to attempt to match the amortization rate of the securities to an amortization schedule established at the time the securities are issued. Those features may terminate upon the occurrence of events to be described in the prospectus supplement, resulting in the need to make principal payments to the securityholders and an acceleration of the amortization of the securities.

FORM OF SECURITIES

         We expect that the securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of the DTC. The prospectus supplement will state if the securities will be in physical rather than book-entry form. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

         Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the agreements. Securityholders which are not DTC participants will only be permitted to exercise their rights under the agreements through DTC or through its participants.


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
         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

         Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

         Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

         DTC in general advises that it will take any action permitted to be taken by a securityholder under the agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the agreements. DTC may take conflicting actions if directed by its participants.

         Any securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in the agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

         None of the sponsor, the originators, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of a series of securities, the sponsor will direct or request the mortgage loans to be acquired by the trust to be assigned to the trustee together with all interest accrued and principal collected in respect of the mortgage loans on or after the cut-off date. Each mortgage loan will be identified in a schedule appearing as an exhibit to the agreements.

         In connection with the establishment of a trust, the sponsor may first transfer the mortgage loan to an affiliate and the affiliate will then transfer the mortgage loan to the trust. The prospectus supplement will describe any requirements for the delivery of mortgage documents, such as mortgage notes and assignments of mortgage, in connection with the establishment of the trust.

         The trustee will be authorized to appoint a custodian to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as the agent of the trustee.

PRE-FUNDING FEATURE; MANDATORY PREPAYMENT

         A trust may contain a feature which allows the sponsor or its affiliates to transfer subsequent mortgage loans to the trust following the date the trust is established and the securities are issued. Any mortgage loans subsequently transferred to a trust will be required to conform to required mortgage loan characteristics, and satisfaction of the conditions in the agreements.

         If the pre-funding feature is to be used, then the trustee will be required to deposit a portion of the net proceeds received in connection with the sale of one or more classes of securities in a segregated account. The subsequent mortgage loans will be transferred to the trust in exchange for money released by the trustee from this segregated pre-funding account. These transfers must occur within a specified period, not to exceed one year, from the date the trust was established. If a trust elects federal income treatment as a REMIC or as a grantor trust, the pre-funding period will be limited to three months.

         During the pre-funding period, the monies deposited to the pre-funding account will be invested in one or more of the following eligible investments:

- Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

- Federal Housing Administration debentures rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

- Freddie Mac senior debt obligations rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

- Federal Home Loan Banks' consolidated senior debt obligations rated Aa2 or higher by Moody's and AA or better by Standard & Poor's.

- Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances which have original maturities of not more than 365 days of any domestic bank, the short-term debt obligations of which are rated A-1 or better by Standard & Poor's and P-1 by Moody's.

- Investment agreements approved by the credit enhancement provider or the trustee.

- Commercial paper which has an original maturities of not more than 365 days rated A-1 or better by Standard & Poor's and P-1 or better by Moody's.

- Investments in money market funds rated AAAm or AAAM-G by Standard & Poor's and Aaa by Moody's.

- Other investments approved in writing by the credit enhancement provider or the trustee and acceptable to the rating agencies.

         The agreements will require that, if all monies originally deposited to a pre-funding account are not used by the end of the pre-funding period, then any remaining monies will be applied as a mandatory prepayment of principal on the securities.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

         As set forth in the agreements, the master servicer will deposit or will cause to be deposited into one or more accounts, known as the principal and interest account, the following amounts for the mortgage loans:

-    all payments on account of principal, including principal prepayments;

- all payments on account of accrued interest, net of the portion of each payment thereof retained by the master servicer, if any, as its servicing fee or other compensation and any interest accrued prior to the cut-off date;

- all net liquidation proceeds received and retained, if any, in connection with the liquidation of any defaulted mortgage loan, by foreclosure, deed in lieu of foreclosure or otherwise. All proceeds of any mortgage insurance policy and proceeds from any alternative arrangements established in lieu of any insurance, other than proceeds to be applied to the restoration of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures. The deposit shall be net of unreimbursed liquidation expenses, insured expenses incurred and unreimbursed advances by the master servicer or by the sub-servicer and net of the premiums paid for, or the proceeds of, credit life insurance policies;

- all proceeds of any mortgage loan purchased from the trust or, in the case of a mortgage loan substitution, amounts representing a principal adjustment;

- any amounts required to be deposited by the master servicer in connection with losses realized on investments of funds held in the principal and interest account;

- any amounts required to be deposited in connection with the liquidation of the trust property; and

- any amounts required to be transferred from the distribution account to the principal and interest account.

         All deposits shall be made on a daily basis, but no later than two business days following receipt of those amounts.

         The portion of any payment received by the master servicer in respect of a mortgage loan that is allocable to any interest strip retained by the originator or other person will not be deposited into the principal and interest account, but will be paid over to the parties entitled to those amounts.

         In addition to the principal and interest account, the sponsor shall cause to be established and the trustee will maintain, at the corporate trust office of the trustee, in the name of the trust for the benefit of the holders of each series of securities a distribution account to be used for the disbursement of payments on each series of securities. The principal and interest account and the distribution account each must be maintained with an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, which is acceptable to the rating agencies.

         In addition, the trustee will cause all payments received by it from any credit enhancement provider to be deposited in the distribution account not later than the payment date.

         All funds in the distribution account will be invested and reinvested by the trustee for the benefit of the securityholders and any credit enhancement provider, as directed by the master servicer, in designated eligible investments. The principal and interest account may contain funds relating to more than one series of securities as well as payments received on other mortgage loans serviced or master serviced by it that have been deposited into the principal and interest account. All funds in the principal and interest account will be required to be held either uninvested, up to limits insured by the FDIC or invested by the master servicer in the designated eligible investments. The master servicer will be entitled to net investment proceeds on the funds in the principal and interest account and the distribution account held by the trustee.

WITHDRAWALS FROM THE PRINCIPAL AND INTEREST ACCOUNT

         On a day preceding each payment date, the master servicer will withdraw from the principal and interest account and remit to the trustee for deposit in the distribution account;

-    the amount to be distributed to securityholders on that payment date;

- any amounts required to be transferred to any reserve account established for that series;

- any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket insurance policies maintained by the master servicer to cover losses on the mortgage loans;

-    any other amounts as specifically set forth in the agreements; and

-    the amount of any advances made by the master servicer.

         In addition, the master servicer may from time to time make withdrawals from the principal and interest account for the following purposes:

- to reimburse itself or any sub-servicer for any accrued and unpaid servicing fees and for reimbursable advances, out of late payments or collections on the mortgage loan, including liquidation proceeds, mortgage insurance proceeds and other amounts collected by the master servicer from the mortgagor or otherwise relating to the mortgage loan;

- to reimburse itself from any funds for any advances determined in good faith not to be recoverable from the mortgage loan;

-    to withdraw investment earnings on amounts on deposit in the account;

- to pay the sponsor or its assignee all amounts allocable to any interest strip retained by the originator out of collections or payments which represent interest on the mortgage loan;

- to pay to the sponsor interest accrued and principal collected prior to the cut-off date only if these amounts were previously deposited;

-    to withdraw amounts that have been deposited in error;

- to clear and terminate the account in connection with the termination of the trust; and

- to invest in eligible investments as defined in the "Pre-Funding; Mandatory Repayment" section.

DELINQUENCY ADVANCES AND SERVICING ADVANCES

         In the event of a delinquency, the master servicer or any sub-servicer will be required to deposit into the principal and interest account an advance in an amount equal to delinquent interest, net of the servicing fees and any interest strips retained by an originator. This advance is known as a delinquency advance. Delinquency advances are only required if, in its good faith business judgment, the master servicer believes that this amount will ultimately be recovered from the mortgage loan. The master servicer may also be required to advance delinquent payments of principal. The master servicer will be permitted to fund its payment of delinquency advances from collections of another mortgage loan deposited into the principal and interest account after the remittance period. A delinquency advance later determined by the master servicer not to be recoverable will be reimbursable from any amounts on deposit in the principal and interest account prior to any distributions to the securityholders. A sub-servicer will be permitted to fund its payment of delinquency advances as set forth in the sub-servicing agreement.

         A mortgage loan is delinquent if any payment due on the mortgage loan is not made by the close of business on the day the payment is scheduled to be due plus any applicable grace period.

         If a full principal prepayment occurs, the master servicer or sub-servicer will be required to deposit in the principal and interest account an amount of interest equal to the difference between (1) 30 days' interest at the mortgage loan's coupon rate, less the related servicing fees and the amount of any interest strip retained by an originator, on the principal balance of the mortgage loan as of the first day of the remittance period and (2) to the extent not previously advanced, the interest paid by the mortgagor during that remittance period, less the servicing fee and the amount of any interest strip retained by an originator. This interest advance is known as compensating interest. The master servicer is not required to pay compensating interest during any remittance period in an amount in excess of the aggregate servicing fees received by it for trust.

         Neither delinquency advances nor compensating interest will be paid by the master servicer or any sub-servicer for revolving home equity loans.

         The master servicer or sub-servicer will also be obligated to make servicing advances for any out-of-pocket costs and expenses, incurred in the performance of its servicing obligations, including, but not limited to,

- expenditures in connection with a foreclosed mortgage loan prior to the liquidation thereof, including expenditures for real estate property taxes, hazard insurance premiums and property restoration or preservation,

- the cost of any enforcement or judicial proceedings, including foreclosures and other legal actions and costs that potentially affect the existence, validity, priority, enforceability or collectibility of the mortgage loan, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions,

- the cost of the conservation, management, liquidation, sale or other disposition of any mortgaged property acquired in satisfaction of the mortgage loan, including reasonable fees paid to any independent contractor in connection therewith, and

- advances to keep liens current, unless the master servicer has determined that the advance would not be recoverable.

         No servicing advance will be required to be made by the master servicer or sub-servicer, if in its good faith judgment it would not be recoverable from the mortgage loan. Any nonrecoverable servicing advance made by the master servicer or sub-servicer will be reimbursable from any amounts on deposit in the principal and interest account prior to any distribution being made to securityholders.

         If the master servicer or one of its affiliated sub-servicers exercises its option to purchase the assets of a trust under a clean-up call, the master servicer or sub-servicer will net from the purchase price all advances previously made by it and not theretofore reimbursed.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of securities the trustee will forward or cause to be forwarded to each holder a statement or statements setting forth the information specifically described in the prospectus supplement.

         In addition, on each payment date the trustee will forward or cause to be forwarded additional information concerning the trust, as of the close of business on the last day of the remittance period, as more specifically described in the prospectus supplement, which generally will include information about the number and percentage of delinquent mortgage loans, the number of mortgage loans in foreclosure, or the number of mortgagors in bankruptcy proceedings and the number of real estate owned properties.

                        DESCRIPTION OF CREDIT ENHANCEMENT

         Various forms of credit enhancement may be provided for one or more classes of a series of securities or for the mortgage loans in the trust. Credit enhancement may be in the form of:

- one or more classes of subordinate securities which provide credit support to one or more classes of senior securities,

- a financial guaranty insurance policy, surety bond, reserve account, letter of credit or other third party guarantees,

-    a cross support feature or overcollateralization, or

-    any combination of the foregoing.

         Credit Enhancement may be provided in only a limited amount and may not provide protection against all risks of loss. If losses occur that exceed the amount covered by credit enhancement or are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of losses.

         The following sections describe the material provisions of the various types of credit enhancement.

FINANCIAL GUARANTY INSURANCE POLICIES

         A financial guaranty insurance policy or surety bond may be obtained and maintained for each class or series of securities. A description, including financial information, of the issuer of any financial guaranty insurance policy will be included in the prospectus supplement.

         A financial guaranty insurance policy will unconditionally and irrevocably guarantee to securityholders that an amount equal to each full and complete insured payment will be received by the trustee on behalf of securityholders, for distribution by the trustee to each securityholder. The insured payment will be defined in the prospectus supplement, and in most instances will be equal to the minimum distribution of interest due to securityholders.

         Financial guaranty insurance policies may apply only to some classes, or may apply at the mortgage loan level and only to specified mortgage loans.

         Financial guaranty insurance policies may have limitations on the financial guaranty insurer's duty to guarantee the obligations of the originators to repurchase or substitute for any mortgage loans. Financial guaranty insurance policies will not guarantee any specified rate of prepayments. In addition, amounts payable under financial guaranty insurance policies will generally not be available to cover interest shortfalls arising from the application of the Soldier's and Sailors' Civil Relief Act, or from any failure of the master servicer to fund compensating interest.

         Subject to the terms of the agreements, the financial guaranty insurer may be subrogated to the rights of each securityholder to receive payments under the securities to the extent of any payment by the financial guaranty insurer under the financial guaranty insurance policy.

CROSS SUPPORT AMONG CLASSES

         A trust may contain groups of mortgage loans which provide support for separate classes of securities. In this case, credit support would be in the form of a cross support feature which allows distribution for one class of securities to be made from excess amounts available from other groups of mortgage loans within the same trust. The prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         The credit enhancement provided by one or more forms of cross support may apply concurrently to two or more separate trusts. The prospectus supplement will identify the trusts benefiting from any cross support, the manner of determining the amount and application of the cross support.

OVERCOLLATERALIZATION

         Provisions of a trust may allow for the acceleration of the amortization of one or more classes of securities relative to the amortization of the group of mortgage loans. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates overcollateralization which results from the excess of the aggregate principal balance of the group of mortgage loans over the principal balance of the class of securities. This acceleration may continue for the life of the security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, this limited acceleration feature may cease. The acceleration feature may be activated again if necessary to maintain the required level of overcollateralization.

SUBORDINATION OF CLASSES

         The subordination of one or more classes of securities provides credit support to the senior classes of the same securities. In a senior/subordinate structure, the total amount available for distribution on each payment date, as well as the method for allocating this amount among the various classes of securities included in the series, will be as set forth in the prospectus supplement. The amount available for contribution will be allocated first to the senior securities up to the amounts determined as specified in the prospectus supplement, prior to allocation of interest or principal to the subordinate securities of the series. In the event of any realized losses on mortgage loans, the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders.

LETTER OF CREDIT

         If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, the bank issuing the letter of credit will deliver it to the trustee. The letter of credit may provide direct coverage on the securities or support the sponsor's or any other person's obligation to make payments to the trustee. The letter of credit bank, the amount available under the letter of credit and the expiration date of the letter of credit will be specified in the prospectus supplement. On or before each payment date, either the letter of credit bank or the trustee may be required to make the payments specified in the prospectus supplement after notification from the trustee. The payments required to be made under the terms of the letter of credit shall be deposited in the distribution account.

RESERVE ACCOUNTS

         A trust may create a reserve account to hold any combination of cash, one or more irrevocable letters of credit or one or more eligible investments in specified amounts, amounts otherwise distributable to subordinate securityholders or owners of the residual interest. The amounts held in a reserve account will be applied to fund shortfalls in amounts due on the securities in the manner and under the conditions specified in the prospectus supplement. Reserve account monies may also be applied to reimburse the master servicer for outstanding advances or may be used for other purposes.

DERIVATIVE CONTRACTS

         A trust may hold an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. These derivate contracts may provide the trust with additional amounts which will be available to pay interest on the securities, to build up overcollateralization, or both.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         In most cases, the amount available under any credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis as the aggregate outstanding principal balance of the mortgage loans declines. Additionally, credit support may be replaced, reduced or terminated upon the written assurance from each applicable rating agency that the then current rating of the series of securities will not be adversely affected.

In the event that the credit rating of the issuer of any applicable credit enhancement is downgraded, the credit rating of the securities may be downgraded to a corresponding level, and the sponsor will not be obligated to obtain replacement credit support in order to restore the rating of the securities.

         The sponsor may be permitted to replace one form of credit enhancement with another form of credit enhancement, or credit enhancement of the same form but from a different provider, but only if the then current rating of the series of securities is maintained.

         Where the credit support is in the form of a reserve account, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve account to any of the holders of the residual interest in the trust, the sponsor, the master servicer, one or more originators or the other person that is entitled to receive those amounts. Any assets so released will not be available to fund distribution obligations in future periods.

                              SERVICING PROCEDURES


COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer will service the mortgage loans, either directly or through sub-servicers, who may be affiliates of the master servicer, and will receive a fee for its services. If any mortgage loans are serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations as if the master servicer alone were servicing the mortgage loans.

         The master servicer's obligations will consist principally of its contractual servicing obligations under the agreements, including its obligation to enforce the obligations of sub-servicers and of originators. The master servicer or sub-servicer may also be obligated to make advances of interest payments in the event of delinquencies and interest shortfalls due to prepayment of mortgage loans. The obligation of the master servicer to make delinquency advances will be limited to the extent, in its good faith business judgment that the delinquency advances would be ultimately recoverable from the mortgage loans. See "Description of the Securities -- Delinquency Advances and Serving Advances" for more information concerning the advancing obligation.

         The master servicer acting directly or through one or more sub-servicers is required to service and administer the mortgage loans in accordance with the agreements and with reasonable care, and using that degree of skill and attention that the master servicer exercises for comparable mortgage loans that it services for itself or others.

         The duties of the master servicer include collecting and posting all payments, responding to inquiries of mortgagors or federal, state or local government authorities, investigating delinquencies, reporting tax information to mortgagors, accounting for collections, furnishing monthly and annual statements to the trustee, and making advances to the extent described in the agreements. The master servicer is required to follow its customary standards, policies and procedures in performing its duties as master servicer.

         The master servicer is authorized and empowered to execute and deliver, on behalf of itself, the securityholders, any credit enhancement provider, and the trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments;

         The agreements will require the master servicer or sub-servicer to follow the collection procedures it follows from time to time for mortgage loans in its servicing portfolio that are comparable to the mortgage loans. The master servicer or sub-servicer, however, is always required to follow collection procedures that are consistent with or better than standard industry practices. The master servicer may in its discretion:

- consent to any modification of the terms of any mortgage note not expressly prohibited by the agreements if the effect of the modification (1) will not materially and adversely affect the security afforded by the mortgaged property or the timing of receipt of any payments required thereunder except for a modification or forbearance permitted by the agreements; and
     (2) will not cause a trust which is a REMIC to fail to qualify as a REMIC.

- waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or the fees which may be collected in the ordinary course of servicing the mortgage loans,

- if a mortgagor is in default or about to be in default because of a mortgagor's financial condition, arrange with the mortgagor a schedule for the payment of delinquent payments due on the mortgage loan; in most instances the master servicer will not be permitted to reschedule the payment of delinquent payments more than one time in any twelve consecutive months for any single mortgagor.

         When a mortgaged property has been or is about to be transferred by the mortgagor, the master servicer will be required, to the extent it has knowledge of the prospective transfer, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause contained in the mortgage or note. The master servicer will not, however, be required to exercise this right if the due-on-sale clause, in the reasonable belief of the master servicer, is not enforceable under applicable law or if the master servicer reasonably believes that to permit an assumption of the mortgage loan would not materially and adversely affect the interests of securityholders, any credit enhancement provider, or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. In this event, the master servicer will be required to enter into an assumption and modification agreement with the person to whom the mortgaged property has been or is about to be transferred. Under the assumption agreement, the transferee becomes liable under the mortgage note and, unless prohibited by applicable law or the agreements, the original mortgagor remains liable. If the foregoing is not permitted under applicable law, the master servicer or sub-servicer will be authorized to enter into a substitution of liability agreement with the transferee, under which the original mortgagor is released from liability and the transferee is substituted as mortgagor and becomes liable under the mortgage note. The assumed loan must conform in all respects to the requirements and representations and warranties of the agreement and may require the consent of any credit enhancement provider.

         Any fee collected by the master servicer or sub-servicer for entering into an assumption or substitution of liability agreement will be retained by the master servicer or sub-servicer as additional servicing compensation. See "Legal Aspects of Mortgage Loans -- Enforceability of Mortgage Loan Provisions".

         The master servicer or sub-servicer will generally have the right to approve applications of mortgagors seeking consent for partial releases of mortgages, removal, demolition or division of mortgaged properties.

         No application for consent may be approved by the master servicer unless:

-    the provisions of the mortgage note and mortgage have been complied with;

- the credit profile of the mortgage loan after any release is generally consistent with the sponsor's guidelines then applicable to the mortgage loan; and

-    the lien priority of the mortgage is not reduced.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The master servicer will be required to foreclose upon or otherwise comparably effect the ownership of mortgaged properties relating to defaulted mortgage loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Master Servicer has not acquired as an REO property on behalf of the trust. In connection with this foreclosure or other conversion, the master servicer shall exercise the rights and powers vested in it, and use the same degree of care and skill in their exercise or use that prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, making servicing advances for the payment of taxes, amounts due on senior liens, and insurance premiums. The master servicer will be required to sell any foreclosure property within three years of its acquisition by the trust. The master servicer generally will be permitted to charge-off a mortgage loan, and to cease further collection and foreclosure activity on a mortgage loan if it reasonably determines that further activity would not increase collections or recoveries to be received by the trust. In the case of revolving home equity mortgage loans, the master servicer's policy is to charge off mortgage loans, in most instances, after they have become 180 day delinquent. In addition, any required advancing may be permitted to cease at this point.

         For trusts treated as REMICs, the master servicer will be required to manage, conserve, protect and operate each foreclosure property for the securityholders solely for the purpose of its prompt disposition and sale as foreclosure property within the meaning of Section 860G(a)(8) of the Internal Revenue Code or to prevent the receipt by the trust of any income from non-permitted assets within the meaning of Section 860F(a)(2)(B) of the Internal Revenue Code or any net income from foreclosure property which is subject to taxation under the REMIC provisions.

         The master servicer will, either itself or through an agent protect and conserve any foreclosure property in the same manner and to the extent as is customary in the locality where the foreclosure property is located and may, incident to its conservation and protection of the interests of the securityholders, rent the same, or any part thereof, as the master servicer deems to be in the best interest of the securityholders for the period prior to the sale of the foreclosure property.

         The master servicer will take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as these terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a mortgaged property in determining whether to foreclose upon or acquire ownership of the mortgaged property.

         If, upon the final liquidation of a defaulted mortgage loan or a foreclosure property a loss is realized that is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of a foreclosure property that is not required by law to be remitted to the mortgagor, the master servicer will generally be entitled to retain the gain as additional servicing compensation. For a description of the master servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for the mortgage loan. If a high LTV mortgage loan is in a junior lien position, the sponsor requires that a hazard insurance policy exists at the time the high LTV mortgage loan is originated; however, the master servicer may not track hazard insurance after origination. Additionally, the master servicer will cause to be maintained for each mortgage loan, except for certain high LTV and condominium mortgage loans, a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage relating to the mortgage loan in an amount not less than the least of the outstanding principal balance of the mortgage loan, the minimum amount required to compensate for damage or loss on a replacement cost basis and the full insurable value of the premises. The master servicer may obtain a blanket policy to satisfy the requirement for hazard insurance.

         If a mortgage loan at the time of origination relates to a mortgaged property in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, the master servicer will maintain with respect thereto a flood insurance policy in a form meeting the requirements of the then current guidelines of the Federal Insurance Administration with a generally acceptable carrier. The flood insurance policy should provide for recovery by the master servicer on behalf of the trust of insurance proceeds relating to the mortgage loan of not less than the least of the outstanding principal balance of the mortgage loan, the minimum amount required to compensate for damage or loss on a replacement cost basis and the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The master servicer will be required to indemnify the trust out of the master servicer's own funds for any loss to the trust resulting from the master servicer's failure to maintain the flood insurance if the mortgage loan is not covered by the master servicer's blanket policy.

         In the event that the master servicer obtains and maintains a blanket policy insuring against fire with extended coverage and against flood hazards on all of the mortgage loans, then, to the extent the policy names the master servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the mortgage loans without co-insurance, and otherwise complies with specified requirements, the master servicer shall be deemed conclusively to have satisfied its obligations to maintain fire, flood and hazard insurance coverage. The blanket policy may contain a deductible clause, in which case the master servicer will be required, in the event that there shall not have been maintained on the mortgaged property a complying policy, and there shall have been a loss that would have been covered by the policy, to deposit in the principal and interest account from the master servicer's own funds the difference, if any, between the amount that would have been payable under a separate policy and the amount paid under the blanket policy.

                                   THE SPONSOR

         The sponsor, Advanta Conduit Receivables, Inc., was incorporated in the State of Nevada in March, 1994. It is a direct subsidiary of Advanta Mortgage Conduit Services, Inc., and an affiliate of Advanta Mortgage Corp. USA. The sponsor was formed as a special purpose finance subsidiary to facilitate the issuance of these securities.

         The sponsor maintains its principal office at 10790 Rancho Bernardo Road, San Diego, California 92127. Its telephone number is (858) 676-3099.

                               THE MASTER SERVICER

         Advanta Mortgage Corp. USA or its affiliates will act as the master servicer for a series of securities. Advanta Mortgage Corp. USA is a Delaware corporation incorporated in 1983. It is a nationwide servicer of first and junior lien loans. Advanta Mortgage Corp. USA has centralized servicing functions located in San Diego, California.

         Advanta Mortgage Corp. USA was acquired by Advanta Corp., a Delaware corporation in September, 1986 and is an indirect subsidiary of Advanta Corp. The master servicer is an affiliate of Advanta National Bank, a national banking association domiciled in Delaware and Advanta Bank Corp., a Utah industrial loan corporation, and the parent of Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. Northeast, Advanta Finance Corp. and Advanta Mortgage Conduit Services, Inc.

        AVAILABLE INFORMATION; INCORPORATION OF INFORMATION BY REFERENCE

         The sponsor has filed a registration statement under the Securities Act of 1933, with the Securities and Exchange Commission with respect to these securities. This prospectus contains, and the prospectus supplement for each series of securities will contain, a summary of the material terms of the securities, but neither contains nor will contain all of the information contained in the registration statement of which this prospectus is a part. For further information, we suggest that you read the registration statement and any amendments thereof and exhibits to the registration statement. You may obtain a copy of the registration statement from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or you may examine the registration statement free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy and information statements and other items. The address is http://www.sec.gov.

         We suggest that, in making your investment decision, you rely only on the information contained in this document and the prospectus supplement. We have not authorized anyone to provide any information that is different. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and that prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

         This prospectus incorporates by reference all documents and reports filed for a series under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of the offering for that series. Information in this prospectus, the accompanying prospectus supplement or any document that is subsequently incorporated by reference may modify or supercede information incorporated by reference in this prospectus. The modified or superceded information will be a part of this prospectus only in its modified or superceded form.

         The sponsor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities, a list identifying all filings for that series under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act since the trust's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated by reference in this prospectus for that series, excluding any exhibits to those documents or reports.

         We include cross references in this prospectus to captions where you can find further discussions. The table of contents located on page 2 of this prospectus provides the pages on which these captions appear.

         You can obtain from the sponsor, free of charge, a copy of the financial information incorporated by reference by making an oral or written request to Advanta Conduit Receivables, Inc., Attention: General Counsel, Welsh & McKean Roads, Spring House, Pennsylvania 19477, (215) 657-4000.

                                 THE AGREEMENTS

         Each series of securities will be issued under one or more agreements which will establish the trust, pool the mortgage loans, provide for the servicing of the mortgage loans and issue the securities. The following paragraphs describe the material provisions common to the agreements but are subject to the more detailed discussion in the prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Each servicer, whether the master servicer or any sub-servicer, will retain a servicing fee in connection with its servicing activities equal to the percentage per annum specified in the prospectus supplement. The servicing fee is payable monthly and is based on the outstanding principal amount of the mortgage loans.

         In addition to the servicing fee, the master servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, modification fees, late payment charges, any other servicing type fees, net liquidation proceeds not required to be deposited in the principal and interest account and similar items.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its servicing responsibilities including, without limitation:

- the fees and disbursements of the trustee, any firm of independent, nationally recognized certified public accountants, the custodian appointed by the trustee, the security registrar, any paying agent,

- expenses incurred in enforcing the obligations of sub-servicers and originators and

- any fee or other amount payable in respect of any alternative credit enhancement arrangements.

         The master servicer may be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and originators under some limited circumstances. In addition, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any liquidation proceeds, including insurance proceeds.

EVIDENCE AS TO COMPLIANCE

         The agreements will require the master servicer to deliver annually to the trustee and any credit enhancement provider:

- an annual officers' certificate to the effect that the master servicer has fulfilled its obligations under the agreements throughout the preceding calendar year, and

- a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the credit enhancement provider, if applicable, stating that it has examined a sample of the documents and records of the master servicer and that, based on the examination, it is of the opinion that the servicing has been conducted in compliance with the agreements except for immaterial exceptions and any other exceptions set forth in the letter.

         Copies of the annual accountants' statement and the annual officer's certificate may be obtained by securityholders without charge upon written request to the master servicer.

REMOVAL AND RESIGNATION OF THE MASTER SERVICER

         The master servicer may not resign from its obligations and duties, except in connection with a permitted transfer of servicing, unless the duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No resignation of the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties.

         The trustee, the securityholders or any credit enhancement provider, will have the right to remove the master servicer upon the occurrence of any of the following

- events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations;

- the failure of the master servicer to perform any one or more of its material obligations under the agreements as to which the master servicer shall continue in default with respect thereto for a period, after notice of this failure; or

- the failure of the master servicer to cure any breach of any of its representations and warranties set forth in the agreements which materially and adversely affects the interests of the securityholders or any credit enhancement provider, for a period, after the master servicer's discovery or receipt of notice.

         The agreements may also provide that the credit enhancement provider may remove the master servicer upon the occurrence of any of these events, subject to the applicable cure periods:

- on any payment date, if the total available funds are less than the amount of any required distribution then due on the credit enhanced securities, unless the master servicer can demonstrate to the reasonable satisfaction of the credit enhancement provider that the event was due to circumstances beyond the control of the master servicer;

- the failure by the master servicer to make any required advance, or to pay any required compensating interest; or

- the failure of the master servicer to perform one or more of its material obligations under the agreements.

AMENDMENTS TO THE AGREEMENTS

         The trustee, the sponsor and the master servicer may amend the agreements, for the purposes of (1) curing any ambiguity, or correcting or supplementing any provision of the agreements which may be inconsistent with any other provision of the agreements, (2) allowing transfers, or complying with the requirements of the Internal Revenue Code or (3) adding to the trust property, or further perfecting the trustee's interests in the trust property, with the prior consent of the trustee or any credit enhancement provider, but without the giving of notice to or the receipt of the consent of the securityholders under the agreements. No amendment adopted without securityholder consent will, as evidenced by an opinion of counsel delivered to the trustee, materially and adversely affect the interests of any securityholder.

         The agreements may also be amended by the trustee, the sponsor and the master servicer with the prior written consent of any credit enhancement provider, and not less than a majority of the securityholders represented by each class of securities then outstanding or, if the amendment does not affect all classes, then just the affected classes, for the purpose of (1) adding or changing any provisions, (2) eliminating any of the provisions of the agreements or (3) modifying in any manner the rights of the securityholders. No amendment can change the amount of, or delay the timing of, payments which are required to be distributed to any securityholders without the consent of the Securityholders. In addition, no amendment can change the percentages of securityholders which are required to consent to amendments, without the unanimous consent of the holders of all the effected class or classes of securities then outstanding.

RETIREMENT OF SECURITIES; REDEMPTION

         Each trust will terminate upon the earlier of:

- the payment to the securityholders and any credit enhancement provider of all amounts due to them;

- receipt by the trust of the final payment or other liquidation of the last mortgage loan in the trust, or following the disposition of all property acquired in respect of any mortgage loan remaining in the trust; and

-    any time when a liquidation of the trust is effected.

         In no event, will any trust continue beyond the expiration of 21 years from the death of the survivor of persons named in the agreements. Written notice of termination of a trust will be given to each securityholder of that series, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency designated by the trustee of that trust. If the securityholders are permitted to terminate the trust under the applicable agreements, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.


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
         Each trust may also allow for an early redemption or clean-up call. The clean-up call may occur at the option of the master servicer or any of its affiliated sub-servicers or, if applicable, the credit enhancement provider, and will result in the early redemption of the securities at a price at least equal to the outstanding principal balance of the securities plus accrued interest. The holders of any interest only security may not receive any payment in connection with a clean-up call. The exercise of these rights may cause the securities to prepay earlier than expected on any date the aggregate principal balance of the mortgage loans or the securities, as applicable, for a given series is less than a specified percentage of the initial balance.

THE TRUSTEE

         The trustee under the agreements will be named in the prospectus supplement. The trustee will have no obligation to exercise any of the rights or powers vested in it by the agreements at the request or direction of any of the securityholders, unless the securityholders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with the request or direction.

         The trustee may execute any of the trusts or powers granted by the agreements or perform any duties thereunder either directly or by or through agents or attorneys. The trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it.

         The trustee will not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the agreements.

         Each agreement will permit the removal of the trustee if the upon the occurrence and continuance of events listed in the agreement , including the failure of the trustee to satisfy the relevant eligibility requirements, the trustee's becoming insolvent or the trustee breaches any representation or warranty made by it.

         If an event permitting the removal of the trustee occurs and is continuing, then, the sponsor, the securityholders, acting on the terms of the agreements, or any credit enhancement provider may, whether or not the trustee has resigned, appoint a successor trustee.

         The trustee will be liable under the agreements only to the extent of the obligations specifically imposed upon and undertaken by it. Neither the trustee nor any of the directors, officers, employees or agents will be under any liability on any security or to the sponsor, the master servicer or any securityholder for any action taken or for refraining from the taking of any action in good faith under the agreements, or for errors in judgment. The trustee, however, will not be protected against any liability it incurs by reason of negligent action, negligent failure to act or willful misconduct in the performance of its duties or by reason of reckless disregard of its duties.


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
                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of the material legal aspects of mortgage loans that are general in nature. These legal aspects are governed in part by state laws, which may be different in the various states. Consequently, these summaries are not complete, do not reflect the laws of any particular state and do not encompass the laws of all states in which the mortgaged properties may be located.

         The mortgage loans will be represented by a mortgage note and an accompanying mortgage. According to the mortgage note, the mortgagor is personally liable to repay the indebtedness evidenced by the mortgage loan. The mortgage secures the indebtedness by a lien on the mortgaged property.

ENFORCEMENT OF THE MORTGAGE NOTE

         In some states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting all remedies against the mortgaged property, such as foreclosure. In some of these states the lender, after it has received a personal judgment, may be deemed to have elected a remedy and may be precluded from exercising remedies against the mortgaged property. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the note.

         Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage for example:

- statutes that limit the right of the beneficiary or mortgagee, to obtain a deficiency judgment against the borrower following foreclosure; a deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale of the real property;

- other statutes require the beneficiary or mortgagee to exhaust all remedies against the mortgaged property in an attempt to satisfy the full debt before bringing a personal action against the borrower;

- statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale.

The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a trust to realize upon collateral or


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
enforce a deficiency judgment. For example, a federal bankruptcy law may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's bankruptcy petition, if no sale of the residence had yet occurred. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction also have held that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         A number of states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lenders have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, the courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Tax liens arising under the Internal Revenue Code may be prior to the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and other statutes and state laws, such as the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate mortgage loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

DEEDS OF TRUST OR MORTGAGES

         The mortgage loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the mortgaged property subject to a mortgage loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to the payment of the indebtedness. The mortgage is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority


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
between mortgages depends on their terms in some cases or on the terms of separate subordination or intercreditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower and homeowner called the trustor, a lender called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

COOPERATIVE LOANS

         If specified in the prospectus supplement of a series of securities, the mortgage loans may consist of cooperative loans evidenced by cooperative notes secured by security interests in shares issued by cooperatives and in any leases or occupancy agreements allowing the mortgagor the right to occupy specific the cooperative unit. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. These liens or title interests are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each cooperative owns or leases the real property and owns or leases the building and all separate units. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or blanket lease on the cooperative apartment building or underlying land, the cooperative, as mortgagor or lessee also is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. Similarly, if the cooperative is unable to meet the payment obligations under a land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

FORECLOSURE OF MORTGAGE LOANS

         Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale under the deed of trust and state laws which authorize the trustee to sell the property upon default by the borrower under the terms of the note or deed of trust. Beside the non judicial remedy, a


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
deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and within a period of time send a copy to the trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Typically, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.

         In some states, the trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale unless there is a great deal of economic incentive for the new purchaser. It is more common for the lender to purchase the property from the trustee or referee for an amount that is less than or equal to the sum of the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and the expense of foreclosure. Typically, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender.

         Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

FORECLOSURE ON COOPERATIVE LOANS

         If a cooperative loan must be foreclosed on, the cooperative will usually recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the


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
cooperative's right to sums due or sums that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the borrower could reduce the amount realized upon a sale of the cooperative mortgage loan below the outstanding principal balance of the cooperative mortgage loan plus accrued and unpaid interest.

         The documentation governing cooperative loans generally also provide that, in the event of a foreclosure, the lender must obtain the approval or consent of the cooperative before transferring the cooperative shares to a new buyer. Typically, the lender is not limited in any rights it may have to dispossess the tenant stockholder.

RIGHTS OF REDEMPTION

         In some states, after the foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ENVIRONMENTAL LEGISLATION

         A number of states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This lien may have priority over all subsequent liens on the property and, in some states, will have priority over prior recorded liens including the lien of a mortgage. In some states this lien will not have priority over prior recorded liens of a deed of trust. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear whether they would be imposed on a lender such as a trust, secured by residential real property. In the event that a trust acquired a mortgaged property through foreclosure or otherwise, and cleanup costs were incurred in respect of the mortgaged property, the holders of the securities might realize a loss if these costs were required to be paid by the trust.

ENFORCEABILITY OF MORTGAGE LOANS PROVISIONS

         Generally all of the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states including California, and in some cases the enforceability of these clauses was


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limited or denied. However, federal law preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. This federal law encourages lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         This federal law also provides for specific instances in which a mortgage lender may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing a coupon rate below the current market rate being assumed by a new home buyer rather than being paid off, that may have an impact upon the average life of the mortgage loans and the number of mortgage loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles generally are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CALIFORNIA DEEDS OF TRUST

         Most institutional lenders in California use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply these proceeds and awards to any debt secured by the deed of trust, in the order specified by the beneficiary. California law prohibits the beneficiary from applying insurance and condemnation proceeds to the debt secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation. If the security has been impaired, California law permits these proceeds to be applied to the extent of the impairment. In the event improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, and the beneficiary's security is impaired, the beneficiary under the first deed of


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
trust will have the prior right to collect any insurance proceeds and any damage award from the condemnation. Proceeds in excess of the amount of debt secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

         Another provision typically found in California deeds of trust obligates the mortgagor to pay all taxes and assessments on the property, to provide and maintain fire insurance on the property, and to maintain and repair the property. Upon a failure of the mortgagor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform those obligations, and the mortgagor agrees to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the mortgagor. All sums expended by the beneficiary become part of the indebtedness secured by the deed of trust.

APPLICABILITY OF USURY LAWS

         Federal law provides that state usury limitations do not apply to some types of residential first mortgage loans. The federal law authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where this federal law is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by the law. A number of states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         The sponsor will represent that each mortgage loan was originated in compliance with applicable state laws in effect at the time of origination, including usury laws, in all material respects. However, the coupon rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists on active duty:

- are entitled to have interest rates reduced and capped at 6% per annum on obligations, including mortgage loans, incurred prior to the commencement of active duty and for the duration of active duty,

- may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to active duty for the duration of active duty and

- may have the maturity of the obligations incurred prior to active duty extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty.

         These benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by active duty, the court may apply equitable principles. If a mortgagor's obligation to repay amounts otherwise due on a mortgage loan is relieved by the Soldiers' and Sailors' Civil Relief Act, neither the trust, the


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
master servicer, the sponsor, any credit enhancement provider nor the trustee will be required to advance the amounts that would otherwise be due. Any loss resulting from the Soldiers' and Sailors' Civil Relief Act may reduce the amounts available to be paid to the securityholders. In the event that the Soldiers' and Sailors' Civil Relief Act or similar legislation or regulations apply to any mortgage loan which goes into default, there may be delays in payment and losses on the securities. Any interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the series.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion describes the material federal income tax consequences to the original purchasers of the securities of the purchase, ownership and disposition of the securities. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. The tax consequences to holders subject to special rules, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the securities as other than capital assets, are not discussed. In particular, this discussion applies only to investors that purchase securities directly from the sponsor and hold the securities as capital assets. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. As used in this section and the "ERISA Considerations" section, code means the Internal Revenue Code of 1986 and IRS means the Internal Revenue Service.

         We will file an unqualified tax opinion for a series with the Securities and Exchange Commission on Form 8-K prior to the sale of the securities.

The following discussion addresses securities of five general types:

-    grantor trust securities,

-    REMIC securities,

-    debt securities,

-    partnership interests, and

-    FASIT securities.

         The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election or elections will be made for the trust and, if a REMIC or FASIT election is to be made, will identify all regular interests and residual interests in the REMIC or all regular interests, high-yield interests or ownership interests in the FASIT.

         The Taxpayer Relief Act of 1997 adds provisions to the code that require the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an


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
appreciated financial position occurs if a taxpayer enters into transactions involving a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain. These provisions apply only to classes of securities that do not have a principal balance.

GRANTOR TRUST SECURITIES

         If a series of securities is being issued by a grantor trust, special tax counsel to the sponsor will deliver its opinion to the sponsor that the trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

         For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the mortgage loans together with interest at a pass-through rate, will be referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the mortgage loans and interest paid on grantor trust fractional interest securities will be referred to as a grantor trust strip security.

         SPECIAL TAX ATTRIBUTES

         Special tax counsel to the sponsor will deliver its opinion to the sponsor that (a) grantor trust fractional interest securities will represent interests in (1) loans . . . secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the code; and (2) obligations, including any participation or certificate of beneficial ownership, which . . . are principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the code; and (b) interest on grantor trust fractional interest securities will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B) of the code. In addition, the grantor trust strip securities will be obligations, including any participation or certificate of beneficial ownership therein . . . principally secured by an interest in real property within the meaning of section 860G(a)(3)(A) of the code.

         TAXATION OF BENEFICIAL OWNERS OF GRANTOR TRUST SECURITIES

         Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the


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beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Beneficial owners of grantor trust strip securities generally will be required to treat the securities as stripped coupons under section 1286 of the code. Accordingly, the beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security.

         Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of the security, and perhaps all stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting. The coupon stripping rules will not apply, however, if (1) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (2) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security. See " -- Discount and Premium."

         Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a grantor trust security, which equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions of principal.

         Grantor Trust Reporting

         The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement detailing the amount of the distribution allocable to principal on the underlying loans and to interest, based on the interest rate on the security. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

REMIC SECURITIES

         If described in a prospectus supplement, an election will be made to treat a trust as a REMIC under the code. Qualification as a REMIC requires ongoing compliance with a number


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of conditions. If a series of securities is being issued by a REMIC, special tax counsel to the sponsor will deliver its opinion to the sponsor that, assuming compliance with the agreements, the trust will be treated as a REMIC for federal income tax purposes. The securities of each class will be designated as regular interests in the REMIC trust except that a separate class will be designated as the residual interest in the REMIC trust. The prospectus supplement for each series of securities will state whether the securities of each class will constitute a REMIC regular interest or a REMIC residual interest.

         A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances. Generally, the total income from the loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series. See " -- Taxes on a REMIC Trust."

         The REMIC regulations issued by the Treasury Department on December 23, 1992 provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While certain material provisions of the REMIC regulations are discussed below, investors may wish to consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

SPECIAL TAX ATTRIBUTES

         REMIC regular interests and REMIC residual interests will be regular or residual interests in a REMIC within the meaning of section 7701(a)(19)(C)(xi) of the code and real estate assets within the meaning of section 856(c)(5)(A) of the code. If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of qualified mortgages within the meaning of section 860G(a)(3) of the code then the portion of the REMIC regular interests and REMIC residual interests that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular interests and REMIC residual interests will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust will include, in addition to the loans, payments on the loans held pending distribution on the REMIC regular interests and REMIC residual interests and any reinvestment income. REMIC regular interests and REMIC residual interests held by a financial institution to which section 585, 586 or 593 of the code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the code. REMIC regular interests will also be qualified mortgages suitable for investment by other REMICs and FASITs.

         TAXATION OF BENEFICIAL OWNERS OF REMIC REGULAR INTERESTS

         Except as indicated below in this federal income tax discussion, the REMIC regular interests will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the date the securities are first sold to the public and not as ownership interests in the REMIC trust or its assets. beneficial owners of REMIC regular interests that otherwise


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
report income under a cash method of accounting will be required to report income with respect to the securities under an accrual method. For additional tax consequences relating to REMIC regular interests purchased at a discount or with premium, see " --Discount and Premium."

         TAXATION OF BENEFICIAL OWNERS OF REMIC RESIDUAL INTERESTS

         Daily Portions.

         Except as indicated below, a beneficial owner of a REMIC residual interest for a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual interest. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the residual beneficial owners, on this day, in accordance with their percentage interests on this day. Any amount included in the gross income or allowed as a loss of any residual beneficial owner by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each beneficial owner of a REMIC residual interest report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual interest may have received full payment of the stated interest and principal on its REMIC residual interest.

         The trustee will provide to beneficial owners of REMIC residual interests of each series of securities (1) the information as is necessary to enable them to prepare their federal income tax returns and (2) any reports regarding the Securities of a series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust.

         The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. This taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with the following four modifications. The first modification is that a deduction will be allowed for accruals of interest, including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the code, on the REMIC regular interests, but not the REMIC residual interests, even though REMIC regular interests are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income, in the case of discount, or deductible, in the case of premium, by the REMIC trust as it accrues under a constant yield method, taking into account the prepayment assumption specified in the prospectus supplement. The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular interests and REMIC residual interests in the REMIC trust on the settlement date. If, however, a substantial amount of a class of


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
REMIC regular interests or REMIC residual interests has not been sold to the public, then the fair market value of all the REMIC regular interests or REMIC residual interests in that class as of the date of the prospectus supplement should be substituted for the issue price. See " -- Discount and Premium -- Original Issue Discount."

         The third modification is that no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the code will not be applied at the REMIC trust level to any servicing and guaranty fees. In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular interests and REMIC residual interests are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, this excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or permitted investment, as defined in section 860G(a)(5) of the code, will be treated as ordinary gain or loss. See " -- Taxes on a REMIC Trust -- Prohibited Transactions" and " --Pass-Through of Servicing and Guaranty Fees to Individuals."

         A beneficial owner of a REMIC residual interest may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular interests are issued at a discount, and the discount included as a result of a prepayment on a loan that is used to pay principal on the REMIC regular interests exceeds the REMIC trust's deduction for unaccrued original issue discount relating to the REMIC regular interests. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular interests, may increase over time as the earlier classes of REMIC regular interests are paid, although the interest income on any given loan expressed as a percentage of the outstanding principal amount of that loan will remain constant over time.

         BASIS RULES AND DISTRIBUTIONS.

         A beneficial owner of a REMIC residual interest has an initial basis in its security equal to the amount paid for the REMIC residual interest. This basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account on the REMIC residual interest. A distribution on a REMIC residual interest to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner's basis in the REMIC residual interest, adjusted as described above, and, to the extent it exceeds the adjusted basis of the REMIC residual interest, shall be treated as gain from the sale of the REMIC residual interest.

         A beneficial owner of a REMIC residual interest is not allowed to take into account any net loss for any calendar quarter if the net loss exceeds the beneficial owner's adjusted basis in its REMIC residual interest as of the close of the calendar quarter, determined without regard to the


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
net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual interest.

         EXCESS INCLUSIONS.

         Excess inclusions on a REMIC residual interest are subject to special tax rules. Beneficial owner of a REMIC residual interest, the excess inclusion for any calendar quarter is defined as the excess, if any, of the daily portions of taxable income over the sum of the daily accruals for each day during the quarter that the REMIC residual interest was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC residual interest at the beginning of the calendar quarter and 120% of the federal long-term rate in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual interest as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual interest, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made on the REMIC residual interest before the beginning of the quarter. The issue price of a REMIC residual interest is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the REMIC residual interests was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, beneficial owners of REMIC residual interests with excess inclusion income cannot offset the income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income, as defined in section 511 of the code, an excess inclusion of the beneficial owner is treated as unrelated business taxable income. The REMIC regulations indicate that if a beneficial owner of a REMIC residual interest is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICS held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual interests, see " -- Foreign Investors."

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual interest does not have significant value. Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain that rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC residual interests that are held by a real estate investment trust, the aggregate excess inclusions on REMIC residual interests reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of section 857(b)(2) of the code, excluding any net capital gain, will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT, and any allocated amounts will be treated as an excess inclusion on a REMIC residual interest as if held directly by


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the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and some cooperatives that hold a REMIC residual interest.

         PASS-THROUGH OF SERVICING AND GUARANTY FEES TO INDIVIDUALS.

         A beneficial owner of a REMIC residual interest who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that the fees, along with of the beneficial owner's other miscellaneous itemized deductions exceed 2% of the beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC residual interest may not be able to deduct any portion of the fees in computing the beneficial owner's alternative minimum tax liability. A beneficial owner's share of the fees will generally be determined by (1) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (2) allocating the daily amount among the beneficial owners in proportion to their respective holdings on this day.

         TAXES ON A REMIC TRUST

         Prohibited Transactions.

         The code imposes a tax on a REMIC equal to 100% of the net income derived from prohibited transactions. In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a loan or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day.

         The code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the startup day, which is usually the same day that settlement occurs. Exceptions are provided for cash contributions to a REMIC (1) during the three month period beginning on the startup day, (2) made to a qualified reserve fund by a beneficial owner of a residual interest,
(3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call, and (5) as otherwise permitted by treasury regulations.

         Net Income from Foreclosure Property.

         The Code imposes a tax on a REMIC equal to the highest corporate rate on net income from foreclosure property. The terms foreclosure property, which includes property acquired by deed in lieu of foreclosure, and net income from foreclosure property are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.


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         SALES OF REMIC SECURITIES

         If a regular or residual interest is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis, except in the case of multiple sales of REMIC residual interests within six months, and sales of noneconomic residual interests. The adjusted basis of a REMIC regular interest generally will equal the cost of the security to the seller, increased by any original issue discount or market discount included in the seller's gross income from the security and reduced by distributions on the security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income from the security. Except as described in the following paragraph or under section 582(c) of the code, this gain or loss will be capital gain or loss if the security is held as a capital asset, generally, property held for investment, within the meaning of section 1221 of the code.

         Gain from the sale of a REMIC regular interest that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the income of the beneficial owner of a REMIC regular interest had income accrued at a rate equal to 110% of the applicable federal rate, generally, an average of current yields on Treasury securities, as of the date of purchase over (2) the amount actually includible in the beneficial owner's income. In addition, gain recognized on this sale by a beneficial owner of a REMIC regular interest who purchased a security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the security was held by the beneficial owner, reduced by any market discount includible in income under the rules described under " --Discount and Premium."

         If a beneficial owner of a REMIC residual interest sells its REMIC residual interest at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual interest, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool, as defined in section 7701(i) of the Code, comparable to a residual interest in a REMIC. This disallowed loss would be allowed upon the sale of the other residual interest, or comparable interest, if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no regulations have yet been published.

         Transfers of REMIC Residual Securities.

         Section 860E(e) of the Code imposes a substantial tax, payable by the transferor, or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent, upon any transfer of a REMIC residual interest to a disqualified organization and upon a pass-through entity, including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, some cooperatives, and nominees, that owns a REMIC residual interest if the pass-through entity has a disqualified organization as a record-holder. A transfer includes any transfer of record or beneficial ownership.

         The term disqualified organization includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or


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instrumentality of the foregoing, other than some taxable instrumentalities, any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization, other than a farmers' cooperative, that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax will be made available. Restrictions on the transfer of a REMIC residual interest are described in the agreements, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual interest. In addition, a pass-through entity, including a nominee, that holds a REMIC residual interest may be subject to additional taxes if a disqualified organization is an owner of the pass-through entity. A transferor of a REMIC residual interest, or an agent of a transferee of a REMIC residual interest will be relieved of this tax liability if (1) the transferee furnishes to the transferor, or the transferee's agent, an affidavit that the transferee is not a disqualified organization, and
(2) the transferor, or the transferee's agent, does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, this tax will not be imposed on a pass-through entity in which a disqualified organization is an owner if (1) the owner furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (2) during the period, the pass-through entity has no actual knowledge that the affidavit is false.

         The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an electing large partnership. If an electing large partnership holds a residual interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that receives affidavits from its owners and that does not know the affidavits are false, is not available to an electing large partnership.

         Under the REMIC regulations, a transfer of a noneconomic residual interest to a U.S. person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual interest would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (1) the present value of the expected future distributions on the REMIC residual interest is no less than the product of the present value of the anticipated excess inclusions and the highest corporate rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any excess inclusions at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter, or portion thereof, following the transfer of a REMIC residual interest, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See " -- Discount and Premium" and " -- Taxation of beneficial owners of REMIC Residual Interests -- Excess Inclusions;" and" -- Foreign Investors -- Grantor Trust Securities and REMIC regular interests".

         The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual interest has improper knowledge, which means that the transferor, either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of


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the REMIC trust. A transferor is presumed not to have improper knowledge if (1)
the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (2) the transferee makes representations to the transferor in its affidavit relating to disqualified organizations. Transferors of a REMIC residual interest may wish to consult with their own tax advisors for further information regarding these transfers.

         Reporting and Other Administrative Matters.

         For purposes of the administrative provisions of the code, each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual interests will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during the year a statement describing the portions of any distributions that constitute interest distributions, original issue discount, and any other information as is required by Treasury regulations and, for owners of REMIC residual interests, information necessary to compute the daily portions of the taxable income or net loss of the REMIC trust for each day during the year. The trustee may also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual interest or in a fiduciary capacity. Each beneficial owner of a REMIC residual interest, by the acceptance of its REMIC residual interest, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each beneficial owner of a REMIC residual interest is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

         TERMINATION

         In general, no special tax consequences will apply to a beneficial owner of a REMIC regular interest upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last loan remaining in the trust estate. If a beneficial owner of a REMIC residual interest's adjusted basis in its REMIC residual interest at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual interest is entitled to a loss equal to the amount of the excess.

DEBT SECURITIES

         For each series of debt securities, special tax counsel to the sponsor will deliver its opinion to the sponsor that the securities will be classified as debt of the sponsor secured by the


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mortgage loans. Consequently, debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received on debt securities in accordance with their normal method of accounting. It is the opinion of the special tax counsel to the sponsor that a trust issuing debt securities will not be treated as an association separately taxable as a corporation, a publicly traded partnership or a taxable mortgage pool. For additional tax consequences relating to debt securities purchased at a discount or with premium, see " --Discount and Premium."

         SPECIAL TAX ATTRIBUTES

         As described above, grantor trust securities will possess special tax attributes by virtue of their being ownership interests in the mortgage loans. Similarly, REMIC regular and residual interests will possess similar attributes by virtue of the REMIC provisions of the Code. In general, debt securities will not possess these special tax attributes. Investors to whom such attributes are important may wish to consult their own tax advisors regarding investment in debt securities.

         SALE OR EXCHANGE OF DEBT SECURITIES

         If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income from the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

         In general, except for certain financial institutions subject to section 582(c) of the code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset within the meaning of section 1221 of the code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year. See " -- Discount and Premium -- Market Discount."

         DEBT SECURITIES REPORTING

         The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest at the interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information that the master servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

PARTNERSHIP INTERESTS

         For each series of partnership interests, special tax counsel to the sponsor will deliver its opinion to the sponsor that the trust will be treated as a partnership and not an association taxable


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as a corporation for federal income tax purposes. Accordingly, each beneficial owner a partnership interest will generally be treated as the owner of an interest in the loans.

         SPECIAL TAX ATTRIBUTES

         As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions of the Code. In general, partnership interests will not possess these special tax attributes. Investors to whom the special attributes are important may wish to consult their own tax advisors regarding investment in partnership interests.

         TAXATION OF BENEFICIAL OWNERS OF PARTNERSHIP INTERESTS

         If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the code, Treasury regulations and the partnership agreement.

         The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying loans. The trust's deductions will consist primarily of interest accruing on any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

         In some instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See " -- Backup Withholding" and " -- Foreign Investors" below.

         Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to a holder under the code.

         Under Section 708 of the code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if this termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

         Sale or Exchange of Partnership Interests

         In most cases, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income and decreased by any distributions received on this partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest


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would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

         Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under Section 754 of the code.

         Partnership Reporting

         The trustee is required to (1) keep complete and accurate books of the trust, (2) file IRS form 1065, a partnership information return, with the IRS for each taxable year of the trust and (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described in the next paragraph and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

         Under Section 6031 of the code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under Section 17A of the Securities Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.


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         The code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and, under some circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not connected with the trust.

         FASIT SECURITIES

         If described in a prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with a number conditions. If a FASIT election is made, special tax counsel to the sponsor will deliver its opinion to the sponsor that, assuming compliance with the agreements, the trust will be treated as a FASIT for federal income tax purposes. It is the opinion of the special tax counsel to the sponsor that a trust issuing FASIT securities will not be treated as an association separately taxable as a corporation, a publicly traded partnership or a taxable mortgage pool. The securities of each class will be designated as regular interests or high-yield regular interests in the FASIT trust except that one separate class will be designated as the ownership interest in the FASIT trust. The prospectus supplement for each series of securities will state whether securities of each class will be a regular interest, a high-yield regular interest or an ownership interest.

         Special Tax Attributes

         FASIT securities held by a real estate investment trust will constitute real estate assets within the meaning of code sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT regular securities will be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of code section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT trust and the income on those assets would be so treated. FASIT regular securities held by a domestic building and loan association will be treated as regular interest[s] in a FASIT under code section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT trust holds loans . . . secured by an interest in real property which is . . . residential real property within the meaning of code section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT trust or the income qualify for the foregoing treatments, the FASIT regular securities will qualify for the corresponding status in their entirety. For purposes of code section 856(c)(5)(A), payments of principal and interest on a loan that are reinvested pending distribution to holders of FASIT regular securities should qualify for this treatment. FASIT regular securities held by a regulated investment company will not constitute government securities within the meaning of Code Section 851(b)(4)(A)(i). FASIT regular securities held by some financial institutions will constitute an evidence of indebtedness within the meaning of code section 582(c)(1).


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         Taxation of Beneficial Owners of FASIT Regular Interests

         A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances. The FASIT regular interests generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT regular interest will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT regular interest will be treated as a return of capital to the extent of the beneficial owner's basis. Beneficial owners must use the accrual method of accounting on their FASIT regular interests, regardless of the method of accounting otherwise used by the beneficial owners. See " -- Discount and Premium" below.

         In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, after an initial three month period must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the substantially all requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the code also require the FASIT ownership interest and some of the high-yield regular interests to be held only by fully taxable domestic corporations.

         In addition to the foregoing requirements, the various interests in a FASIT also must meet a number of requirements. All of the interests in a FASIT must be either one or more classes of regular interests or a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and:

                  (1) unconditionally entitles the holder to receive a specified principal amount, or other similar amount,

                  (2) provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

                  (3) has a stated maturity of not longer than 30 years,

                  (4) has an issue price not greater than 125% of its stated principal amount, and

                  (5) has a yield to maturity not greater than five percentage points higher than the applicable federal rate.

         A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (1), (2), (3), (4) or (5) is a high-yield regular interest. A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is


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
designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal on that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

         If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor on debt obligations with two or more maturities, may be treated as a separate association taxable as a corporation, and the FASIT regular securities may be treated as equity interests. The legislative history to the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements mandated Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

DISCOUNT AND PREMIUM

         A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the code. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security or upon a sale of a security; and (3) if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

         Original Issue Discount

         In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its stated redemption price at maturity over its issue price The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the settlement date to the first payment date. The trustee will supply, required information the original issue discount accruing on the securities.


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
         Original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (1) the number of complete years, rounding down for partial years, from the settlement date until the date each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each the distribution is received, gain equal to the discount allocated to the distribution will be recognized.

         Section 1272(a)(6) of the code contains special original issue discount rules directly applicable to REMIC securities and debt securities. The Taxpayer Relief Act of 1997 extends application of section 1272(a)(6) to the grantor trust securities for tax years beginning after August 5, 1997. Under these rules, described in greater detail below, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on the prepayment assumption, and in the case of a security having a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

         Section 1272(a)(6)(B)(iii) of the code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. We suggest that each investor make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

         Each securityholder must include in gross income the sum of the daily portions of original issue discount on its security for each day during its taxable year it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period. The trustee will supply, at the time and in the manner required by the IRS, to securityholders, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date, or, in the case of the first period, the settlement date, and ending on the day before the next payment date.

         Under section 1272(a)(6) of the code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of the present values


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of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

                  (1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption,

                  (2) events, including actual prepayments, that have occurred prior to the end of the accrual period,

                  (3) the prepayment assumption, and

                  (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the security.

         The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount on the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. beneficial owners of the securities may wish to consult their own tax advisors concerning the treatment of the negative accruals.

         A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day it holds the security, the daily portion of original issue discount on the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of the daily portion and a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

         Market Discount

         A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary


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income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. If securities have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

         Market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

         Securities Purchased at a Premium

         A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the security at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the code, to treat the premium as amortizable bond premium. If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to the period based on the security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that the premium amortization should be made under principles analogous to those governing the accrual of market discount. If the election is made by the beneficial owner, the election will also apply to all fully taxable bonds, the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If this election is not made, a beneficial owner must include the full amount of each interest payment in income as it accrues, and the premium must be allocated to the principal distributions on the security and, when each distribution is received, a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the security.

         Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest. It is possible that the IRS or the Treasury Department may issue guidance excluding the securities from the rules generally applicable to debt instruments issued


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at a premium. In particular, it is possible that this security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In this case, section 1272(a)(6) of the code would govern the accrual of original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of the securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

         Special Election

         For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all interest that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner may wish to consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

         Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the backup withholding tax under section 3406 of the code at a rate of 31% if recipients of the distributions fail to furnish to the payor required information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

         The IRS recently issued final withholding regulations, which change a number of the rules relating to the presumptions currently available relating to information reporting and backup withholding. The withholding regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The withholding regulations are effective January 1, 2001, although valid withholding certificates that are held on December 31, 2000 remain valid until the earlier of December 31, 2001 or the date of expiration of the certificate under the rules as currently in effect.

FOREIGN INVESTORS

         The withholding regulations would require, in the case of securities held by a foreign partnership, that the certification described above be provided by the partners rather than by the foreign partnership and the partnership provide required information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. persons may wish to consult their own tax advisors regarding the application to them of the withholding regulations.

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         Grantor Trust Securities and REMIC Regular Interests

         Distributions made on a grantor trust security or a REMIC regular interest to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. A U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable if

- the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security,

- the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner, and

- the last U.S. person in the chain of payment to the beneficial owner receives the statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

         The IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual interests of any REMIC trust, or to a beneficial owner that is a controlled foreign corporation described in section 881(c)(3)(C) of the code.

         REMIC Residual Securities

         Amounts distributed to a beneficial owner of a REMIC residual interest that is a not a U.S. person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual interest to a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on grantor trust securities and REMIC regular interests, as described above, but only to the extent that the mortgage loans underlying the REMIC trust that issued the REMIC residual interest were issued after July 18, 1984. REMIC income that constitutes an excess inclusion is not entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See " -- REMIC Securities --Taxation of beneficial owners of REMIC Residual Securities -- Excess Inclusions."

         Partnership Interests

         A trust may be considered to be engaged in a trade or business in the United States for purposes of non-U.S. persons subject to federal withholding taxes. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a


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partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in these cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund for withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

         FASIT Regular Interests

         High-yield FASIT regular interests may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular interests will be restored to ownership. The last preceding owner will, in any event, be taxable on all income on the high-yield FASIT regular securities for federal income tax purposes. The agreements will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences, we suggest that potential investors consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors may wish to consult their own tax advisors the various state and local tax consequences of an investment in the securities.

         The federal income tax discussions are included for general information only and may not be applicable depending upon an investor's particular tax situation. Prospective purchasers may wish to consult their tax advisers the tax consequences to them of the purchase, ownership and disposition of the securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, commonly referred to as ERISA and the code prohibit a pension, profit sharing or other employee benefit plan and some individual retirement arrangements from engaging in a number of transactions involving plan assets with persons that are parties in interest or disqualified persons with respect to the plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the code also prohibit some actions involving conflicts of interest by persons who are fiduciaries of plans or arrangements. A violation of these rules may generate excise tax and other liabilities under ERISA and the code for these persons. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Employee benefit plans that are governmental plans and church plans are not subject to ERISA or these sections of the code. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations, subject to the provisions of other applicable federal, state and local law. Any of these types of plans which are qualified and exempt from taxation under section 401(a) and 501(a) of the code, however, are subject to the prohibited transaction rules set forth in
Section 503 of the code.

         Some of the transactions involving a trust might constitute prohibited transactions under ERISA and the code for a plan, including an individual retirement arrangement, that purchased securities if the assets of the trust were deemed to be assets of the plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as assets of a plan for the purposes of ERISA and the code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, the United States Supreme Court has ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a security by a plan, including some individual retirement arrangements, subject to ERISA or the code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

         The Department of Labor has issued to various underwriters individual prohibited transaction exemptions, which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1),
Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the code, a number of transactions concerning the initial purchase, the holding and the subsequent resale by plans of asset-backed securities meet the conditions and requirements of these underwriter exemptions. These underwriter exemptions will only be available for securities that are certificates.

         Among the conditions that must be satisfied in order for these underwriter exemptions to apply to offered certificates are the following:

- the acquisition of the certificates by a plan is on terms, including the price for the certificates, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

- the rights and interests evidenced by the certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

- the certificates acquired by the plan have received a rating at the time of the acquisition that is one of the three highest generic rating categories from Standard & Poor's, Moody's Investors Service, Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

- the trustee is not an affiliate of any other member of the restricted group defined below;

- the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor pursuant to the assignment of the obligations to the trust estate represents not more than the fair market value of these obligations; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the person's services under the agreements and reimbursement of the person's reasonable expenses in connection therewith;

- the plan investing in the certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

- if all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement or the agreements having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

The trust must also meet the following requirements:

- the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

- certificates in the other investment pools must have been rated in one of the three highest rating categories of a rating agency for at least one year prior to the plan's acquisition of certificates; and

- certificates evidencing interests in the other investment pools must have been purchased by investors other than plans for at least one year prior to the plan's acquisition of certificates.

         Moreover, these underwriter exemptions provide relief from some of the self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; if, among other requirements:

- in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group;

- the fiduciary, or its affiliate, is an obligor under five percent or less of the fair market value of the obligations contained in the trust;

- the plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition;

- immediately after the acquisition, no more than twenty-five percent of the assets of the plan for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         These underwriter exemptions do not apply to plans sponsored by the restricted group, which means the sponsor, the underwriters, the trustee, the master servicer, any other servicer, any credit enhancement provider, any obligor under mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of these parties.

         In addition to these underwriter exemptions, the Department of Labor has issued an exemption for some transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

         The underwriter exemptions will not be available for securities which are notes. However, under the plan assets regulation, if the notes are treated as indebtedness without substantial equity features, the trust's assets would not be deemed assets of a plan. If the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the code. Even if the notes were treated as debt for purposes of the plan assets regulation, the acquisition or holding of the notes by or on behalf of a plan could give rise to a prohibited transaction if the acquisition or holding were deemed to be a loan to a party in interest of the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are:

- PTCE 84-14, regarding transactions effected by qualified professional asset managers;

- PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

- PTCE 91-38, regarding transactions entered into by bank collective investment funds; PTCE 95-60,

-    regarding transactions entered into by insurance company general accounts;
     and

- PTCE 96-23, regarding transactions effected by in-house asset managers. Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of these exemptions or by another Department of Labor exemption.

CONSULTATION WITH COUNSEL

         The prospectus supplement for each series of securities will provide further information which plans may wish to consider before purchasing the securities. A plan fiduciary considering the purchase of securities may wish to consult its tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, we suggest that each plan fiduciary determine for itself whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                                     REPORTS

         Each trust will be required to file reports with the Commission under the requirements of the Securities Exchange Act. The sponsor intends to cause each trust to suspend filing the reports if and when the reports are no longer required under the Securities Exchange Act.

         In connection with each distribution made to the holders of a series, the trustee will furnish the securityholders with statements which will describe the amount of the distribution, its allocation to principal and to interest, and information regarding the performance of the mortgage loans. The master servicer will furnish the trustee periodic compliance statements and, an annual statement from a firm of independent public accountants concerning the accountants' the examination of documents and records relating to the servicing of the mortgage loans in the trust. Copies of the monthly and annual statements will be sent to securityholders if requested and addressed to Advanta Conduit Receivables, Inc., 10790 Rancho Bernardo Road, San Diego, California 92127, (858)676-3099.

                               INVESTMENT MATTERS

         The prospectus supplement will state whether a series of Securities will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, commonly referred to as SMMEA. Investors whose investment authority is subject to legal restrictions may wish to consult with their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of securities will be used by the sponsor to finance the purchase of mortgage loans, or to repay short-term financings utilized to fund the purchase of the mortgage loans general corporate purposes. The sponsor expects that it will sell securities similar to these securities from time to time. The timing and amount of any additional sales will be dependent upon a number of factors, including the volume of mortgage loans originated and purchased by the sponsor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series of securities, the names of the underwriters, the proceeds to the sponsor or its affiliates from the sale and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers.

                                  LEGAL MATTERS

         Legal matters in connection with the securities will be passed upon for the sponsor by Dewey Ballantine LLP, New York, New York, by the general counsel of the sponsor or other counsel identified in the prospectus supplement.

                              FINANCIAL INFORMATION

         The sponsor has determined that its financial statements are not material to this offering. Any prospective investor who desires to review financial information of the sponsor may request a copy of the Sponsor's most recent financial statements from the sponsor.

         A new trust will be formed to own the trust property for that trust, and to issue each series of securities. Each trust will have no assets or obligations prior to the issuance of the securities and will not engage in any activities other than those described in this prospectus and in the prospectus supplement. Accordingly, no financial statements of a trust will be included in this prospectus or in any prospectus supplement, unless the trust is a business trust.

         A prospectus supplement and a Current Report on Form 8-K, which will be incorporated by reference to the registration statement, will contain any required financial statements of the credit enhancement provider.

                             ADDITIONAL INFORMATION

         This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the agreements under which the securities will be issued. Copies of the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission or may be inspected, without charge, at the Commission's offices.

                                     ANNEX I

             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Cedelbank or Euroclear. The securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedelbank or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear and as DTC participants.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

         Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

         Trading between Cedelbank or Euroclear Participants. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Cedelbank or Euroclear Participants. When securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the securities are credited to their account one day later.

         As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Cedelbank participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC participants for delivery to Cedelbank participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

- borrowing through Cedelbank or Euroclear for one day, until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts in accordance with the clearing system's customary procedures;

- borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

- staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S.

withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

                  (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

                  (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

- Exemption for Non-U.S. Persons-Form W-8. Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 Certificate of Foreign Status. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

- Exemption for Non-U.S. Persons with effectively connected income-Form 4224. A non-U.S. person, as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

- Exemption or reduced rate for non-U.S. Persons resident in treaty countries-Form 1001. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, "Ownership, Exemption or Reduced Rate Certificate". If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by securityholders or their agent.

- Exemption for U.S. Persons-Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 "Payer's Request for Taxpayer Identification Number and Certification".

- U.S. Federal Income Tax Reporting Procedure. The Owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         On April 22, 1996, the IRS proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify reliance standards. The regulations are proposed to be effective for payments made after December 31, 2000 but provide that securities issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

         A U.S. person is:

                  (1) a citizen or resident of the United States,

                  (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,

                  (3) an estate that is subject to U.S. federal income tax regardless of the source of its income or

                  (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

                  A non-U.S. person is any person who is not a U.S. person.

                  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the securities.

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                                  $275,000,000

                Advanta Revolving Home Equity Loan Trust 1999-B
                       Advanta Revolving Home Equity Loan
                       Asset Backed Notes, Series 1999-B

                                 [Advanta Logo]
                       Advanta Conduit Receivables, Inc.
                                    Sponsor

                                 [Advanta Logo]
                           Advanta Mortgage Corp. USA
                                Master Servicer

                       ---------------------------------
                             Prospectus Supplement
                       ---------------------------------

                           MORGAN STANLEY DEAN WITTER

                         BANC OF AMERICA SECURITIES LLC

                               September   , 1999

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes offered hereby in any state where the offer is not permitted.

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

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